Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exclusive License and Collaboration Agreement

By and Between

Arrowhead Pharmaceuticals, Inc.

and

Sarepta Therapeutics, Inc.

November 25, 2024

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

TABLE OF CONTENTS

1.	DEFINITIONS	1
2.	LICENSE GRANTS; EXCLUSIVITY	36
2.1.	License Grants to Sarepta	36
2.2.	Sublicensing Terms	36
2.3.	Performance through Subcontractors	37
2.4.	Initial Technology Transfer	37
2.5.	Arrowhead Retained Rights	37
2.6.	No Other Rights	38
2.7.	Combination Products	38
2.8.	License to Arrowhead	38
2.9.	Third Party In-Licenses Payments	38
2.10.	Exclusivity	41
3.	RESEARCH AND DEVELOPMENT	43
3.1.	Arrowhead Research and Development Activities	43
3.2.	Sarepta Development and Medical Affairs Activities	52
3.3.	Development Diligence Obligations	56
3.4.	Arrowhead Development Costs Reimbursement	57
3.5.	Sarepta Program Costs	58
3.6.	Licensed Products Research and Development Reports	58
3.7.	Scientific Records	59
4.	REGULATORY MATTERS	59
4.1.	Regulatory Responsibilities	60
4.2.	Assignment of Regulatory Submissions	61
4.3.	Costs of Regulatory Affairs	63
4.4.	Pharmacovigilance Agreement	63
5.	MANUFACTURING	63
5.1.	Arrowhead Manufacturing Activities	63
5.2.	Arrowhead Supply Obligation	64
5.3.	Remaining Inventory	65
5.4.	Manufacturing Technology Transfer	65
6.	COMMERCIALIZATION	66
6.1.	Commercialization of the Licensed Products	66
6.2.	Reporting Obligations	66
6.3.	Recalls, Market Withdrawals, or Corrective Actions	67
7.	GOVERNANCE	67

i

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

7.1.	Alliance Managers	67
7.2.	Joint Steering Committee	67
7.3.	Joint Development Committees	70
7.4.	Joint Manufacturing Committee	73
7.5.	Resolution of Committee Disputes	74
7.6.	General Committee Authority	77
8.	PAYMENTS	77
8.1.	Upfront Payment	77
8.2.	Annual Fees	77
8.3.	Milestone Payments	78
8.4.	Royalties	87
8.5.	Payment Reductions	88
8.6.	Other Amounts Payable	90
8.7.	Payment Terms	90
9.	CONFIDENTIALITY AND PUBLICATION	93
9.1.	Confidential Information	93
9.2.	Non-Disclosure and Non-Use Obligation	94
9.3.	Exemptions	94
9.4.	Permitted Disclosures	94
9.5.	Confidential Treatment	96
9.6.	Relationship to Confidentiality Agreement	96
9.7.	Use of Name and Logo	96
9.8.	Publications	96
10.	REPRESENTATIONS, WARRANTIES AND COVENANTS	98
10.1.	Mutual Representations and Warranties	98
10.2.	Additional Representations and Warranties by Arrowhead	99
10.3.	Warranty Disclaimer	103
10.4.	Certain Covenants	103
11.	INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE	105
11.1.	Indemnification by Arrowhead	105
11.2.	Indemnification by Sarepta	106
11.3.	Indemnification Procedure	106
11.4.	Limitation of Liability	107
11.5.	Insurance	107
12.	INTELLECTUAL PROPERTY	108

-ii-

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

12.1.	Inventions	108
12.2.	Prosecution and Maintenance of Patent Rights	109
12.3.	Third Party Infringement and Defense	112
12.4.	Defense	114
12.5.	Infringement of Third Party Rights	115
12.6.	Patent Right Extensions	116
12.7.	Orange Book Listing	116
12.8.	Trademarks	116
12.9.	Common Interest	116
13.	TERM AND TERMINATION	116
13.1.	Term	117
13.2.	Termination Prior to Effective Date	117
13.3.	Termination for Convenience	117
13.4.	Termination for Bankruptcy	119
13.5.	Termination for Material Breach	119
13.6.	Termination for Patent Challenge	120
13.7.	Effects of Termination	120
13.8.	Alternative Remedy in Lieu of Termination	126
13.9.	Survival; Effect of Expiration or Termination	127
14.	EFFECTIVENESS	127
14.1.	Effective Date	127
14.2.	Filing	128
14.3.	Outside Date	129
15.	DISPUTE RESOLUTION	129
15.1.	Exclusive Dispute Resolution Mechanism	129
15.2.	Resolution by Executive Officers	129
15.3.	Expedited Arbitration	129
15.4.	Litigation	130
15.5.	Equitable Relief	131
15.6.	Patent and Trademark Disputes	131
15.7.	Payment Tolling	131
15.8.	Confidentiality	131
16.	MISCELLANEOUS	131
16.1.	Assignment	131
16.2.	Section 365(n) of the Bankruptcy Code	132

-iii-

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

16.3.	Governing Law	133
16.4.	Entire Agreement; Amendments	133
16.5.	Severability	133
16.6.	Headings	134
16.7.	Interpretation	134
16.8.	Waiver and Non-Exclusion of Remedies	134
16.9.	Notices	134
16.10.	Force Majeure	135
16.11.	Relationship of the Parties	135
16.12.	Further Assurances	136
16.13.	Performance by Affiliates	136
16.14.	Binding Effect; No Third Party Beneficiaries	136
16.15.	Expenses	136
16.16.	Counterparts	136

SCHEDULES

Schedule 1.22 ARO-ATXN2 Structure.

Schedule 1.24 ARO-DM1 Structure

Schedule 1.27 ARO-DUX4 Structure

Schedule 1.28 ARO-HTT Structure

Schedule 1.29 ARO-MMP7 Structure

Schedule 1.33 Arrowhead BBB Platform Patent Rights

Schedule 1.34 Arrowhead Cardiomyocyte Platform Patent Rights

Schedule 1.43 Arrowhead Platform Patent Rights

Schedule 1.47 Arrowhead SM Platform Patent Rights

Schedule 1.144 Existing Clinical Trials Protocols

Schedule 1.217 Licensed Product-Specific Patent Rights

Schedule 1.247 Ongoing Development Trials

Schedule 1.268 Pre-Existing Third Party Agreements

Schedule 1.316 Skeletal Muscle Targets

Schedule 2.3 Arrowhead Pre-Approved Subcontractors

Schedule 3.1.2 CTA Ready Package Form

Schedule [***]

Schedule 3.6.1(a) Form of Weekly Report

Schedule 5.4 Approved Sarepta CMO

Schedule 9.8.2 Press Releases

Schedule 10.2 Exceptions to the Representations and Warranties by Arrowhead

-iv-

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exclusive license and Collaboration AGREEMENT

THIS EXCLUSIVE LICENSE AND COLLABORATION AGREEMENT (this “Agreement”), entered into as of November 25, 2024 (the “Execution Date”), is entered into by and between Sarepta Therapeutics, Inc., a Delaware corporation having its principal offices at 215 First Street, Cambridge, MA 02142 (“Sarepta”), and Arrowhead Pharmaceuticals, Inc., a Delaware corporation having its principal offices at 177 East Colorado Boulevard, Suite 700, Pasadena, CA (“Arrowhead”). Arrowhead and Sarepta are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Sarepta is a biotechnology company engaged in the research, development, and commercialization of products useful in the amelioration, treatment, or prevention of genetic human diseases and conditions;

WHEREAS, Arrowhead is a biopharmaceutical company focused on developing medicines that treat intractable diseases by silencing the genes that cause them, including advancing RNA interference based treatments for protein-based genetic disorders;

WHEREAS, the Parties wish to enter into a collaboration to develop targeted siRNA therapies against (a) DUX4 for the treatment of facioscapulohumeral muscular dystrophy, (b) DMPK for the treatment of type 1 myotonic dystrophy, (c) ATXN1, ATXN2, and ATXN3 for the treatment of Ataxias, (d) MMP7 for the treatment of idiopathic pulmonary fibrosis, (e) HTT for the treatment of Huntington’s Disease, and (f) other Collaboration Targets targeting skeletal muscle, the central nervous system, or cardiomyocytes; and

WHEREAS, Sarepta wishes to obtain, and Arrowhead desires to grant, an exclusive worldwide license under certain Patent Rights, Know-How, and other intellectual property rights Controlled by Arrowhead to Research, Develop, Manufacture, Commercialize, and otherwise Exploit the Licensed Compounds and Licensed Products on the terms and conditions set forth herein.

NOW, THEREFORE, the Parties hereby agree as follows:

1. DEFINITIONS

Unless specifically set forth to the contrary herein, the following terms, whether used in the singular or plural, will have the respective meanings set forth below:

1.1 “Acquired Business” has the meaning set forth in Section 2.10.3 (Acquired Business Exception).

1.2 “Acquirer” means, collectively, the Third Party referenced in the definition of Change of Control and such Third Party’s Affiliates, other than the applicable Party in the definition of Change of Control and such Party’s Affiliates immediately prior to the closing of such Change of Control.

1.3 “Additional R&D Activities” has the meaning set forth in Section 3.1.4 (Additional R&D Responsibilities).

1.4 “Additional R&D Budget” has the meaning set forth in Section 3.1.4 (Additional R&D Responsibilities).

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.5 “Additional R&D Plan” has the meaning set forth in Section 3.1.4 (Additional R&D Responsibilities).

1.6 “Adverse Event” means any untoward medical occurrence in a human clinical study subject or in a patient who is administered a Licensed Product, whether or not considered related to such Licensed Product, including any undesirable sign (including abnormal laboratory findings of clinical concern), symptom, or disease associated with the use of a Licensed Product.

1.7 “Affiliate” means any Person directly or indirectly controlled by, controlling, or under common control with, a Party, but only for so long as such control continues. For purposes of this definition, “control” (including, with correlative meanings, “controlled by,” “controlling,” and “under common control with”) will be presumed to exist with respect to a Person in the event of the possession, direct or indirect, of (a) the power to direct or cause the direction of the management and policies of such Person (whether through ownership of securities, by contract or otherwise), or (b) 50% or more of the voting securities or other comparable equity interests. The Parties acknowledge that in the case of certain entities organized under the laws of certain countries outside of the United States, the maximum percentage ownership permitted by law for a foreign investor may be less than 50%, and that in such case, such lower percentage will be substituted in the preceding sentence, provided that such foreign investor has the power to direct or cause the direction of the management and policies of such Person. Neither of the Parties will be deemed to be an “Affiliate” of the other solely as a result of their entering into this Agreement. The Parties acknowledge that for the purposes of this Agreement, Visirna Therapeutics, Inc. will not be an Affiliate of Arrowhead.

1.8 “Agreement” has the meaning set forth in the preamble.

1.9 “Alliance Manager” has the meaning set forth in Section 7.1 (Alliance Managers).

1.10 “Annual Fees” has the meaning set forth in Section 8.2 (Annual Fees).

1.11 “Annual Net Sales” means the aggregate Net Sales resulting from the sale of all Licensed Products Directed To a given Target in the Territory by Sarepta, its Affiliates, or its or their Sublicensees during a given Calendar Year.

1.12 “Antitrust Clearance Date” means the earliest date on which all applicable waiting periods and approvals required under Antitrust Laws with respect to the transactions contemplated under this Agreement have expired or have been terminated (in the case of waiting periods) or been received (in the case of approvals), in each case, without the imposition of any conditions.

1.13 “Antitrust Filing” means any filing with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice and any other applicable Governmental Authority in the Territory, as required under any Antitrust Laws with respect to the transactions contemplated under this Agreement, together with all required documentary attachments thereto.

1.14 “Antitrust Laws” means any federal, state, or foreign law, regulation, or decree, including the HSR Act, designed to prohibit, restrict, or regulate actions for the purpose or effect of monopolization or restraint of trade.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.15 “Approved Sarepta CMO” has the meaning set forth in Section 5.4 (Manufacturing Technology Transfer).

1.16 “Arbitrator” has the meaning set forth in Section 15.3.1 (Expedited Arbitration).

1.17 “Arising Delivery Ligand Know-How” has the meaning set forth in Section 12.1.2(a) (Arrowhead).

1.18 “Arising Delivery Ligand Patent Rights” has the meaning set forth in Section 12.1.2(a) (Arrowhead).

1.19 “Arising Know-How” means any and all Know-How conceived, invented, developed, or otherwise made during the Term by or on behalf of one or more Personnel of a Party (or any of its Affiliates, licensees, sublicensees, or subcontractors), either alone or jointly with one or more Personnel of the other Party (or any of its Affiliates, licensees, sublicensees, or subcontractors), in each case, in the performance of activities relating to the Exploitation of Licensed Compounds or Licensed Products under this Agreement.

1.20 “Arising Patent Rights” means any Patent Right that (a) has a priority date after the Effective Date, and (b) Covers any Arising Know-How.

1.21 “ARO-ATXN1” means the to-be-selected chemical composition that is the CTA-ready candidate internally coded by Arrowhead as ARO-ATXN1.

1.22 “ARO-ATXN2” means the chemical composition internally coded by Arrowhead as ARO-ATXN2, the chemical structure of which is set forth on Schedule 1.22 (ARO-ATXN2 Structure).

1.23 “ARO-ATXN3” means the to-be-selected chemical composition that is the CTA-ready candidate internally coded by Arrowhead as ARO-ATXN3.

1.24 “ARO-DM1” means the chemical composition internally coded by Arrowhead as ARO-DM1, the chemical structure of which is set forth on Schedule 1.24 (ARO-DM1 Structure).

1.25 “[***]” means [***].

1.26 “[***]” has the meaning set forth in [***].

1.27 “ARO-DUX4” means the chemical composition internally coded by Arrowhead as ARO-DUX4, the chemical structure of which is set forth on Schedule 1.27 (ARO-DUX4 Structure).

1.28 “ARO-HTT” means the chemical composition that is the CTA-ready candidate internally coded by Arrowhead as ARO-HTT, the chemical structure of which is set forth on Schedule 1.28 (ARO-HTT Structure).

1.29 “ARO-MMP7” means the chemical composition internally coded by Arrowhead as ARO-MMP7, the chemical structure of which is set forth on Schedule 1.29 (ARO-MMP7 Structure).

1.30 “Arrowhead” has the meaning set forth in the preamble.

1.31 “Arrowhead Arising Know-How” has the meaning set forth in Section 12.1.2(a) (Arrowhead).

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.32 “Arrowhead Arising Patent Right” has the meaning set forth in Section 12.1.2(a) (Arrowhead).

1.33 “Arrowhead BBB Platform” means the Know-How or other intellectual property rights Controlled by Arrowhead or its Affiliates that is related to, or Patent Rights Controlled by Arrowhead or its Affiliates that Cover, any Arrowhead Platform that utilizes the conjugation or other incorporation (or fragments thereof) of an antibody that is designed to shuttle certain compounds, including RNAi Molecules, across the blood brain barrier, and includes the platform disclosed in the Patent Rights listed in Schedule 1.33 (Arrowhead BBB Platform Patent Rights).

1.34 “Arrowhead Cardiomyocyte Platform” means the Know-How or other intellectual property rights Controlled by Arrowhead or its Affiliates that is related to, or Patent Rights Controlled by Arrowhead or its Affiliates that Cover, any Arrowhead Platform that utilizes the conjugation or other incorporation of a ligand that is designed to deliver compounds, including RNAi Molecules, to cardiomyocytes, and includes the platform disclosed in the Patent Rights listed in Schedule 1.34 (Arrowhead Cardiomyocyte Platform Patent Rights).

1.35 “Arrowhead Development Costs” has the meaning set forth in Section 3.4.1 (Arrowhead Development Costs Reimbursement).

1.36 “Arrowhead Excluded Know-How” means, collectively, any and all Know-How (a) relating to Arrowhead’s RNAi Molecule trigger sequence selection and design process, or (b) that Arrowhead or any of its Affiliates comes to own or otherwise Control after the Execution Date relating to the Manufacture of RNAi Molecules generally, but only to the extent such Know-How is not (i) utilized in connection with any Development or Manufacturing work performed by Arrowhead or any of its Affiliates either (A) prior to the Execution Date for itself or (B) for Sarepta under this Agreement during the Term or under any other supply or development agreement or plan between the Parties after the Effective Date, (ii) otherwise disclosed in writing by Arrowhead to Sarepta during the Term, (iii) necessary for the Exploitation of a Licensed Compound or Licensed Product, or (iv) Arising Delivery Ligand Know-How.

1.37 “Arrowhead Excluded Patent Rights” means any Patent Rights that Cover any Arrowhead Excluded Know-How.

1.38 “Arrowhead Indemnitees” has the meaning set forth in Section 11.2 (Indemnification by Sarepta).

1.39 “Arrowhead Know-How” means any and all Know-How that (a) relates to the composition of matter, formulation, form, or a method of use or treatment, delivery, or Manufacture of a Licensed Compound or a Licensed Product, (b) is Controlled by Arrowhead or any of its Affiliates as of the Effective Date or during the Term, and (c) is necessary or reasonably useful to Exploit one or more Licensed Compounds or Licensed Products in the Field in the Territory, including any and all Arrowhead Arising Know-How and Arrowhead’s interest in any and all Joint Arising Know-How but excluding Arrowhead Excluded Know-How. Notwithstanding anything herein to the contrary, Arrowhead Know-How excludes the Licensed Product-Specific Patent Rights and the Arrowhead Platform Patent Rights.

1.40 “Arrowhead Manufacturing Know-How” has the meaning set forth in Section 5.4 (Manufacturing Technology Transfer).

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.41 “Arrowhead Patent Rights” means any and all Patent Rights that (a) are Controlled by Arrowhead or any of its Affiliates as of the Effective Date or during the Term and (b) (i) Cover a Licensed Compound or a Licensed Product (including, for clarity, its composition of matter, formulation, form, or a method of use or treatment, delivery, or Manufacture) or (ii) are necessary or reasonably useful to Exploit one or more Licensed Compounds or Licensed Products in the Field in the Territory, including any and all Arrowhead Arising Patent Rights and Arrowhead’s interest in any and all Joint Arising Patent Rights but excluding all Arrowhead Excluded Patents Rights. The Arrowhead Patent Rights include the Arrowhead Platform Patent Rights.

1.42 “Arrowhead Platform” means Arrowhead’s proprietary siRNA platform for RNAi Molecule sequence selection and delivery, including for Licensed Products and Licensed Compounds (i.e., TRiM™ technology). For clarity, the Arrowhead Platform includes the Arrowhead BBB Platform, Arrowhead Cardiomyocyte Platform, and Arrowhead SM Platform.

1.43 “Arrowhead Platform Patent Rights” means any and all Arrowhead Patent Rights that are not Licensed Product-Specific Patent Rights. The Arrowhead Platform Patent Rights relevant to the contemplated Licensed Compounds and Licensed Products as of the Execution Date, and, if applicable, the Effective Date, are set forth on Schedule 1.43 (Arrowhead Platform Patent Rights).

1.44 “Arrowhead Prosecuted Patent Rights” has the meaning set forth in Section 12.2.2(a) (Arrowhead’s Right to Prosecute Patents).

1.45 “Arrowhead Records” has the meaning set forth in Section 8.7.3 (Records and Audits).

1.46 “[***]” means [***].

1.47 “Arrowhead SM Platform” means the Know-How or other intellectual property rights Controlled by Arrowhead or its Affiliates that is related to, or Patent Rights Controlled by Arrowhead or its Affiliates that Cover, any Arrowhead Platform that utilizes the conjugation or other incorporation of a ligand that is designed to deliver compounds, including RNAi Molecules, to skeletal muscle tissue, and includes the platform disclosed in the Patent Rights listed in Schedule 1.47 (Arrowhead SM Platform Patent Rights).

1.48 “Arrowhead Technology” means, collectively, (a) the Arrowhead Patent Rights and (b) the Arrowhead Know‑How.

1.49 “Assigned Regulatory Submissions” means all INDs, MAAs, and other Regulatory Approvals or Regulatory Submissions assigned by Arrowhead to Sarepta pursuant to Section 4.2 (Assignment of Regulatory Submissions).

1.50 “Assumed C1 Program Development Activities” has the meaning set forth in Section 3.1.1(a) (Arrowhead Category 1 Program Development Responsibility).

1.51 “ATXN1” means ataxin-1.

1.52 “ATXN1 Backup Compound” means any RNAi Molecule Directed To ATXN1 that is Controlled by Arrowhead or any of its Affiliates as of the Execution Date or, subject to Section 2.10 (Exclusivity), during the Term, excluding ARO-ATXN1.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.53 “ATXN1 Program” means the program for the Research, Development, Manufacture, Commercialization, and other Exploitation of Licensed ATXN1 Compounds and Licensed ATXN1 Products.

1.54 “ATXN2” means ataxin-2.

1.55 “ATXN2 Backup Compound” means any RNAi Molecule Directed To ATXN2 that is Controlled by Arrowhead or any of its Affiliates as of the Execution Date or, subject to Section 2.10 (Exclusivity), during the Term, excluding ARO-ATXN2.

1.56 “ATXN2 Phase I Clinical Trial” means the Phase I Clinical Trial titled “A Phase 1 Placebo-Controlled Dose Escalating Study to Evaluate the Safety, Tolerability, Pharmacokinetics, and Pharmacodynamics of ARO-ATXN2 in Adult Subjects with Spinocerebellar Ataxia Type 2” (Clinical Trial ID: NCT06672445).

1.57 “ATXN2 Program” means the program for the Research, Development, Manufacture, Commercialization, and other Exploitation of Licensed ATXN2 Compounds and Licensed ATXN2 Products.

1.58 “ATXN3” means ataxin-3.

1.59 “ATXN3 Backup Compound” means any RNAi Molecule Directed To ATXN3 that is Controlled by Arrowhead or any of its Affiliates as of the Execution Date or during the Term, excluding ARO-ATXN3.

1.60 “ATXN3 Program” means the program for the Research, Development, Manufacture, Commercialization, and other Exploitation of Licensed ATXN3 Compounds and Licensed ATXN3 Products.

1.61 “Audited Party” has the meaning set forth in Section 8.7.3 (Records and Audits).

1.62 “Auditing Party” has the meaning set forth in Section 8.7.3 (Records and Audits).

1.63 “Auditor” has the meaning set forth in Section 8.7.3 (Records and Audits).

1.64 “Bankrupt Party” has the meaning set forth in Section 13.4 (Termination for Bankruptcy).

1.65 “Bankruptcy Code” means Title 11, United States Code, as amended, or analogous provisions of Law outside the United States.

1.66 “Breaching Party” has the meaning set forth in Section 13.5.1 (Material Breach and Cure Period).

1.67 “Business Day” means a calendar day other than a Saturday, Sunday, or a bank or other public holiday in Boston, Massachusetts or Pasadena, California.

1.68 “Calendar Quarter” means the respective periods of three consecutive calendar months ending on March 31st, June 30th, September 30th, or December 31st in any Calendar Year; provided, however, that the first Calendar Quarter of the Term will extend from the Effective Date to the end of the first complete Calendar Quarter thereafter.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.69 “Calendar Year” means any calendar year beginning on January 1st and ending on December 31st, provided, however, that the first Calendar Year of the Term will begin on the Effective Date and end on December 31.

1.70 “Cardiomyocyte Target” means any genetic target that a potential therapeutic product could be Directed To that would [***] cardiomyocytes.

1.71 “Category 1 Development Budget” has the meaning set forth in Section 3.1.1(c)(i) (Category 1 Development Plans).

1.72 “Category 1 Development Plan” has the meaning set forth in Section 3.1.1(c)(i) (Category 1 Development Plans).

1.73 “Category 1 Lead Compounds” means ARO-DUX4, ARO-DM1, ARO-ATXN2, and ARO-MMP7, in each case, individually or collectively as the context requires.

1.74 “Category 1 Programs” means the ATXN2 Program, the DM1 Program, the DUX4 Program, and the MMP7 Program, in each case, individually or collectively as the context requires.

1.75 “Category 2 CTA Ready Data” has the meaning set forth in Section 3.1.2(b) (Category 2 Development Plans).

1.76 “Category 2 CTA Ready Package” has the meaning set forth in Section 3.1.2(b) (Category 2 Development Plans).

1.77 “Category 2 Development Plan” has the meaning set forth in Section 3.1.2(b) (Category 2 Development Plans).

1.78 “Category 2 Program Research Activities” has the meaning set forth in Section 3.1.2(b) (Category 2 Development Plans).

1.79 “Category 2 Programs” means the ATXN1 Program, the ATXN3 Program, and the HTT Program, in each case, individually or collectively as the context requires.

1.80 “Category 3 CTA Ready Data” has the meaning set forth in Section 3.1.3(d) (Category 3 Development Plans).

1.81 “Category 3 CTA Ready Package” has the meaning set forth in Section 3.1.3(d) (Category 3 Development Plans).

1.82 “Category 3 Development Plan” has the meaning set forth in Section 3.1.3(d) (Category 3 Development Plans).

1.83 “Category 3 Program Research Activities” has the meaning set forth in Section 3.1.3(d) (Category 3 Development Plans).

1.84 “Category 3 Programs” means the programs for the Research, Development, Manufacture, Commercialization, and other Exploitation of Licensed C3 Compounds and Licensed C3 Products, including the [***], in each case, individually or collectively as the context requires.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.85 “Change of Control” means, with respect to a Party, that: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of such Party, or if the percentage ownership of such Third Party in the voting securities of such Party is increased through stock redemption, cancellation, or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing at least 50% of the total voting power of all of the then-outstanding voting securities of such Party; (b) a merger, consolidation, recapitalization, or reorganization of such Party is consummated, other than any such transaction that would result in shareholders or equity holders of such Party immediately prior to such transaction owning at least 50% of the outstanding voting securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the shareholders or equity holders of such Party approve a plan of complete liquidation of such Party, or an agreement for the sale or disposition by such Party of all or substantially all of such Party’s assets, other than pursuant to the transactions described above or to an Affiliate; or (d) the sale or transfer to a Third Party of all or substantially all of such Party’s consolidated assets taken as a whole. Notwithstanding the foregoing, any transaction or series of transactions effected for the purpose of financing the operations of the applicable Party or one or more of its applicable Affiliates (such as an initial public offering or other offering of equity securities to non‑strategic investors) will not be deemed a “Change of Control” for purposes of this Agreement.

1.86 “Clinical Trial” means any clinical investigation in which a pharmaceutical product is administered or dispensed to, or used involving human subjects, including any Phase I Clinical Trial, Phase II Clinical Trial, Phase III Clinical Trial, or any post-approval clinical trial in humans.

1.87 “Clinical Trial Regulatory Submissions” means all INDs and other Regulatory Submissions in the Territory related to any Clinical Trial, including the Ongoing Development Trials.

1.88 “CMC Activities” means, with respect to a Licensed Compound or Licensed Product, all Manufacturing activities (including the generation of all CMC Data) necessary to support the Development or Commercialization of such Licensed Compound or Licensed Product, as applicable, at the applicable stage of Development or Commercialization, including formulation, process development, process qualification and validation, scale-up, analytic development, product characterization, stability testing, quality assurance, and quality control.

1.89 “CMC Data” means the chemistry, manufacturing and controls data for each Licensed Compound or Licensed Product, as applicable, required by applicable Law to be included or referenced in, or that otherwise supports, an application for Regulatory Approval for such Licensed Product.

1.90 “CMO” means a contract manufacturing organization or a contract testing organization.

1.91 “CNS Target” means (a) [***], and (b) any other genetic target that a potential therapeutic product could be Directed To that would inhibit or otherwise modulate expression within the central nervous system, but excluding [***].

1.92 “[***]” has the meaning set forth in [***].

1.93 “[***]” has the meaning set forth in [***].

1.94 “Collaboration Target” means each of the targets accepted by Arrowhead pursuant to Section 3.1.3(a) (Selection of Collaboration Targets).

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.95 “Collaboration Term” means, on a Collaboration Target-by-Collaboration Target basis, the earlier of (a) the CTA Ready Package Acceptance Date for such Collaboration Target, (b) the date on which the [***] has been achieved for such Collaboration Target, or (c) the [***] anniversary of the Effective Date, provided that, solely in the case of this clause (c), (i) if a Replacement Target for such Collaboration Target is selected by Sarepta as permitted under Section 3.1.3(b) (Sarepta Collaboration Target Substitution Right) and accepted as a new Collaboration Target by Arrowhead pursuant to Section 3.1.3(a) (Selection of Collaboration Targets) and (ii) the [***] anniversary of the Execution Date is less than [***] after the date on which the Parties agree on a Category 3 Development Plan for such new Collaboration Target pursuant to Section 3.1.3(d) (Category 3 Development Plans), then such [***] period will be extended by such an amount of time as is necessary such that there are [***] from the date on which Arrowhead accepts such Replacement Target as a new Collaboration Target.

1.96 “Combination Product” means a Licensed Product that contains or comprises a Licensed Compound as a therapeutically active pharmaceutical ingredient together with one or more other therapeutically active pharmaceutical ingredients other than a Licensed Compound (an “Other Component”) that are (a) either coformulated or copackaged together and sold either as a fixed dose/unit or as separate doses/units in a single package, or otherwise are sold together for a single price, but excluding devices, drug delivery vehicles, adjuvants, solubilizers and excipients used with a Licensed Compound, and not specifically related to an Other Component, or (b) defined as a “combination product” by the FDA pursuant to 21 C.F.R. § 3.2(e) or its foreign equivalent.

1.97 “[***]” has the meaning set forth in Section 5.2 (Arrowhead Supply Obligation).

1.98 “Commercialization” means any and all activities directed to the marketing, promotion, distribution, offering for sale, sale, having sold, importing, having imported, exporting, having exported, or other commercialization of a pharmaceutical or biologic product, but excluding activities directed to Manufacturing, Development, or Medical Affairs. “Commercialize,” “Commercializing,” and “Commercialized” will be construed accordingly.

1.99 “Commercially Reasonable Efforts” means (a) with respect to the efforts and resources to be expended, or considerations to be undertaken, by Sarepta with respect to any objective or activity related to the Development, Regulatory Approval, Manufacture, Medical Affairs or Commercialization of a Licensed Compound or a Licensed Product, the efforts, resources and considerations to accomplish such objective or activity as Sarepta would normally use to accomplish a similar objective or activity under similar circumstances, it being understood and agreed that such efforts and resources will be consistent with those efforts and resources commonly used by Sarepta under similar circumstances for similar compounds or products owned by it or to which it has similar rights, which compound or product, as applicable, is at a similar stage in its development or product life and of similar market potential, taking into account all relevant factors, including: (i) issues of efficacy, safety, and expected and actual approved labeling, (ii) the expected and actual competitiveness of alternative products sold by Third Parties in the marketplace, (iii) the expected and actual product profile of the Licensed Product, (iv) the expected and actual patent coverage and other proprietary position of the Licensed Product, (v) the likelihood of receiving Regulatory Approval [***] given the regulatory structure involved, including regulatory or data exclusivity, and (vi) the expected and actual profitability [***] of the Licensed Product, and (b) with respect to the efforts and resources to be expended by Arrowhead, with respect to any objective or activity under this Agreement, the efforts and resources to accomplish such objective or activity Arrowhead would normally use to accomplish for its own similar objective under similar

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

circumstances. Commercially Reasonable Efforts will be determined on a country-by-country and indication-by-indication basis for each Licensed Product, as applicable, and it is anticipated that the level of effort and resources that constitute “Commercially Reasonable Efforts” with respect to a particular country or indication may change over time, reflecting changes in the status of each Licensed Product, as applicable, and the country(ies) involved.

1.100 “Competitive Infringement” means (a) the making, using, selling, offering for sale, importing, or exporting by a Third Party of a pharmaceutical or biologic product in a country that actually or potentially infringes a Valid Claim of an Arrowhead Patent Right or a Sarepta Arising Patent Right in such country or (b) the filing of an ANDA under Section 505(j) of the FD&C Act or an application under Section 505(b)(2) of the FD&C Act naming a Licensed Product as a reference listed drug and including a certification under Section 505(j)(2)(A)(vii)(IV) or 505(b)(2)(A)(IV), respectively.

1.101 “Confidential Information” means (a) the terms of this Agreement and (b) with respect to a Party, subject to Section 9.3 (Exemptions), all Know-How or other information, including proprietary information and materials (whether or not patentable) embodying such Party’s technology, products, business information, or objectives, that is communicated by or on behalf of such Party (the “Disclosing Party” with respect to such information) to the other Party (the “Receiving Party” with respect to such information) or its permitted recipients, including information disclosed by such Party prior to the Effective Date pursuant to the Confidentiality Agreement.

1.102 “Confidentiality Agreement” means that certain Mutual Confidential Disclosure Agreement dated [***] by and between Arrowhead and Sarepta, as amended [***].

1.103 “Control” or “Controlled” means the possession by a Party or its Affiliates (whether by ownership, license, sublicense or otherwise, other than pursuant to this Agreement) of, (a) with respect to any tangible Know-How or materials, the legal authority or right to physical possession of such tangible Know-How or materials, with the right to provide such tangible Know-How or materials to the other Party on the terms set forth herein, (b) with respect to Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under such Patent Rights, Regulatory Approvals, Regulatory Submissions, intangible Know-How, or other intellectual property on the terms set forth herein, or (c) with respect to a product or component thereof, the legal authority or right to grant a license, sublicense, access, or right to use (as applicable) to the other Party under Patent Rights that Cover, or proprietary Know-How that is incorporated in or embodies, such product or component on the terms set forth herein, in each case ((a), (b), and (c)), without (i) breaching or otherwise violating the terms of any arrangement or agreement with a Third Party in existence as of the time such Party or its Affiliates would first be required hereunder to grant the other Party such access, right to use, license, or sublicense, or (ii) incurring any additional payment obligations to a Third Party that are not subject to an allocation agreed between the Parties pursuant to this Agreement, including in accordance with Section 2.9 (Third Party In-License Payments) or otherwise in writing. Notwithstanding any provision in this Agreement to the contrary, following the closing of a Change of Control of Arrowhead, the Parties agree that Arrowhead will be deemed not to Control any materials, tangible Know-How, Patent Rights, Regulatory Submissions, Regulatory Approvals, intangible Know-How, or other intellectual property that are owned or in-licensed by an Acquirer or any of its Affiliates immediately prior to the closing of such Change of Control, except to the extent such materials, tangible Know-How, Patent Rights, Regulatory Submissions, Regulatory

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Approvals, intangible Know-How, or other intellectual property owned or in-licensed by the Acquirer or such Affiliate (A) were included in the licenses or other rights granted to Sarepta pursuant to this Agreement immediately prior to the closing of such Change of Control or (B) are used in the performance of any of Arrowhead’s or its Affiliates’ obligations, or exercise of its or their rights, under this Agreement following the closing of such Change of Control.

1.104 “Cover,” “Covering,” or “Covered” means, with respect to a particular subject matter at issue and a relevant Patent Right or individual claim in such Patent Right, as applicable, that the manufacture, use, sale, offer for sale, or importation of such subject matter would fall within the scope of one or more claims in such Patent Right or the individual claim of such Patent Right.

1.105 “CRO” means a contract research organization.

1.106 “CTA” has the meaning set forth in Section 1.173 (“IND”).

1.107 “CTA Ready Package Acceptance Date” means (a) with respect to each Program within the Category 2 Programs, the acceptance date of the Category 2 CTA Ready Package for such Program pursuant to Section 3.1.2(c) (Sarepta Category 2 CTA Ready Package Acceptance), and (b) with respect to each Program within the Category 3 Programs, the acceptance date of the Category 3 CTA Ready Package for such Program pursuant to Section 3.1.3(e) (Sarepta Category 3 CTA Ready Package Acceptance).

1.108 “CTA Transfer Date” has the meaning set forth in Section 4.2.1(a) (Clinical Trial Regulatory Submissions).

1.109 “Cure Period” has the meaning set forth in Section 13.5.1 (Material Breach and Cure Period).

1.110 “Debarred” means, with respect to an individual or entity, that such individual or entity has been debarred or suspended under 21 U.S.C. §335(a) or (b), the subject of a conviction described in Section 306 of the FD&C Act, excluded from a federal or governmental health care program, debarred from federal contracting, convicted of or pled nolo contendere to any felony, or to any federal or state legal violation (including misdemeanors) relating to prescription drug products or fraud, the subject of OFAC sanctions or on the OFAC list of specially designated nationals, or the subject of any similar sanction of any Governmental Authority in the Territory.

1.111 “Delivery Ligand” means a ligand (including any linkers, whether incorporated into the ligand or a separate component) that is (a) conjugated to an RNAi Molecule to help facilitate delivery in vivo to specific tissues or cell types, which may include lipid moieties, antibodies, peptides, and small molecule compounds, (b) a component of, or used in the Manufacture of, Licensed Compounds or Licensed Products, and (c) based on, evolved from, a process improvement to, or is otherwise derived from the Arrowhead Platform, Arrowhead BBB Platform, or Arrowhead Cardiomyocyte Platform.

1.112 “Development” means all internal and external research, development, and regulatory activities related to pharmaceutical or biologic products (including Research), including (a) toxicology testing and studies, non-clinical and preclinical testing, studies, and other activities, and Clinical Trials, and (b) preparation, submission, review, and development of data or information for the purpose of submission to a Regulatory Authority to obtain authorization to conduct Clinical Trials and to obtain, support, or maintain Regulatory Approval of a pharmaceutical or biologic product

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

and interacting with Regulatory Authorities following receipt of Regulatory Approval in the applicable country or region for such pharmaceutical or biologic product regarding the foregoing, but excluding activities directed to Manufacturing, Medical Affairs, or Commercialization. Development will include development and regulatory activities for additional forms, formulations, or indications for a pharmaceutical or biologic product after receipt of Regulatory Approval of such product (including label expansion), including Clinical Trials initiated following receipt of Regulatory Approval or any Clinical Trial to be conducted after receipt of Regulatory Approval that was mandated by the applicable Regulatory Authority as a condition of such Regulatory Approval with respect to an approved formulation or indication (such as post-marketing studies or observational studies, in either case, if required by any Regulatory Authority in any region in the Territory to support or maintain Regulatory Approval for a pharmaceutical or biologic product in such region). “Develop,” “Developing,” and “Developed” will be construed accordingly.

1.113 “Development Plans” has the meaning set forth in Section 3.1.3(d) (Category 3 Development Plans).

1.114 “Development Report” has the meaning set forth in Section 3.6.1(b) (Other Activities).

1.115 “Direct Costs” means the sum of the following as incurred for the applicable Licensed Compound, Licensed Product, or any other tangible material to be provided by one Party to the other Party hereunder: [***].

1.116 “Directed To” means, with respect to a compound or product and a gene target, that the mechanism of such compound or product [***] such target.

1.117 “Disclosing Party” has the meaning set forth in Section 1.101 (“Confidential Information”).

1.118 “Disputes” has the meaning set forth in Section 15.1 (Exclusive Dispute Resolution Mechanism).

1.119 “[***]” means [***].

1.120 “[***]” means [***].

1.121 “[***]” means [***]

1.122 “[***]” means, [***].

1.123 “[***]” means [***].

1.124 “[***]” has the meaning set forth in [***].

1.125 “[***]” has the meaning set forth in [***].

1.126 “DM1 Phase I Clinical Trial” means the Phase I Clinical Trial titled “A Phase 1/2a Dose-Escalating Study to Evaluate the Safety, Tolerability, Pharmacokinetics, and Pharmacodynamics of ARO-DM1 in Subjects With Type 1 Myotonic Dystrophy Who Are ≥18 to ≤ 65 Years” (Clinical Trial ID: NCT06138743).

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.127 “DM1 Program” means the program for the Research, Development, Manufacture, Commercialization, and other Exploitation of Licensed DM1 Compounds and Licensed DM1 Products, but, which for clarity, shall not include the [***].

1.128 “[***]” means [***].

1.129 “[***]” has the meaning set forth in [***].

1.130 “DMPK” means dystrophia myotonica protein kinase, alternatively referred to as DM1 protein kinase.

1.131 “Dollars” or “$” means the legal tender of the United States of America.

1.132 “Drug Product” has the meaning set forth in Section 5.2 (Arrowhead Supply Obligation).

1.133 “Drug Substance” has the meaning set forth in Section 5.2 (Arrowhead Supply Obligation).

1.134 “DSC” has the meaning set forth in Section 8.3.1(c) (Amendment to Existing Clinical Trial Protocol).

1.135 “DUX4” means double homeobox 4.

1.136 “DUX4 Backup Compound” means any RNAi Molecule Directed To DUX4 that is Controlled by Arrowhead or any of its Affiliates as of the Execution Date or, subject to Section 2.10 (Exclusivity), during the Term, excluding ARO-DUX4.

1.137 “DUX4 Phase I Clinical Trial” means the Phase I Clinical Trial titled “A Phase1/2a Dose-Escalating Study to Evaluate the Safety, Tolerability, Pharmacokinetics, and Pharmacodynamics of ARO-DUX4 in Adult Patients With Facioscapulohumeral Muscular Dystrophy Type 1” (Clinical Trial ID: NCT06131983).

1.138 “DUX4 Program” means the program for the Research, Development, Manufacture, and Commercialization of Licensed DUX4 Compounds and Licensed DUX4 Products.

1.139 “Effective Date” has the meaning set forth in Section 14.1 (Effective Date).

1.140 “EMA” means the European Medicines Agency or any successor entity.

1.141 “Exclusive SM Targets” has the meaning set forth in Section 1.316 (“Skeletal Muscle Target”).

1.142 “Execution Date” has the meaning set forth in the preamble.

1.143 “Executive Officer” means (a) the Chief Executive Officer of Arrowhead (or an executive officer of Arrowhead designated by the Chief Executive Officer of Arrowhead who has the power and authority to resolve a given Dispute or matter) and (b) the Chief Executive Officer of Sarepta (or an executive officer of Sarepta designated by the Chief Executive Officer who has the power and authority to resolve a given Dispute or matter).

1.144 “Existing Clinical Trials Protocol” means, with respect to each of the DUX4 Phase I Clinical Trial, the DM1 Phase I Clinical Trial, the ATXN2 Phase I Clinical Trial, and the MMP7 Phase I

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Clinical Trial, the study protocol existing as of the Execution Date, attached hereto as Schedule 1.144 (Existing Clinical Trials Protocols).

1.145 “Existing Lead Compounds” means ARO-ATXN2, ARO-DM1, ARO-DUX4, ARO-MMP7, and ARO-HTT, in each case, individually or collectively as the context requires.

1.146 “Exploitation” means to Develop, Manufacture, Commercialize, or otherwise exploit. When used as a verb, to “Exploit” means to engage in any of the foregoing activities.

1.147 “FD&C Act” means the United States Federal Food, Drug, and Cosmetic Act, 21 U.S.C. § 301 et seq., as amended together with any rules, regulations, and requirements promulgated thereunder.

1.148 “FDA” means the United States Food and Drug Administration or any successor agency thereto.

1.149 “Field” means human therapeutic uses for the treatment, prevention, or prophylaxis of any disease, disorder, or condition.

1.150 “First Commercial Sale” means, on a country-by-country and Licensed Product-by-Licensed Product basis, the first sale under this Agreement by Sarepta or any of its Affiliates or Sublicensees to an end user or prescriber for use, consumption, or resale of such Licensed Product in such country following receipt of Marketing Approval for such Licensed Product in such country. “First Commercial Sale” will not include: (a) any distribution or other sale solely for treatment investigational new drug sales, named patient sales, expanded access program, compassionate or emergency use sales, or pre-license sales made for promotional, charitable, or other compassionate purposes, (b) other similar non-commercial uses or sales at or below cost, (c) samples of Licensed Product in reasonable quantities, or (d) sale of a Licensed Product by Sarepta to an Affiliate or a Sublicensee of Sarepta, unless such Affiliate or such Sublicensee is the end user of such Licensed Product, and provided that any subsequent sale of such Licensed Product by such Affiliate or such Sublicensee to an end user or prescriber for use, consumption, or resale of such Licensed Product in a country following receipt of Marketing Approval for such Licensed Product in such country will constitute a First Commercial Sale in the applicable country.

1.151 “Force Majeure” means any event beyond the reasonable control of the affected Party, including embargoes; war or acts of war, including terrorism, insurrections, riots, or civil unrest; strikes, lockouts, or other labor disturbances (other than strikes, lockouts, or labor disturbances involving such Party’s own employees); epidemics, pandemics, the spread of infectious diseases, and quarantines; fire, floods, earthquakes, or other acts of nature; or acts, omissions, or delays in acting by any Governmental Authority.

1.152 “FTE” means a qualified full-time person, or more than one person working the equivalent of a full-time person, where “full time” is based upon a total of 1,800 working hours per Calendar Year of scientific or technical work carried out by one or more duly qualified employees of Arrowhead or its Affiliates. Overtime, and work on weekends, holidays, and the like will not be counted with any multiplier (e.g. time-and-a-half or double time) toward the number of hours that are used to calculate the FTE contribution. Each employee utilized by Arrowhead or any of its Affiliates in connection with Arrowhead’s or such Affiliate’s performance under this Agreement may be less than or greater than one FTE based on the hours actually worked by such employee and will be treated as an FTE on a pro rata basis based upon the actual number of such hours worked divided by 1,800.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.153 “FTE Costs” means, for any period, the FTE Rate multiplied by the number of FTEs in such period. FTEs will be pro‑rated on a daily basis if necessary.

1.154 “FTE Rate” means, for the period commencing on the Effective Date until such time as the Parties agree otherwise, $[***] per year, subject to annual increases beginning on January 1, 2026 to reflect percentage increase in [***], calculated by [***]; provided, however, that Arrowhead will apply an FTE Rate of $[***] per year solely in the case of its calculation of the FTE Costs included in [***].

1.155 “Fully Burdened Cost” means, with respect to a Party and Licensed Compound, Licensed Product, or any other tangible material to be provided by one Party to the other Party hereunder, [***]. All costs and expenses included in this definition will be calculated in accordance with GAAP by such Party on a consistent basis.

1.156 “[***]” means [***].

1.157 “GAAP” means United States generally accepted accounting principles, which principles are currently used at the relevant time and consistently applied by the applicable Party.

1.158 “Generic Entry Date” has the meaning set forth in Section 8.5.2 (Reduction for Generic Competition).

1.159 “Generic Product” means, with respect to a Licensed Product in a particular country of the Territory, any product that is approved, or is sought to be approved, in reliance, in whole or in part, on the prior Regulatory Approval (or on safety or efficacy data submitted in support of the prior Regulatory Approval) of such Licensed Product in such country as determined by the applicable Regulatory Authority of such country, including any product authorized for sale (a) in the U.S. pursuant to Section 505(j) of the FD&C Act (21 U.S.C. 355(j)) or Section 505(b)(2) of the FD&C Act (21 U.S.C. 355(b)(2)), as amended from time to time, (b) in countries of the European Economic Area pursuant to Article 10 (but excluding Art. 10(3)), Article 10a, or Article 10b of Parliament and Council Directive 2001/83/EC as amended from time to time (including an application under Article 6.1 of Parliament and Council Regulation (EC) No. 726/2004 that relies for its content on any such provision), or (c) in any other country or other jurisdiction pursuant to all equivalents of such provisions, including any amendments and successor statutes with respect to any of the foregoing.

1.160 “Good Clinical Practices” or “GCP” means the then-current good clinical practice standards, practices, and procedures promulgated or endorsed by the applicable Regulatory Authority as set forth in the guidelines imposed by such Regulatory Authority, as may be updated from time-to-time, including those as set forth in FDA regulations in 21 C.F.R. Parts 11, 50, 54, 56, 312, 314, and 320 and all related FDA rules, regulations, orders, and guidances, and by the International Conference on Harmonization E6: Good Clinical Practices Consolidated Guideline.

1.161 “Good Laboratory Practices,” or “GLP,” means the then-current and phase appropriate standards, practices and procedures promulgated or endorsed by the FDA as set forth in 21 C.F.R. Part 58 (or any successor statute or regulation) and FDA guidance, including related regulatory requirements imposed by the FDA and comparable applicable regulatory standards, practices and procedures promulgated by the EMA, PMDA, or other Regulatory Authority applicable to the

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Territory, as they may be updated from time to time, including applicable guidelines promulgated under the ICH.

1.162 “Good Manufacturing Practices,” or “GMP” means the then-current good manufacturing practices required by the FDA, as set forth in the FD&C Act, 21 C.F.R. Parts 210 and 211, and FDA guidance issued thereunder, for the Manufacture and testing of pharmaceutical materials, and comparable applicable Law related to the manufacture and testing of pharmaceutical materials in jurisdictions outside the United States. “Good Manufacturing Practices,” or “GMP” also means the quality guidelines promulgated by the ICH, including the ICH Q7A, titled “Q7A Good Manufacturing Practice Guidance for Active Pharmaceutical Ingredients” and the policies promulgated thereunder, in each case, as they may be updated from time to time.

1.163 “Governmental Authority” means any court, tribunal, arbitrator, agency, commission, department, ministry, official, authority, or other instrumentality of any nation, state, county, city, or other political subdivision thereof or of any multinational governmental body.

1.164 “[***]” means [***].

1.165 “Greater China” means the People’s Republic of China, the Special Administrative Region of Hong Kong, the Special Administrative Region of Macau, and Taiwan.

1.166 “H-W Suit Notice” has the meaning set forth in Section 12.3.4 (Hatch-Waxman).

1.167 “Hatch-Waxman Act” means rights conferred in the U.S. under the Drug Price Competition and Patent Term Restoration Act, 21 U.S.C. §355, as amended (or any successor statute or regulation).

1.168 “HSR Act” means the Hart‑Scott‑Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder.

1.169 “HTT” means Huntingtin.

1.170 “HTT Backup Compound” means any RNAi Molecule Directed To HTT that is Controlled by Arrowhead or any of its Affiliates as of the Execution Date or, subject to Section 2.10 (Exclusivity), during the Term, excluding ARO-HTT.

1.171 “HTT Program” means the program for the Research, Development, Manufacture, Commercialization, and other Exploitation of Licensed HTT Compounds and Licensed HTT Products.

1.172 “ICH” means International Conference on Harmonization.

1.173 “IND” means (a) an Investigational New Drug application pursuant to the FD&C Act, as amended, and applicable regulations promulgated thereunder by the FDA, (b) a Clinical Trial authorization application for a product filed with a Regulatory Authority in any other regulatory jurisdiction outside the U.S., the filing of which is necessary to commence or conduct clinical testing of a pharmaceutical or biologic product in humans in such jurisdiction (“CTA”), or (c) documentation issued by a Regulatory Authority that permits the conduct of clinical testing of a pharmaceutical or biologic product in humans in such jurisdiction.

1.174 “Indemnified Party” has the meaning set forth in Section 11.3.1 (Notice).

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.175 “Indemnifying Party” has the meaning set forth in Section 11.3.1 (Notice).

1.176 “Indirect Costs” means the sum of the following as incurred for the applicable Licensed Compound, Licensed Product, or any other tangible material to be provided by one Party to the other Party hereunder: [***].

1.177 “[***]” has the meaning set forth in [***].

1.178 “JDC Communication Plan” has the meaning set forth in Section 7.3.3 (Meetings).

1.179 “JMC Communication Plan” has the meaning set forth in Section 7.4.3 (Meetings).

1.180 “Joint Arising Know-How” has the meaning set forth in Section 12.1.2(c) (Joint).

1.181 “Joint Arising Patent Rights” has the meaning set forth in Section 12.1.2(c) (Joint).

1.182 “Joint Arising Technology” has the meaning set forth in Section 12.1.2(c) (Joint).

1.183 “Joint Development Committee” or “JDC” has the meaning set forth in Section 7.3.1 (Formation; Composition; Dissolution).

1.184 “Joint Manufacturing Committee” or “JMC” has the meaning set forth in Section 7.4.1 (Formation; Composition; Dissolution).

1.185 “Joint Steering Committee” or “JSC” has the meaning set forth in Section 7.2.1 (Formation; Composition; Dissolution).

1.186 “Know‑How” means any (a) proprietary scientific or business information or materials, including records, improvements, modifications, techniques, assays, designs, protocols, formulas, data (including physical data, chemical data, toxicology data, animal data, raw data, clinical data, and analytical and quality control data), dosage regimens, control assays, product specifications, marketing, pricing and distribution costs, inventions, algorithms, technology, forecasts, profiles, strategies, plans, results in any form whatsoever, know-how, and trade secrets (in each case, whether or not patentable, copyrightable, or otherwise protectable), and (b) any information embodied in chemical or biological materials or physical embodiments of any of the foregoing.

1.187 “Laws” means applicable laws, statutes, rules, regulations, and other pronouncements having the effect of law of any Governmental Authority that may be in effect from time to time, including disclosure obligations required by any stock exchange or securities commission having authority over a Party and any applicable rules, regulations, guidances, or other requirements of any Regulatory Authority that may be in effect from time to time.

1.188 “Licensed ATXN1 Compound” means any and all of the following (a) ARO-ATXN1, (b) the ATXN1 Backup Compounds, and (c) any modification, improvement, or other derivative to or of ARO-ATXN1 or any ATXN1 Backup Compound that is Directed to ATXN1.

1.189 “Licensed ATXN1 Product” means any pharmaceutical or biologic product that is comprised of or contains a Licensed ATXN1 Compound, alone or in combination with one or more Other Components, in any and all forms, presentations, delivery systems, dosages, and formulations and any improved or modified versions thereof.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.190 “Licensed ATXN1 Product-Specific Patent Rights” means all Arrowhead Patent Rights having claims Covering solely (a) the composition of matter comprising the nucleotide sequence of one or more Licensed ATXN1 Compounds or Licensed ATXN1 Products, (b) the method of use (including method of treatment by use) of one or more Licensed ATXN1 Compounds or Licensed ATXN1 Products, (c) the formulation comprising, and biomarkers or companion diagnostics specifically relating to, one or more Licensed ATXN1 Compounds or Licensed ATXN1 Products, or (d) the method of manufacture specific to the Manufacture of Licensed ATXN1 Compounds or Licensed ATXN1 Products.

1.191 “Licensed ATXN2 Compound” means any and all of the following (a) ARO-ATXN2, (b) the ATXN2 Backup Compounds, and (c) any modification, improvement, or other derivative to or of ARO-ATXN2 or any ATXN2 Backup Compound that is Directed to ATXN2.

1.192 “Licensed ATXN2 Product” means any and all of the following (a) the product containing ARO-ATXN2, which is the subject of the ATXN2 Phase I Clinical Trial as of the Execution Date, and (b) any pharmaceutical or biologic product that is comprised of or contains a Licensed ATXN2 Compound, alone or in combination with one or more Other Components, in any and all forms, presentations, delivery systems, dosages, and formulations and any improved or modified versions thereof.

1.193 “Licensed ATXN2 Product-Specific Patent Rights” means all Arrowhead Patent Rights having claims Covering solely (a) the composition of matter comprising the nucleotide sequence of one or more Licensed ATXN2 Compounds or Licensed ATXN2 Products, (b) the method of use (including method of treatment by use) of one or more Licensed ATXN2 Compounds or Licensed ATXN2 Products, (c) the formulation comprising, and biomarkers or companion diagnostics specifically relating to, one or more Licensed ATXN2 Compounds or Licensed ATXN2 Products, or (d) the method of manufacture specific to the Manufacture of Licensed ATXN2 Compounds or Licensed ATXN2 Products.

1.194 “Licensed ATXN3 Compound” means any and all of the following (a) ARO-ATXN3, (b) the ATXN3 Backup Compounds, and (c) any modification, improvement, or other derivative to or of ARO-ATXN3 or any ATXN3 Backup Compound that is Directed to ATXN3.

1.195 “Licensed ATXN3 Product” means any pharmaceutical or biologic product that is comprised of or contains a Licensed ATXN3 Compound, alone or in combination with one or more Other Components, in any and all forms, presentations, delivery systems, dosages, and formulations and any improved or modified versions thereof.

1.196 “Licensed ATXN3 Product-Specific Patent Rights” means all Arrowhead Patent Rights having claims Covering solely (a) the composition of matter comprising the nucleotide sequence of one or more Licensed ATXN3 Compounds or Licensed ATXN3 Products, (b) the method of use (including method of treatment by use) of one or more Licensed ATXN3 Compounds or Licensed ATXN3 Products, (c) the formulation comprising, and biomarkers or companion diagnostics specifically relating to, one or more Licensed ATXN3 Compounds or Licensed ATXN3 Products, or (d) the method of manufacture specific to the Manufacture of Licensed ATXN3 Compounds or Licensed ATXN3 Products.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.197 “Licensed C1 Compounds” means the Licensed ATXN2 Compounds, the Licensed DM1 Compounds, the Licensed DUX4 Compounds, and the Licensed MMP7 Compounds, in each case, individually or collectively as the context requires.

1.198 “Licensed C1 Products” means the Licensed ATXN2 Products, the Licensed DM1 Products, the Licensed DUX4 Products, and the Licensed MMP7 Products, in each case, individually or collectively as the context requires.

1.199 “Licensed C2 Compounds” means the Licensed ATXN1 Compounds, the Licensed ATXN3 Compounds, and the Licensed HTT Compounds, in each case, individually or collectively as the context requires.

1.200 “Licensed C2 Products” means the Licensed ATXN1 Products, the Licensed ATXN3 Products, and the Licensed HTT Products, in each case, individually or collectively as the context requires.

1.201 “Licensed C3 Compounds” means, on a Category 3 Program-by-Category 3 Program basis, (a) the lead RNAi Molecule Directed To the Collaboration Target of such Category 3 Program that is the subject of the Category 3 CTA Ready Package accepted by Sarepta pursuant to 3.1.3(e) (Sarepta Category 3 CTA Ready Package Acceptance), (b) any backups of the RNAi Molecule described in clause (a) Controlled by Arrowhead or any of its Affiliates as of the CTA Ready Package Acceptance Date, and (c) any modification, improvement, or other derivative to or of the RNAi Molecules described in clauses (a) or (b).

1.202 “Licensed C3 Product-Specific Patent Rights” means all Arrowhead Patent Rights having claims Covering solely (a) the composition of matter comprising the nucleotide sequence of one or more Licensed C3 Compounds or Licensed C3 Products, (b) the method of use (including method of treatment by use) of one or more Licensed C3 Compounds or Licensed C3 Products, (c) the formulation comprising, and biomarkers or companion diagnostics specifically relating to, one or more Licensed C3 Compounds or Licensed C3 Products, or (d) the method of manufacture specific to the Manufacture of Licensed C3 Compounds or Licensed C3 Products.

1.203 “Licensed C3 Products” means any pharmaceutical or biologic product that is comprised of or contains a Licensed C3 Compound, alone or in combination with one or more Other Components, in any and all forms, presentations, delivery systems, dosages, and formulations and any improved or modified versions thereof.

1.204 “Licensed Compounds” means the Licensed C1 Compounds, the Licensed C2 Compounds, and the Licensed C3 Compounds, in each case, individually or collectively as the context requires.

1.205 “Licensed DM1 Compound” means any and all of the following (a) ARO-DM1, (b) the [***], and (c) any modification, improvement, or other derivative to or of ARO-DM1 or any [***] that is Directed to DM1.

1.206 “Licensed DM1 Product” means any pharmaceutical or biologic product that is comprised of or contains a Licensed DM1 Compound, alone or in combination with one or more Other Components, in any and all forms, presentations, delivery systems, dosages, and formulations and any improved or modified versions thereof.

1.207 “Licensed DM1 Product-Specific Patent Rights” means all Arrowhead Patent Rights having claims Covering solely (a) the composition of matter comprising the nucleotide sequence of one or

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

more Licensed DM1 Compounds or Licensed DM1 Products, (b) the method of use (including method of treatment by use) of one or more Licensed DM1 Compounds or Licensed DM1 Products, (c) the formulation comprising, and biomarkers or companion diagnostics specifically relating to, one or more Licensed DM1 Compounds or Licensed DM1 Products, or (d) the method of manufacture specific to the Manufacture of Licensed DM1 Compounds or Licensed DM1 Products.

1.208 “Licensed DUX4 Compound” means any and all of the following (a) ARO-DUX4, (b) the DUX4 Backup Compounds, and (c) any modification, improvement, or other derivative to or of ARO-DUX4 or any DUX4 Backup Compound that is Directed To DUX4.

1.209 “Licensed DUX4 Product” means any pharmaceutical or biologic product that is comprised of or contains a Licensed DUX4 Compound, alone or in combination with one or more Other Components, in any and all forms, presentations, delivery systems, dosages, and formulations and any improved or modified versions thereof.

1.210 “Licensed DUX4 Product-Specific Patent Rights” means all Arrowhead Patent Rights having claims Covering solely (a) the composition of matter comprising the nucleotide sequence of one or more Licensed DUX4 Compounds or Licensed DUX4 Products, (b) the method of use (including method of treatment by use) of one or more Licensed DUX4 Compounds or Licensed DUX4 Products, (c) the formulation comprising, and biomarkers or companion diagnostics specifically relating to, one or more Licensed DUX4 Compounds or Licensed DUX4 Products, or (d) the method of manufacture specific to the Manufacture of Licensed DUX4 Compounds or Licensed DUX4 Products.

1.211 “Licensed HTT Compound” means any and all of the following (a) ARO-HTT, (b) the HTT Backup Compounds, and (c) any modification, improvement, or other derivative to or of ARO-HTT or any HTT Backup Compound that is Directed to HTT.

1.212 “Licensed HTT Product” means any pharmaceutical or biologic product that is comprised of or contains a Licensed HTT Compound, alone or in combination with one or more Other Components, in any and all forms, presentations, delivery systems, dosages, and formulations and any improved or modified versions thereof.

1.213 “Licensed HTT Product-Specific Patent Rights” means all Arrowhead Patent Rights having claims Covering solely (a) the composition of matter comprising the nucleotide sequence of one or more Licensed HTT Compounds or Licensed HTT Products, (b) the method of use (including method of treatment by use) of one or more Licensed HTT Compounds or Licensed HTT Products, (c) the formulation comprising, and biomarkers or companion diagnostics specifically relating to, one or more Licensed HTT Compounds or Licensed HTT Products, or (d) the method of manufacture specific to the Manufacture of Licensed HTT Compounds or Licensed HTT Products.

1.214 “Licensed MMP7 Compound” means any and all of the following (a) ARO-MMP7, (b) the MMP7 Backup Compounds, and (c) any modification, improvement, or other derivative to, or of, ARO-MMP7 or any MMP7 Backup Compound that is Directed to MMP7.

1.215 “Licensed MMP7 Product” means any pharmaceutical or biologic product that is comprised of or contains a Licensed MMP7 Compound, alone or in combination with one or more Other Components, in any and all forms, presentations, delivery systems, dosages, and formulations and any improved or modified versions thereof.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.216 “Licensed MMP7 Product-Specific Patent Rights” means all Arrowhead Patent Rights having claims Covering solely (a) the composition of matter comprising the nucleotide sequence of one or more Licensed MMP7 Compounds or Licensed MMP7 Products, (b) the method of use (including method of treatment by use) of one or more Licensed MMP7 Compounds or Licensed MMP7 Products, (c) the formulation comprising, and biomarkers or companion diagnostics specifically relating to, one or more Licensed MMP7 Compounds or Licensed MMP7 Products, or (d) the method of manufacture specific to the Manufacture of Licensed MMP7 Compounds or Licensed MMP7 Products.

1.217 “Licensed Product-Specific Patent Rights” means, collectively, the Licensed DM1 Product-Specific Patent Rights, the Licensed DUX4 Product-Specific Patent Rights, the Licensed ATXN2 Product-Specific Patent Rights, the Licensed MMP7 Product-Specific Patent Rights, the Licensed ATXN1 Product-Specific Patent Rights, the Licensed ATXN3 Product-Specific Patent Rights, the Licensed HTT Product-Specific Patent Rights, and the Licensed C3 Product-Specific Patent Rights. The Licensed Product-Specific Patent Rights existing as of the Execution Date are set forth on Schedule 1.217 (Licensed Product-Specific Patent Rights).

1.218 “Licensed Products” means the Licensed C1 Products, the Licensed C2 Products, and the Licensed C3 Products, in each case, individually or collectively as the context requires.

1.219 “Losses” has the meaning set forth in Section 11.1 (Indemnification by Arrowhead).

1.220 “MAA” means any new drug application or other marketing authorization application, in each case, filed with the applicable Regulatory Authority in a country or other regulatory jurisdiction (and all supplements and amendments thereto), which application is required to commercially market or sell a pharmaceutical or biologic product in such country or jurisdiction, including all New Drug Applications submitted to the FDA in the United States pursuant to the FD&C Act (21 U.S.C. § 355(b)(1)) and the regulations promulgated thereunder with respect to a pharmaceutical product or any analogous application or submission with any Regulatory Authority in any other country or regulatory jurisdiction.

1.221 “Major European Markets” means the United Kingdom, France, Germany, Italy, and Spain.

1.222 “Major Region” means (a) the United States, (b) all of the Major European Markets, (c) Japan, or (d) Greater China.

1.223 “Manufacture” means activities directed to manufacturing, processing, CMC Activities, packaging, labeling, filling, finishing, assembly, testing, release, shipping, or storage of any pharmaceutical or biologic product (or any components or process steps involving any product or any companion diagnostic), placebo, or comparator agent, as the case may be, but excluding activities directed to Development, Commercialization, or Medical Affairs. “Manufacturing” will be construed accordingly.

1.224 “Manufacturing Technology Transfer Plan” has the meaning set forth in Section 5.4 (Manufacturing Technology Transfer).

1.225 “[***]” means [***].

1.226 “Marketing Approval” means, with respect to a country or extra-national territory, any and all approvals (including Regulatory Approval and, if applicable, Pricing and Reimbursement Approval

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(including as further described in Section 1.270 (“Pricing and Reimbursement Approval”)), licenses, registrations, or authorizations of any Governmental Authority that are required in order to Commercialize a Licensed Product in such country or some or all of such extra-national territory.

1.227 “Material Trial Change” means, in each case, with respect to an Ongoing Clinical Trial, [***].

1.228 “Materials” means all tangible compositions of matter, devices, articles of manufacture, assays, biological, chemical or physical materials, and other similar materials.

1.229 “[***]” means [***].

1.230 “Medical Affairs” means activities conducted by a Party’s medical affairs departments (or, if a Party does not have a medical affairs department, the equivalent function thereof), including communications with key opinion leaders, medical education, symposia, advisory boards (to the extent related to medical affairs or clinical guidance), activities performed in connection with patient registries, and other medical programs and communications, including educational grants, research grants (including conducting investigator-initiated studies), and charitable donations to the extent related to medical affairs and not to other activities that do not involve the promotion, marketing, sale, or other Commercialization of the Licensed Products and are not conducted by a Party’s medical affairs (or equivalent) departments.

1.231 “[***]” means [***].

1.232 “Milestone Events” means [***], Regulatory Milestone Events, and Sales Milestone Events.

1.233 “Milestone Payments” means the [***], Regulatory Milestone Payments, and Sales Milestone Payments.

1.234 “[***]” means [***].

1.235 “MMP7” means matrix metallopeptidase 7.

1.236 “MMP7 Backup Compound” means any RNAi Molecule Directed To MMP7 that is Controlled by Arrowhead or any of its Affiliates as of the Execution Date or, subject to Section 2.10 (Exclusivity), during the Term, excluding ARO-MMP7.

1.237 “MMP7 Phase I Clinical Trial” means the Phase I Clinical Trial titled “A Phase 1/2a Study Evaluating the Effects of ARO-MMP7 Inhalation Solution in Healthy Subjects and Patients With Idiopathic Pulmonary Fibrosis” (Clinical Trial ID: NCT05537025).

1.238 “MMP7 Program” means the program for the Research, Development, Manufacture, Commercialization, and other Exploitation of Licensed MMP7 Compounds and Licensed MMP7 Products.

1.239 “Net Sales” means the gross amounts invoiced by Sarepta or any of its Affiliates or Sublicensees (other than Third Party Distributors) (each, a “Selling Party”) under this Agreement to Third Parties (including to Third Party Distributors), for the sale, supply, or other disposition of a Licensed Product, less the following deductions actually taken, paid, accrued, allowed, included, or allocated with respect to such sale, supply or other disposition of such Licensed Product, and as determined in accordance with GAAP:

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

[***]

Notwithstanding the foregoing, amounts received or invoiced by Sarepta, or its Affiliates, or their respective Sublicensees for the sale of such Licensed Product among Sarepta or its Affiliates, or their respective Sublicensees, for resale will not be included in the computation of Net Sales hereunder (unless such Affiliate or such Sublicensee is the end user of such Licensed Product), and Net Sales will be calculated on the value charged or invoiced on the first arm’s-length sale thereafter to a Third Party. In any event, any amounts received or invoiced by Sarepta or its Affiliates, or their respective Sublicensees, will be accounted for only once. For purposes of determining Net Sales, a Licensed Product will be deemed to be sold when recorded as a sale by Sarepta or its Affiliates, or their respective Sublicensees, in accordance with GAAP. For clarity, a particular deduction may only be accounted for once in the calculation of Net Sales. Net Sales will exclude (a) any distribution or other sale solely for treatment investigational new drug sales, named patient sales, expanded access program, compassionate or emergency use sales, or pre-license sales made for promotional, charitable or other compassionate purposes, (b) other similar non-commercial uses or sales at or below cost, or (c) samples of Licensed Product in reasonable quantities.

To the extent that Sarepta or any of its Affiliates or any of their respective Sublicensees receives consideration other than or in addition to cash upon the sale or disposition of a Licensed Product, Net Sales will be calculated based on the average price charged for such Licensed Product, as applicable, during the preceding royalty period, or, in the absence of such sales, based on Sarepta’s or such Affiliate’s or such Sublicensee’s reasonable determination of the fair market value of such Licensed Product. The permitted deductions of clauses (a) through (g) above will be fairly allocated to such Licensed Product and will not be inappropriately allocated as between such Licensed Product and other products or services of Sarepta or such Affiliate or such Sublicensee.

In the case of any Combination Product sold in a given country in the Territory, Net Sales for the purpose of determining Royalties and Sales Milestone Events of such Combination Product in such country will be calculated by multiplying actual Net Sales of such Combination Product in such country by the fraction A/(A+B), where A is the invoice price of the Licensed Product that includes the same Licensed Compound as the Combination Product, if sold separately as a stand-alone Licensed Product in such country, and B is the total invoice price of the Other Components in the Combination Product, if sold separately in such country.

If, on a country-by-country basis, a Licensed Product that includes the same Licensed Compound as the Combination Product is sold separately as a stand-alone Licensed Product in a country, but the Other Components in such Combination Product are not sold separately in such country, then Net Sales for the purpose of determining Royalties and Sales Milestone Events of such Combination Product for such country will be calculated by multiplying actual Net Sales of such Combination Product in such country by the fraction A/C, where A is the invoice price of the Licensed Product that includes the same Licensed Compound as the Combination Product if sold separately as a stand-alone Licensed Product in such country, and C is the invoice price of such Combination Product in such country.

If, on a country-by-country basis, a Licensed Product that includes the same Licensed Compound as the Combination Product is not sold separately as a stand-alone Licensed Product in such country, but the Other Components included in such Combination Product are sold separately in such country, then Net Sales for the purpose of determining Royalties and Sales Milestone

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Events of such Combination Product for such country will be calculated by multiplying actual Net Sales of such Combination Product in such country by the fraction C-B/C, where B is the invoice price of the Other Components included in such Combination Product if sold separately in such country, and C is the invoice price of such Combination Product in such country.

If neither the Licensed Product that includes the same Licensed Compound as the Combination Product nor the Other Components included in such Combination Product are sold separately in a given country, then Net Sales for the purpose of determining Royalties and Sales Milestone Events in such country will be calculated based on the Parties’ good faith agreement as to the estimate of the fair market value of the Licensed Compound and each of the Other Components included in such Combination Product when sold in such country. If the Parties do not so agree, either Party will have the right to refer such matter to be determined by the expedited arbitration procedure set forth in Section 15.3 (Expedited Arbitration).

1.240 “Non-Breaching Party” has the meaning set forth in Section 13.5.1 (Material Breach and Cure Period).

1.241 “Non-Exclusive SM Targets” has the meaning set forth in Section 1.316 (“Skeletal Muscle Target”).

1.242 “[***] Agreement” means [***].

1.243 “OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury or any successor agency thereto.

1.244 “Ongoing C1 Development Activities” means all Development activities in support of the Ongoing Development Trials as set forth in the Category 1 Development Plans, other than those activities designated under the Category 1 Development Plans to be performed by Sarepta.

1.245 “Ongoing C1 Development Activities Cure Period” has the meaning set forth in Section 3.1.1(b) (Sarepta Category 1 Development Step-In Right).

1.246 “Ongoing Clinical Trials” means the DUX4 Phase I Clinical Trial, the DM1 Phase I Clinical Trial [***], the ATXN2 Phase I Clinical Trial, and the MMP7 Phase I Clinical Trial, in each case, individually or collectively as the context requires.

1.247 “Ongoing Development Trials” means (a) the Ongoing Clinical Trials and (b) those other non-clinical studies that are ongoing as of the Effective Date, as set forth on Schedule 1.247 (Ongoing Development Trials).

1.248 “Other Component” has the meaning set forth in Section 1.96 (“Combination Product”).

1.249 “Out‑of‑Pocket Costs” means, with respect to certain activities for a Licensed Compound or Licensed Product hereunder, specifically identifiable expenses paid or payable by a Party or its Affiliates to Third Parties to conduct such activities, including payments to contract personnel (including contractors, consultants, and Subcontractors).

1.250 “Party” or “Parties” has the meaning set forth in the preamble.

1.251 “Patent Challenge” has the meaning set forth in Section 13.6 (Termination for Patent Challenge).

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.252 “Patent Costs” means the Out-of-Pocket Costs paid to outside legal counsel and other Third Parties incurred in the Prosecution and Maintenance of Patent Rights hereunder or enforcing and defending any such Patent Rights, determining freedom to operate for any Licensed Products (including challenging any Patent Right Controlled by Third Parties).

1.253 “Patent Offices” has the meaning set forth in Section 10.2.7 (Validity and Enforceability).

1.254 “Patent Right” means any and all (a) patents, (b) patent applications, including all provisional and non-provisional applications, patent cooperation treaty (PCT) applications, substitutions, continuations, continuations-in-part, divisions and renewals, and all patent rights granted thereon or claiming priority thereto, (c) all patents-of-addition, reissues, re-examinations and extensions or restorations by existing or future extension or restoration mechanisms, including supplementary protection certificates, patent term extensions, and equivalents thereof, (d) inventor’s certificates, letters patent, (e) any other substantially equivalent form of government issued right substantially similar to any of the foregoing described in subsections (a) through (e) above, anywhere in the world.

1.255 “Patent Term Extensions” has the meaning set forth in Section 12.6 (Patent Right Extensions).

1.256 “Payments” has the meaning set forth in Section 8.7.5(a) (Withholding Taxes).

1.257 “[***]” means [***].

1.258 “Person” means any natural person, corporation, unincorporated organization, partnership, association, sole proprietorship, joint stock company, joint venture, limited liability company, trust or government, Governmental Authority, or any other similar entity.

1.259 “Personnel” means, with respect to any Person, its officers, directors, employees, workers, contractors, advisors, consultants, agents, or other representatives.

1.260 “Pharmacovigilance Agreement” has the meaning set forth in Section 4.4 (Pharmacovigilance Agreement).

1.261 “Phase I Clinical Trial” means a Clinical Trial (or any arm thereof) of a pharmaceutical or biologic product with the endpoint of determining initial tolerance, safety, metabolism, pharmacokinetic or pharmacodynamic information in single dose, single ascending dose, multiple dose, or multiple ascending dose regimens, and that satisfies the requirements of U.S. federal regulation 21 C.F.R. §§ 312.21(a) and its successor regulation or equivalents in other jurisdictions.

1.262 “Phase II Clinical Trial” means a Clinical Trial (or any arm thereof) of a pharmaceutical or biologic product with the primary objective of characterizing its effectiveness in a specific disease state as well as generating more detailed safety, tolerability, and pharmacokinetics information, and that satisfies the requirements of U.S. federal regulation 21 C.F.R. §§ 312.21(b) and its successor regulation or equivalents in other jurisdictions.

1.263 “Phase III Clinical Trial” means a Clinical Trial (or any arm thereof) of a pharmaceutical or biologic product on a sufficient number of patients, which trial a Regulatory Authority permits to be conducted under an open IND and is designed to: (a) establish that the pharmaceutical or biologic product is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the pharmaceutical or biologic product in the dosage range to be

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

prescribed; and (c) support an MAA filed with a Regulatory Authority for the pharmaceutical or biologic product, and that satisfies the requirements of U.S. federal regulation 21 C.F.R. § 312.21(c) and its successor regulation or equivalents in other jurisdictions.

1.264 “Platform Third Party Agreements” has the meaning set forth in Section 2.9.2(b)(i) (Platform Third Party Rights).

1.265 “Platform Third Party Rights” has the meaning set forth in Section 2.9.2(b)(i) (Platform Third Party Rights).

1.266 “[***]” means [***].

1.267 “[***]” has the meaning set forth in [***].

1.268 “Pre-Existing Third Party Agreements” means those certain agreements between Arrowhead and a Third Party set forth on Schedule 1.268 (Pre-Existing Third Party Agreements).

1.269 “Price Applicability Period” has the meaning set forth in Section 1191(b)(2) of the Social Security Act.

1.270 “Pricing and Reimbursement Approval” means the later of (a) the approval, agreement, determination, or governmental decision establishing a price for the applicable Licensed Product that can be legally charged to consumers, if required in a given jurisdiction or country in connection with Commercialization of such Licensed Product in such jurisdiction or country; and (b) the approval, agreement, determination, or governmental decision establishing the level of reimbursement for the applicable Licensed Product that will be reimbursed by Governmental Authorities, if required in a given jurisdiction or country in connection with the Commercialization of such Licensed Product in such jurisdiction or country. For purposes of this definition and its use in Section 1.226 (“Marketing Approval”), [***].

1.271 “Product-Specific Know-How” has the meaning set forth in Section 9.1 (Confidential Information).

1.272 “Program” means each of the Category 1 Programs, the Category 2 Programs, and the Category 3 Programs.

1.273 “Program-Specific Third Party Rights” has the meaning set forth in Section 2.9.2(a) (Program-Specific Third Party Rights).

1.274 “Prosecution and Maintenance” or “Prosecute and Maintain” means the filing, preparation, prosecution (including any interferences, reissue proceedings, reexaminations, oppositions and similar proceedings), post-grant reviews, requests for patent term adjustments, and maintenance of Patent Rights. For the avoidance of doubt, Prosecution and Maintenance excludes any applications or requests for patent term extension. When used as a verb, “Prosecute and Maintain” means to engage in Prosecution and Maintenance.

1.275 “Receiving Party” has the meaning set forth in Section 1.101 (“Confidential Information”).

1.276 “Redacted Agreement” has the meaning set forth in Section 9.5 (Confidential Treatment).

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.277 “Regulatory Approval” means, with respect to a particular country or other regulatory jurisdiction, any approval of an MAA, or other approval, product, or establishment license, registration, or authorization of any Regulatory Authority necessary for the Manufacture, Commercialization, or other Exploitation of a pharmaceutical or biologic product in such country or other regulatory jurisdiction, including all supplements and amendments thereto, excluding, in each case, Pricing and Reimbursement Approval.

1.278 “Regulatory Authority” means any applicable Governmental Authority with jurisdiction or authority over the Development, Manufacture, Commercialization, or other Exploitation (including Marketing Approval, Regulatory Approval, or Pricing and Reimbursement Approval) of pharmaceutical or biologic products in a particular country or other regulatory jurisdiction, and any corresponding national or regional regulatory authorities.

1.279 “Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Licensed Product in a country or jurisdiction in the Territory, other than a Patent Right, that prohibits a Person from relying on or otherwise using safety or efficacy data generated by or on behalf of a Party with respect to such Licensed Product, including new use or indication exclusivity, new formulation, new chemical entity exclusivity, orphan drug exclusivity, or non-Patent related pediatric exclusivity.

1.280 “Regulatory Lead” means Sarepta, except with respect to any Regulatory Submissions for each Licensed C1 Product prior to the CTA Transfer Date for such product, for which Arrowhead will be the Regulatory Lead; provided that [***].

1.281 “Regulatory Milestone Event” has the meaning set forth in Section 8.3.2 (Regulatory Milestones).

1.282 “Regulatory Milestone Payment” has the meaning set forth in Section 8.3.2 (Regulatory Milestones).

1.283 “Regulatory Submissions” means any filing, application, dossier, or submission with any Regulatory Authority in support of the Development, Manufacture, Commercialization, or other Exploitation of a pharmaceutical or biologic product (including to obtain, support, or maintain Regulatory Approval from that Regulatory Authority), including all supplements, amendments, data, and documents with respect thereto, and all correspondence or communication with or from the relevant Regulatory Authority, as well as minutes of any material meetings, telephone conferences, or discussions with the relevant Regulatory Authority. Regulatory Submissions include all INDs, MAAs, and other applications for Regulatory Approval and their equivalents.

1.284 “Reimbursable Development Costs” has the meaning set forth in Section 3.4.1 (Arrowhead Development Costs Reimbursement).

1.285 “[***]” means [***].

1.286 “Replacement Target” has the meaning set forth in Section 3.1.3(b)(iv) (Sarepta Collaboration Target Substitution Right).

1.287 “Research” means all internal and external research, identification of composition of matter, screening, and non-human testing, including all non-clinical toxicology testing and studies, non-clinical and preclinical testing, studies, and other activities. When used as a verb, “to Research” and “Researching” mean to engage or engaging in Research.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.288 “Restricted Party” means any individual or entity on one or more of the Restricted Party Lists.

1.289 “Restricted Party List” means the list of sanctioned entities maintained by the United Nations; the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List and the Sectoral Sanctions Identifications List, all administered by OFAC; the U.S. Denied Persons List, the U.S. Entity List, and the U.S. Unverified List, all administered by the U.S. Department of Commerce; and the entities subject to restrictive measures and the consolidated list of Persons, Groups, and Entities Subject to E.U. Financial Sanctions, as implemented by the E.U. Common Foreign & Security Policy.

1.290 “Reversion License” has the meaning set forth in Section 13.7.3 (Reversion License).

1.291 “Reversion Trademarks” has the meaning set forth in Section 13.7.10 (Sarepta Trademarks).

1.292 “RNAi Molecule” means an exogenous double-stranded oligomeric (i.e., RNA or modified variants thereof) molecule.

1.293 “Royalties” has the meaning set forth in Section 8.4 (Royalties).

1.294 “Royalty Rates” means the applicable royalty rates set forth in Table 8.4 (Royalty Payments).

1.295 “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the period commencing on the First Commercial Sale of such Licensed Product in such country and expiring upon the last to occur of (a) the expiration of the last Valid Claim of the last to expire of [***], (b) the expiration of Regulatory Exclusivity for such Licensed Product in such country, and (c) [***] years after the First Commercial Sale of such Licensed Product in such country.

1.296 “Sales Milestone Event” has the meaning set forth in Section 8.3.2 (Sales Milestones).

1.297 “Sales Milestone Payment” has the meaning set forth in Section 8.3.2 (Sales Milestones).

1.298 “Sarepta Arising Know-How” has the meaning set forth in Section 12.1.2(b) (Sarepta).

1.299 “Sarepta Arising LC/LP Patent Rights” means any Sarepta Arising Patent Rights having claims Covering solely (a) [***], (b) [***], (c) [***], or (d) [***]; but expressly excluding any Sarepta Arising Patent Rights that also claim or otherwise disclose [***].

1.300 “Sarepta Arising Patent Rights” has the meaning set forth in Section 12.1.2(b) (Sarepta).

1.301 “Sarepta Arising Technology” means the Sarepta Arising Know-How and the Sarepta Arising Patent Rights.

1.302 “Sarepta Licensed Technology” means, collectively, the Sarepta Arising Know-How, Sarepta Arising Patent Rights, and Sarepta’s interest in the Joint Arising Technology, in each case, without limiting any of Sarepta’s obligations under this Agreement, that are Controlled by Sarepta or any of its Affiliates.

1.303 “Sarepta Prosecuted Patent Rights” has the meaning set forth in Section 12.2.1 (Sarepta’s Right to Prosecute Patent Rights).

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.304 “Sarepta Records” has the meaning set forth in Section 8.7.3 (Records and Audits).

1.305 “[***]” means [***].

1.306 “Sarepta Research Activities” has the meaning set forth in Section 2.1.2 (Non-Exclusive License Grant to Sarepta).

1.307 “Sarepta Research Plan” has the meaning set forth in Section 3.2.4 (Sarepta Research Activities).

1.308 “SCA Competing Product” has the meaning set forth in Section 2.10.1(b) (Exclusivity Covenants).

1.309 “SCA Competitive Activities” has the meaning set forth in Section 2.10.1(b) (Exclusivity Covenants).

1.310 “SCA Exclusivity Period” has the meaning set forth in Section 2.10.1(b) (Exclusivity Covenants).

1.311 “[***]” means [***].

1.312 “SEC” means the United States Securities and Exchange Commission or any successor Governmental Authority having substantially the same function.

1.313 “Securitization Transaction” has the meaning set forth in Section 16.1.2 (Securitization Transaction).

1.314 “Selection Term” has the meaning set forth in Section 3.1.3(a)(i) (Selection of Collaboration Targets).

1.315 “Selling Party” has the meaning set forth in Section 1.239 (“Net Sales”).

1.316 “Skeletal Muscle Target” means, collectively, (a) any of the genetic targets set forth on Schedule 1.316(a) (Skeletal Muscle Targets) (the “Exclusive SM Targets”), and (b) any of the genetic targets set forth on Schedule 1.316(b) (Skeletal Muscle Targets) (the “Non-Exclusive SM Targets”).

1.317 “SM Competing Product” has the meaning set forth in Section 2.10.1(b) (Exclusivity Covenants).

1.318 “SM Competitive Activities” has the meaning set forth in Section 2.10.1(b) (Exclusivity Covenants).

1.319 “SM Exclusivity Period” has the meaning set forth in Section 2.10.1(b) (Exclusivity Covenants).

1.320 “SM Reserved Target” has the meaning set forth in Section 3.1.3(b)(iii) (Selection of Collaboration Targets).

1.321 “Subcontractor” means a Third Party contractor engaged by a Party to perform certain obligations or exercise certain rights of such Party under this Agreement on a fee-for-service basis (including contract research organizations, Third Party Distributors, or CMOs).

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.322 “Sublicensee” means any Third Party to whom a Party or any of its Affiliates has granted or grants a sublicense of its rights hereunder to Develop, Manufacture, Commercialize, or otherwise Exploit a Licensed Product, or any further sublicensee of such rights (regardless of the number of tiers, layers or levels of sublicenses of such rights) in accordance with Section 2.2 (Sublicensing Terms).

1.323 “Substitution Right” has the meaning set forth in Section 3.1.3(b)(ii) (Selection of Collaboration Targets).

1.324 “Target” means any of DMPK, DUX4, ATXN2, MMP7, HTT, ATXN1, ATXN3, or a Collaboration Target, in each case, individually or collectively as the context requires.

1.325 “Target Competing Product” has the meaning set forth in Section 2.10.1(a) (Exclusivity Covenants).

1.326 “Target Competitive Activities” has the meaning set forth in Section 2.10.1(a) (Exclusivity Covenants).

1.327 “Target Exclusivity Period” has the meaning set forth in Section 2.10.1(a) (Exclusivity Covenants).

1.328 “Target Failure” has the meaning set forth in Section 3.1.3(c) (Arrowhead Category 3 Development Responsibility).

1.329 “Target Nomination Notice” has the meaning set forth in Section 3.1.3(a)(ii) (Selection of Collaboration Targets).

1.330 “Target Reply Notice” has the meaning set forth in Section 3.1.3(a)(ii) (Selection of Collaboration Targets).

1.331 “Tax” and “Taxation” means any form of tax or taxation, levy, duty, charge, social security charge, contribution, or withholding of whatever nature (including any related fine, penalty, surcharge, or interest) imposed by, or payable to, any government, state or municipality, or any local, state, federal, or other fiscal, revenue, customs, or excise authority, body, or official in the Territory.

1.332 “Technology Transfer Plan” has the meaning set forth in Section 2.4 (Initial Technology Transfer).

1.333 “Term” has the meaning set forth in Section 13.1 (Term).

1.334 “Terminated Products” means (a) if this Agreement is terminated in its entirety, all Licensed Compounds and all Licensed Products under this Agreement, (b) if this Agreement is terminated in part with respect to a Program for the entire Territory, all Licensed Compounds and all Licensed Products that are the subject of such Program in the Territory, or (c) if this Agreement is terminated in part with respect to a Program for a Major Region, all Licensed Compounds and all Licensed Products that are the subject of such Program in such Major Region.

1.335 “[***]” means [***].

1.336 “Territory” means all of the countries of the world, and their territories and possessions.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.337 “Third Party” means any Person other than Arrowhead, Sarepta, or their respective Affiliates.

1.338 “Third Party Distributor” means, with respect to a country, any Third Party that purchases its requirements for Licensed Products in such country from Sarepta or its Affiliates or Sublicensees and is appointed as a distributor to distribute, market, and resell such Licensed Products in such country, even if such Third Party is granted ancillary rights to Develop, package, or obtain Regulatory Approval of such Licensed Product in order to distribute, market, or sell such Licensed Product in such country.

1.339 “Third Party Expert” has the meaning set forth in Section 7.5.3(a)(i) (Final Decision-Making Authority).

1.340 “Trademark” means any trademark, trade name, service mark, service name, brand, domain name, trade dress, logo, slogan, or other indicia of origin or ownership, including the goodwill and activities associated with each of the foregoing.

1.341 “Transition Plan” has the meaning set forth in Section 3.2.2(a)(i) (Transition Plans).

1.342 “United States” or “U.S.” means the United States and its territories, possessions and commonwealths.

1.343 “Upfront Payment” has the meaning set forth in Section 8.1 (Upfront Payment).

1.344 “Urgent Material Trial Change” has the meaning set forth in Section 3.1.1(c)(ii) (Material Trial Changes).

1.345 “Valid Claim” means (a) a claim of any issued and unexpired Patent Right whose validity, enforceability, or patentability has not been affected by any of the following: (i) irretrievable lapse, abandonment, revocation, cancellation, dedication to the public, or disclaimer; or (ii) a holding, finding, or decision of invalidity, unenforceability, or non-patentability by a court, governmental agency, national or regional patent office, or other appropriate body that has competent jurisdiction, such holding, finding, or decision being final and unappealable or unappealed within the time allowed for appeal; or (b) a pending claim of an unissued, pending patent application that has not been pending for more than [***] years from its earliest priority date, in which case it will cease to be considered a Valid Claim until the patent issues and recites said claim. For clarity, a holding, finding or decision being final and unappealable or unappealed means a holding, finding or decision from which no appeal can be or has been taken.

1.346 “Withholding Taxes” has the meaning set forth in Section 8.7.5(a) (Withholding Taxes).

2. LICENSE GRANTS; EXCLUSIVITY

2.1. License Grants to Sarepta.

2.1.1. Exclusive License Grant to Sarepta. Subject to the terms and conditions of this Agreement, on a Program-by-Program basis, Arrowhead hereby grants to Sarepta and its Affiliates, during the Term, an exclusive (even as to Arrowhead and its Affiliates, except as set forth in Section 2.5 (Arrowhead Retained Rights)), non-transferable (except in accordance with Section 16.1 (Assignment)), royalty-bearing, sublicensable (through multiple tiers, in accordance with Section 2.2 (Sublicensing Terms)) license under the

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Arrowhead Technology (a) to Develop, Manufacture, perform Medical Affairs, Commercialize, and otherwise Exploit the Licensed Compounds and Licensed Products in the Field and in the Territory and (b) to perform its obligations and exercise its rights under Section 12.3 (Third Party Infringement and Defense).

2.1.2. Non-Exclusive License Grant to Sarepta. Subject to the terms and conditions of this Agreement, Arrowhead hereby grants to Sarepta, during the SM Exclusivity Period [***].

2.2. Sublicensing Terms.

2.2.1. Subject to this Section 2.2 (Sublicensing Terms), Sarepta and its Affiliates may grant sublicenses under Section 2.1 (License Grants to Sarepta) to any Third Party, including to any Subcontractor to the extent a sublicense of the rights granted to Sarepta hereunder is necessary for such Subcontractor to satisfy Sarepta’s obligations as delegated to such Subcontractor.

2.2.2. With respect to any sublicense granted pursuant to Section 2.2.1 (Sublicensing Terms) or Section 2.3 (Performance through Subcontractors) to a Sublicensee or a Subcontractor, as the case may be:

(a) any such sublicense or subcontract agreement will be consistent with the terms of this Agreement and obligate the Sublicensee or Subcontractor to comply with the applicable terms of this Agreement;

(b) the sublicensing or subcontracting Party will remain primarily liable to the other Party for the performance of all of its obligations under, and its compliance with all provisions of, this Agreement, and for the performance of its Sublicensees and its Subcontractors, and the other Party will have the right to proceed directly against the sublicensing or subcontracting Party without any obligation to first proceed against the Sublicensees or Subcontractors;

(c) without limiting Section 2.2.2(a) (Sublicensing Terms), (i) each Sublicensee and Subcontractor, as applicable, will undertake in writing obligations of confidentiality and non-use regarding Confidential Information that are substantially the same as those undertaken by the Parties with respect to Confidential Information pursuant to Article 9 (Confidentiality and Publication), and (ii) with respect to Sarepta as the sublicensing or subcontracting Party, will use Commercially Reasonable Efforts to require that each of its Sublicensee and Subcontractor undertakes in writing to assign or exclusively license back (with the right to sublicense) to Sarepta all Arising Know-How and Arising Patent Rights (including intellectual property with respect to any Licensed Compounds and Licensed Products conceived, invented, developed or otherwise made in the course of performing any such work); and

(d) with respect to Sarepta as the sublicensing Party, within a reasonable time after execution of any sublicense agreement with a Sublicensee that grants Development or Commercialization rights in a Major Region, Sarepta will provide to Arrowhead a copy of such agreement (other than any agreement with a Subcontractor), which

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

agreement may be redacted to omit any terms not necessary to determining Sarepta’s and such Sublicensee’s obligations under this Agreement.

2.3. Performance through Subcontractors. Subject to Section 2.2.2 (Sublicensing Terms) and Section 5.4 (Manufacturing Technology Transfer), Sarepta and any of its Affiliates may perform any of its rights or obligations under this Agreement through one or more Subcontractors. Arrowhead may perform any of its obligations under this Agreement through (a) its Affiliates and (b) one or more of the Subcontractors set forth in the applicable Development Plan or Additional R&D Plan, or, subject to Sarepta’s prior written approval (not to be unreasonably withheld, conditioned or delayed), any new Subcontractor that Arrowhead proposes to engage to perform Development activities under the applicable Development Plan or Additional R&D Plan. Notwithstanding the foregoing, subject to Section 2.2.2 (Sublicensing Terms), Arrowhead’s Subcontractors (i) listed in Schedule 2.3 (Arrowhead Pre-Approved Subcontractors) and already performing Research or Development activities for one or more of the Programs under this Agreement as of the Execution Date or (ii) engaged by Arrowhead to perform ancillary facility support activities that are not specific to any Licensed Compound or Licensed Product hereunder, in each case ((i) and (ii)), are deemed pre-approved by Sarepta as of the Execution Date.

2.4. Initial Technology Transfer. Within [***] days after the Effective Date, the JDC will prepare and the JSC will review, discuss, and determine whether to approve, a written technology transfer plan setting forth the Arrowhead Know-How (excluding all Arrowhead Manufacturing Know-How, which will be provided to Sarepta in accordance with Section 5.4 (Manufacturing Technology Transfer)) in existence as of the Effective Date to be transferred to Sarepta in a commercially reasonably format and the timelines for such transfer (the “Technology Transfer Plan”). Arrowhead will undertake all activities reasonably necessary to complete the Technology Transfer Plan, in accordance with the timelines set forth therein, at its sole cost and expense. For clarity, Arrowhead will not be required to create any documentation or data that does not already exist as of the Effective Date.

2.5. Arrowhead Retained Rights. Except as expressly granted under Section 2.1 (License Grants to Sarepta), Arrowhead hereby expressly retains, on behalf of itself and its Affiliates, all rights under the Arrowhead Technology, including the right to (a) perform (i) the Ongoing C1 Development Activities and Additional R&D Activities, (ii) the Category 2 Program Research Activities, and (iii) the Category 3 Program Research Activities, (b) Manufacture Licensed Compounds and Licensed Products in accordance with Article 5 (Manufacturing), (c) fulfill its obligations under any agreement between the Parties for Arrowhead’s performance of Development activities or Manufacturing activities on behalf of Sarepta or its Affiliates or its Sublicensees for any Licensed Compounds and Licensed Products, and (d) fulfill any other obligations expressly set forth under this Agreement.

2.6. No Other Rights. Except as otherwise expressly provided in this Agreement, under no circumstances will a Party or any of its Affiliates, as a result of this Agreement, obtain any ownership interest, license, or other right in or to any Know‑How, Patent Rights, or other intellectual property of the other Party, including tangible or intangible items owned, Controlled, or developed by the other Party, or provided by the other Party to the receiving Party at any time, pursuant to this Agreement. Any rights not expressly granted by a Party under this Agreement are hereby retained by such Party.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2.7. Combination Products. Notwithstanding any other provision of this Agreement, for purposes of the license grants under Section 2.1 (License Grants to Sarepta), with respect to any Licensed Product that is a Combination Product, such license will not include any Other Component Controlled by, as applicable, Arrowhead or any of its Affiliates or Sarepta or any of its Affiliates included in any such Combination Product.

2.8. License to Arrowhead. Subject to the terms and conditions of this Agreement, Sarepta hereby grants to Arrowhead and its Affiliates a non-exclusive, non-transferable (except in accordance with Section 16.1 (Assignment)), royalty-free, fully paid-up, sublicensable (to a Subcontractor in accordance with Section 2.3 (Performance through Subcontractors)), license under the Sarepta Arising Technology, solely to the extent necessary to enable Arrowhead to perform its obligations under and in accordance with the terms of this Agreement.

2.9. Third Party In-License Payments.

2.9.1. Prior to the Effective Date. As between the Parties, (a) except as specified in clause (b) with respect to the [***] Agreement, [***] shall be solely responsible for any license fees, milestones, royalties, and other payments, whether accruing prior to, on or following the Effective Date, under any of the Pre-Existing Third Party Agreements, and (b) solely in connection with [***], [***] shall be solely responsible [***] for all royalty payments and milestone payments of any kind owed under the [***] Agreement that are directly attributable to the Development, Manufacture, or Commercialization of any Licensed Product that is the subject of such Category 3 Program and that is also an “[***]” under the [***] Agreement (as such term is defined therein as of the Execution Date).

2.9.2. After Effective Date.

(a) Program-Specific Third Party Rights. On a Program-by-Program basis, if, in the reasonable opinion of Sarepta, rights under any Patent Rights or Know-How of a Third Party are necessary or reasonably useful for the Exploitation of any of the Licensed Compounds or Licensed Products that are the subject of such Program by Sarepta or any of its Affiliates or any of its or their Sublicensees in any country of the Territory that are or is not Platform Third Party Rights (“Program-Specific Third Party Rights”), then, as between the Parties, [***].

(b) Platform Third Party Rights.

(i) From and after the Effective Date and continuing during the Term, subject to Sarepta’s rights under Section 12.5.2 (Defense), prior to Arrowhead (or any of its Affiliates) entering into an agreement with respect to any Patent Rights or Know-How of a Third Party that are or is: (A) generally applicable to making, using, or selling RNAi Molecules; (B) not specific to a Licensed Compound, a Licensed Product, or any other RNAi Molecule Directed To the Target that is the subject of a Program, or any method of manufacture or use thereof; and (C) in the reasonable opinion of Arrowhead is necessary or reasonably useful for the Exploitation of the Licensed Compounds or Licensed Products that are the subject of a Program (such Patent Rights or Know-How, a “Platform Third Party Rights” and such agreement, a “Platform Third Party Agreement”),

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Arrowhead will provide written notice to Sarepta of Arrowhead’s (or its Affiliate’s) intent to enter into such proposed Platform Third Party Agreement, along with reasonably detailed information regarding the proposed financial terms, as well as any other material terms applicable to sublicensees under such proposed Platform Third Party Agreement and the relevant Patent Rights or Know-How owned or otherwise controlled by such Third Party that are proposed to be included as Arrowhead Technology if Sarepta elects to take a sublicense under such proposed Platform Third Party Agreement pursuant to Section 2.9.2(b)(ii) (Platform Third Party Rights). After receipt of such notice from Arrowhead with respect to any Platform Third Party Agreement, Sarepta will have the right to request discussions with Arrowhead, and, if so requested, the Parties will promptly meet and discuss such Platform Third Party Rights and Platform Third Party Agreement, including the proposed financial terms and other terms applicable to sublicensees thereunder.

(ii) Arrowhead (or its Affiliate) will use Commercially Reasonable Efforts to obtain sublicensable licenses or other rights under the relevant Platform Third Party Rights pursuant to its corresponding Platform Third Party Agreement that are sufficient to grant Sarepta a license with respect to the Licensed Compounds and Licensed Products that are the subject of the applicable Program on terms substantially consistent with the rights and licenses granted to Sarepta under the Arrowhead Technology pursuant to Section 2.1 (Licensed Grants to Sarepta); provided that [***]. In no event will Arrowhead enter into any Platform Third Party Agreement under which rights are not sublicensable to Sarepta in a manner that precludes Sarepta from entering into an agreement with the applicable Third Party for a grant of such Platform Third Party Rights to Exploit the Licensed Compounds and Licensed Products in the Field in the Territory.

(iii) If Arrowhead (or its Affiliate) is successful in obtaining such sublicensable licenses or other rights under the applicable Platform Third Party Agreement in accordance with Section 2.9.2(b) (Platform Third Party Rights), then (A) Sarepta will have the right, by delivery of written notice to Arrowhead, to elect to take a sublicense under such relevant Patent Rights or Know-How in-licensed by Arrowhead (or its Affiliate) under such Platform Third Party Agreement, and (B) if Sarepta makes such election, (1) [***] and (2) Sarepta agrees to comply, and will cause its Affiliates and its and their Sublicensees to comply, with any applicable obligations under such Platform Third Party Agreement that apply to Sarepta (or its Affiliates or its or their Sublicensees) as sublicensees thereunder and of which Sarepta was informed by Arrowhead in writing prior to such election by Sarepta pursuant to this Section 2.9.2(b)(ii) (Platform Third Party Rights), including [***]. If Sarepta fails to deliver such written notice to Arrowhead or otherwise declines such a sublicense, then the Platform Third Party Right subject to such Platform Third Party Agreement will not be included within the Arrowhead Technology or in any of the licenses and other rights granted to Sarepta and its Affiliates and its and their Sublicensees under this Agreement.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(iv) Nothing in this Section 2.9.2(b) (Platform Third Party Rights) restricts Sarepta’s right to obtain any license or other rights in or to any Platform Third Party Right directly from any Third Party that owns or otherwise controls any Platform Third Party Right.

2.10. Exclusivity.

2.10.1. Exclusivity Covenants. Subject to Section 2.10.2 (Arrowhead Change of Control), except as expressly permitted under this Agreement:

(a) during [***] and on a Target-by-Target basis (the “Target Exclusivity Period”), Arrowhead will not, and will ensure that its Affiliates do not, independently or for or with any Third Party, Develop or Commercialize in the Territory any compound or product that is Directed To such Target [***], including through the use of Arrowhead Technology, ligand and antibody technologies, or siRNA (such compound or product, a “Target Competing Product” and such activities, the “Target Competitive Activities”), except in accordance with Section 13.7.2 (Exclusivity);

(b) during [***] (the “SCA Exclusivity Period”), Arrowhead will not, and will ensure that its Affiliates do not, independently or for or with any Third Party, Develop or Commercialize in the Territory any compound or product for [***], including through the use of Arrowhead Technology, including ligand and antibody technologies, or siRNA (such compound or product, a “SCA Competing Product” and such activities, the “SCA Competitive Activities”), except in accordance with Section 13.7.2 (Exclusivity);

(c) until [***] (the “SM Exclusivity Period”), Arrowhead will not, and will ensure that its Affiliates do not, independently or for or with any Third Party, Develop or Commercialize in the Territory any compound or product that is Directed To an Exclusive SM Target [***], including through the use of Arrowhead Technology, including ligand and antibody technologies, or siRNA (such compound or product, an “SM Competing Product” and such activities, the “SM Competitive Activities”); and

(d) during [***], Arrowhead will not, and will ensure that its Affiliates do not, independently or for or with any Third Party, Develop or Commercialize in the Territory any compound or product that is Directed To any SM Reserved Target [***], including through the use of Arrowhead Technology, ligand and antibody technologies, or siRNA.

2.10.2. Arrowhead Change of Control. If, during, as applicable the Target Exclusivity Period, the SCA Exclusivity Period, or the SM Exclusivity Period, Arrowhead undergoes a Change of Control and the Acquirer is (a) engaged in, respectively, Target Competitive Activities, SCA Competitive Activities, or SM Competitive Activities as of the closing of such Change of Control or (b) initiates, respectively, Target Competitive Activities, SCA Competitive Activities, or SM Competitive Activities no earlier than five years after the closing of such Change of Control, then the restrictions set forth in Section 2.10.1 (Exclusivity Covenants) will not apply to such Acquirer and such Target Competitive

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Activities, SCA Competitive Activities, or SM Competitive Activities, as applicable; provided that (i) no Licensed Product-Specific Patent Rights, Sarepta Arising Technology, or Confidential Information of Sarepta or Confidential Information of both Parties is used by or on behalf of such Acquirer in connection with any performance of such Target Competitive Activities, SCA Competitive Activities, or SM Competitive Activities, as applicable, and (ii) such Acquirer institutes commercially reasonable technical and administrative safeguards to ensure the requirements set forth in the foregoing clause (i) are met, including by creating “firewalls” between the personnel working on the Target Competing Product, SCA Competing Product, or SM Competing Product, as applicable, and the personnel teams charged with working on any Licensed Compound or Licensed Product that is the subject of any Program hereunder having as its Target the same as that of such Target Competitive Activities, SCA Competitive Activities, or SM Competitive Activities, as applicable, or having access to data from activities performed under this Agreement or Confidential Information of Sarepta or Confidential Information of both Parties. Notwithstanding the foregoing, the foregoing clause (ii) will not apply to employees or members of the Board of Directors of Arrowhead who do not perform any day-to-day responsibilities for a Licensed Compound or a Licensed Product or, as applicable, Target Competitive Activities, SCA Competitive Activities, or SM Competitive Activities, if Arrowhead ensures that such employees and members of its Board of Directors comply with Arrowhead’s obligations of confidentiality and non-use as set forth in this Agreement.

2.10.3. Acquired Business Exception. Notwithstanding the restrictions set forth in Section 2.10.1 (Exclusivity Covenants), if, during as applicable the Target Exclusivity Period or the SM Exclusivity Period, Arrowhead or any of its Affiliates acquires any assets or business, whether by way of merger, business combination, asset purchase, stock purchase, or otherwise (the “Acquired Business”), and such Acquired Business, immediately prior to such acquisition, owns, has, or includes any license or other right to any Target Competing Product, SCA Competing Product, or SM Competing Product, as applicable, that would otherwise violate Section 2.10.1 (Exclusivity Covenants), then Arrowhead will (1) notify Sarepta of such Target Competing Product, SCA Competing Product, or SM Competing Product, as applicable, in writing no later than [***] days after the consummation of such acquisition, and (2) perform one of the following acts (and specify which of the following it will perform in such notice, which decision will be final and binding on Arrowhead and its Affiliates), and in the case of all acts specified under the clauses below Arrowhead and its Affiliates also will comply with the firewalling and other requirements specified in clauses (a) and (b) of Section 2.10.2 (Arrowhead Change of Control):

(a) Arrowhead may elect to terminate the Development, Manufacture, or Commercialization of, as applicable, such Target Competing Product, SCA Competing Product, or SM Competing Product, as applicable, in which case Arrowhead and its Affiliates will cease the Development, Manufacture, and Commercialization of, as applicable, such Target Competing Product, SCA Competing Product, or SM Competing Product, as applicable, as soon as reasonably practicable and in any event within [***] days after the consummation of the acquisition of the Acquired Business, giving due consideration to ethical concerns and requirements under applicable Law and any agreements with Third Parties and notify Sarepta in writing of such completed termination; or

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(b) Arrowhead may elect to divest itself (or cause its Affiliate to divest itself) of, as applicable, such Target Competing Product, SCA Competing Product, or SM Competing Product, as applicable, and notify Sarepta in writing of such completed divestiture, provided that such divestiture is completed within [***] months after the consummation of the acquisition of the Acquired Business.

2.10.4. Acknowledgment. Arrowhead acknowledges and agrees that (a) this Section 2.10 (Exclusivity) has been negotiated by the Parties, (b) the geographical and time limitations on activities set forth in Section 2.10 (Exclusivity) are reasonable, valid, and necessary in light of the Parties’ circumstances and necessary for the adequate protection of the Research, Development, Manufacturing, Commercialization, and other Exploitation of the Licensed Compounds and Licensed Products, and (c) Sarepta would not have entered into this Agreement without the protection afforded it by Section 2.10 (Exclusivity). If, notwithstanding the foregoing, a court of competent jurisdiction determines that the restrictions set forth in Section 2.10 (Exclusivity) are too broad or otherwise unreasonable (for example, due to a change in circumstance) under applicable Law, including with respect to duration, geographic scope, or space, then the court is hereby requested and authorized by the Parties to, and if the court cannot do so, then the Parties will, revise Section 2.10 (Exclusivity) to include the maximum restrictions allowable under applicable Law.

3. RESEARCH AND DEVELOPMENT

3.1. Arrowhead Research and Development Activities.

3.1.1. Category 1 Program Development.

(a) Arrowhead Category 1 Program Development Responsibility. Subject to Section 3.4 (Arrowhead Development Costs Reimbursement), on a Category 1 Program-by-Category 1 Program basis, Arrowhead will be responsible for conducting and completing the Ongoing Development Trials and all Ongoing C1 Development Activities, which activities Arrowhead will perform in accordance with the applicable corresponding Category 1 Development Plan for such Category 1 Program; provided that Sarepta may assume responsibility and control of the Ongoing Development Trials and associated Ongoing C1 Development Activities for any Category 1 Program (i) as requested by Sarepta and approved by the JSC (A) at any time for each Category 1 Program other than the DM1 Program, and (B) for the DM1 Program, solely after the earlier of (1) the date of occurrence of the DM1 Second Development Milestone Event and (2) the date on which Sarepta, in its sole discretion, pays Arrowhead the remaining amount owed to Arrowhead under Section 8.3.1(a) (DM1 Program Development Milestones) as of such date as if both the DM1 First Development Milestone Event and the DM1 Second Development Milestone Event had been achieved or (ii) at any time, in the exercise of Sarepta’s step-in right in accordance with Section 3.1.1(b) (Sarepta Category 1 Development Step-In Right) (such assumed Clinical Trials and activities, the “Assumed C1 Program Development Activities”). To the extent not set forth in the Transition Plan for a given Category 1 Program with respect to which Sarepta is to perform any Assumed C1 Program Development Activities, Arrowhead will provide to Sarepta copies of all Arrowhead Know-How that is necessary or, in the

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Parties’ mutual good faith opinion, reasonably useful for the performance of such Assumed C1 Program Development Activities. Arrowhead will not perform any Research or other Development activities for any Licensed C1 Compound or Licensed C1 Product of any Category 1 Program other than in accordance with the applicable Category 1 Development Plan for such Category 1 Program or, if any, the applicable Additional R&D Plan for such Category 1 Program. For clarity, if Sarepta makes the payment contemplated in the foregoing clause (a)(i)(B)(2), then, upon Arrowhead’s receipt of such payment, Sarepta will have no further obligations under Section 8.3.1(a) (DM1 Program Development Milestones).

(b) Sarepta Category 1 Development Step-In Right. On a Category 1 Program-by-Category 1 Program basis, if Sarepta, acting in good faith, determines that Arrowhead has failed to perform, one or more of its Ongoing C1 Development Activities under and in accordance with the applicable corresponding Category 1 Development Plan for such Category 1 Program, then Sarepta will provide Arrowhead with written notice regarding such failure to perform, and upon receipt of such notice Arrowhead will have a period of [***] days to perform (or re-perform) the applicable Ongoing C1 Development Activities, or a longer period to the extent determined by Sarepta in its reasonable discretion following consultation in good faith with Arrowhead to allow such performance or re-performance of the relevant activity that gave rise to the failure, assuming the use of diligent efforts by Arrowhead (“Ongoing C1 Development Activities Cure Period”). If (i) Arrowhead has not completed performance of such Ongoing C1 Development Activities in accordance with the applicable Category 1 Development Plan upon the expiration of the applicable Ongoing C1 Development Activities Cure Period or (ii) Arrowhead otherwise notifies Sarepta in writing that Arrowhead anticipates that it will be unable to perform or complete any Ongoing C1 Development Activities, as applicable, in accordance with this Section 3.1.1 (Category 1 Program Development) and Section 3.3.1 (Arrowhead Development Diligence Obligations), then, in each case ((i) and (ii)), Sarepta may, upon written notice to Arrowhead, assume such Ongoing C1 Development Activities that are subject to such default by Arrowhead. Except as otherwise set forth in Section 7.5.3(b) (Final Decision-Making Authority) or Section 7.5.3(c) (Final Decision-Making Authority), in each case, with respect to a DM1 Development Milestone MTC, Sarepta will have sole control over and decision-making authority with respect to such Assumed C1 Program Development Activities, which Sarepta will perform at its cost and expense.

(c) Category 1 Development Plans; Material Trial Changes.

(i) Category 1 Development Plans. Subject to Section 3.4 (Arrowhead Development Costs Reimbursement), on a Category 1 Program-by-Category 1 Program basis, Arrowhead will conduct all activities in furtherance of the Ongoing C1 Development Activities for such Category 1 Program in accordance with a written plan to be prepared by the JDC and submitted to the JSC to review, discuss, and determine whether to approve as promptly as reasonably practicable after the Effective Date (and in any event no later than [***] days after the Effective Date) (as such plan may be updated thereafter in accordance with this Agreement, a

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“Category 1 Development Plan”). Each Category 1 Development Plan will include (and any subsequent update thereof will include) (A) the planned Ongoing C1 Development Activities to be conducted by or on behalf of Arrowhead through completion of the Ongoing Development Trials for such Category 1 Program and the timelines of such activities, (B) the Manufacturing activities (including all CMC Activities) to be conducted by or on behalf of Arrowhead in support of the Ongoing C1 Development Activities (if any), (C) the Sarepta Personnel that may assist Arrowhead in the performance of any of the activities described in the foregoing clauses (A) and (B) and a summary of the activities with which such Sarepta Personnel may assist, and (D) a budget that sets forth all FTE Costs and Out-of-Pocket Costs to be incurred by or on behalf of Arrowhead in the performance of the Ongoing C1 Development Activities (for each Category 1 Program, a “Category 1 Development Budget”). Either Party, through the JDC, may propose updates (other than any Material Trial Change, which are addressed in Section 3.1.1(c)(ii) (Material Trial Changes)) to any Category 1 Development Plan (including the Category 1 Development Budget set forth therein) and the JSC will review, discuss, and determine whether to approve each such update, including updates to the Category 1 Development Budget therein.

(ii) Material Trial Changes. No Material Trial Change to an Ongoing Clinical Trial will be implemented without the approval of the Parties through the JSC. In the event a Party wishes to propose a Material Trial Change to an Ongoing Clinical Trial, the Parties, through the JDC, will discuss in good faith such Material Trial Change, including reviewing and discussing all material information relevant to such proposed Material Trial Change, and following such discussion, the JSC will determine whether to approve the implementation of such Material Trial Change and the JSC will update the applicable Category 1 Development Plan (including the Category 1 Development Budget) to include such approved Material Trial Change (with no further decision-making authority over such update). Notwithstanding the preceding sentence, and subject to Section 4.4 (Pharmacovigilance Agreement), (A) no such prior written approval by Sarepta through the JSC will be needed for, and instead Arrowhead will provide Sarepta prompt written notice of (including all material information relevant to such Material Trial Change) and will discuss promptly with Sarepta, the implementation of a Material Trial Change reasonably necessary for patient safety or required by a Regulatory Authority (an “Urgent Material Trial Change”) and the JSC will update the applicable Category 1 Development Plan (including the Category 1 Development Budget) to include such Urgent Material Trial Change (with no further decision-making authority over such update); provided that if Sarepta reasonably believes that Arrowhead should undertake a particular course of action in relation to a proposed Urgent Material Trial Change to reduce risks to patient safety, then Arrowhead will consider in good faith such course of action as part of such Urgent Material Trial Change, and (B) except as set forth in the foregoing clause (A), Sarepta will provide its decision as to whether to consent to such

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Material Trial Change directly to Arrowhead and not through the JSC (which consent may be via email or other electronic communication) no later than five Business Days (or such longer period as reasonably agreed in writing by the Parties) after the date of Arrowhead’s written request (including all material information relevant to such Material Trial Change for such approval) for approval of (1) any change described in clause (d) of the definition of “Material Trial Change” and (2) any other Material Trial Change identified by Arrowhead acting in good faith as urgent.

3.1.2. Category 2 Program Research and Development.

(a) Arrowhead Category 2 Program Development Responsibility. On a Category 2 Program-by-Category 2 Program basis, Arrowhead will be responsible for conducting and completing the Category 2 Program Research Activities in accordance with the applicable Category 2 Development Plan for such Category 2 Program to deliver to Sarepta a Category 2 CTA Ready Package therefor. Arrowhead will not perform any Research or other non-clinical or clinical Development activities with respect to a Category 2 Program other than in accordance with its applicable Category 2 Development Plan or, if any, the applicable Additional R&D Plan for such Category 2 Program.

(b) Category 2 Development Plans. Arrowhead will conduct the Category 2 Program Research Activities for each Category 2 Program in accordance with a written plan to be prepared by the JDC and submitted to the JSC to review, discuss, and determine whether to approve as promptly as reasonably practicable after the Effective Date (and in any event no later than [***] days after the Effective Date) (as such plan may be updated thereafter in accordance with this Agreement, a “Category 2 Development Plan”). Each Category 2 Development Plan for a Category 2 Program will include (and any subsequent update thereof will include) (i) the planned Research and pre-clinical Development activities to be conducted by or on behalf of Arrowhead and the timelines of such activities, (ii) the Manufacturing activities (including all CMC Activities) to be conducted by or on behalf of Arrowhead in support of the activities described in the foregoing clause (i) (if any), (iii) the Sarepta Personnel that may assist Arrowhead in the performance of any of the activities described in the foregoing clauses (i) and (ii) and a summary of the activities with which such Sarepta Personnel may assist, and (iv) the transfer to Sarepta of the data, results, and other material Know-How, including the chemical structures and sequences of a lead Licensed C2 Product that is the subject of such Category 2 Program (but excluding all Arrowhead Manufacturing Know-How, which will be provided to Sarepta in accordance with Section 5.4 (Manufacturing Technology Transfer)), that are (A) generated in the performance of activities of clause (i) and (B) necessary or, in the Parties’ mutual good faith opinion, reasonably useful for Sarepta to file a CTA for such Licensed C2 Product to commence a Phase I Clinical Trial, but in any event including all information set forth on and (if specified therein) in the format specified in Schedule 3.1.2 (CTA Ready Package Form) (the “Category 2 CTA Ready Data”) (collectively, the data, results and Know-How of clause (iv) the “Category 2 CTA Ready Package”, and together with the activities of clause (i) and clause (ii), the “Category 2 Program Research Activities”). Either Party, through the JDC, may

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

propose updates to a Category 2 Development Plan and the JSC will review, discuss, and determine whether to approve each such update. The Parties agree that, as of the Execution Date, the anticipated lead Licensed C2 Product for the HTT Program is ARO-HTT.

(c) Sarepta Category 2 CTA Ready Package Acceptance. Following its receipt of a Category 2 CTA Ready Package with respect to a Category 2 Program, Sarepta will have [***] days to (i) review the contents of such Category 2 CTA Ready Package and (ii) ask any reasonable questions regarding such Category 2 CTA Ready Package, which Arrowhead will promptly answer. If Sarepta, acting in good faith, determines that such Category 2 CTA Ready Package is incomplete, as compared to the Category 2 CTA Ready Data specified on Schedule 3.1.2 (CTA Ready Package Form) to be included in such Category 2 CTA Ready Package or that Arrowhead has not otherwise provided Sarepta with any Arrowhead Know-How that is generated in the performance of activities under the applicable Category 2 Development Plan that is necessary or, in the Parties’ mutual good faith opinion, reasonably useful for Sarepta to file a CTA for one or more Licensed C2 Products that are the subject of such Category 2 Program, then Sarepta will promptly notify Arrowhead of such deficiency and identify in reasonable detail in such notice the missing Category 2 CTA Ready Data or other Arrowhead Know-How. Unless Arrowhead disputes in good faith such deficiency, in which case such dispute will be referred to the JSC for resolution, Arrowhead shall promptly deliver to Sarepta such previously missing Category 2 CTA Ready Data. Sarepta will be deemed to have accepted the Category 2 CTA Ready Package as complete and final upon the date of expiration of such [***] day period; provided, however, that, if applicable, such period will be extended by the number of days that are necessary such that Sarepta has [***] days following its receipt of all identified missing Category 2 CTA Ready Data in response to its notice of deficiency, and the Category 2 CTA Ready Package will be deemed accepted by Sarepta upon the expiration of such supplemental time period.

3.1.3. Category 3 Program Research and Development.

(a) Selection of Collaboration Targets.

(i) Sarepta will have the right to select up to six targets from among the CNS Targets, Skeletal Muscle Targets, and Cardiomyocyte Targets at any time until [***] (the “Selection Term”); provided that [***].

(ii) At any time during the Selection Term, Sarepta may send a written notice to Arrowhead identifying a proposed target in accordance with the selection limitations set forth in Section 3.1.3(a)(i) (a “Target Nomination Notice”). [***] If the Target Nomination Notice nominates a Non-Exclusive SM Target, CNS Target (other than [***]), or a Cardiomyocyte Target, then Arrowhead will have [***] days after receiving such Target Nomination Notice to provide written notice to Sarepta of whether Arrowhead accepts or rejects such nominated Non-Exclusive SM Target, CNS Target, or Cardiomyocyte Target (a “Target Reply Notice”). Arrowhead may reject such nominated Non-Exclusive

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

SM Target, CNS Target, or Cardiomyocyte Target only if: [***]. If Arrowhead provides Sarepta a Target Reply Notice rejecting such nominated Non-Exclusive SM Target, CNS Target, or Cardiomyocyte Target on the basis of the foregoing clause (A) or clause (B), then such Target Nomination Notice will be voided and such nominated target Non-Exclusive SM Target, CNS Target, or Cardiomyocyte Target will not become the target of a Category 3 Program under this Agreement for any purposes, including Section 2.10.1 (Exclusivity Covenants) and Section 3.3.1 (Arrowhead Development Diligence Obligations). If Arrowhead provides Sarepta a Target Reply Notice accepting such nominated Non-Exclusive SM Target, CNS Target, or Cardiomyocyte Target, then such nominated Non-Exclusive SM Target, CNS Target, or Cardiomyocyte Target will become the target of a Category 3 Program under this Agreement. Each target accepted by Arrowhead pursuant to this Section 3.1.3(a) (Selection of Collaboration Targets) will be deemed a “Collaboration Target” under this Agreement. Subject to Section 3.1.3(b) (Sarepta Collaboration Target Substitution Right), Sarepta may send Target Nomination Notices to Arrowhead during the Selection Term until six targets have been accepted by Arrowhead as Collaboration Targets. If, during the Term, Arrowhead enters into a collaboration, license, or other arrangement with a Third Party that includes Arrowhead using its platforms and other proprietary technology to Research, Develop, Manufacture, Commercialize, or otherwise Exploit compounds and products Directed To Non-Exclusive SM Targets, CNS Targets, or Cardiomyocyte Targets, then the Parties agree to negotiate in good faith and execute an amendment to this Agreement to provide for a gatekeeping process to govern Sarepta’s selection of Non-Exclusive SM Targets, CNS Targets, or Cardiomyocyte Targets to be pursued as Collaboration Targets under the terms and conditions of this Agreement.

(iii) If, during the Selection Term, Arrowhead provides Sarepta with a Target Reply Notice rejecting, as permitted under Section 3.1.3(a) (Selection of Collaboration Targets), a target proposed in a Target Nomination Notice delivered by Sarepta, then Sarepta will have the right (but not the obligation) to provide Arrowhead a Target Nomination Notice nominating an alternate nominated target at any time prior to the end of the Selection Term, which alternate nominated target will be subject to the selection process set forth under this Section 3.1.3(a) (Selection of Collaboration Targets).

(b) Sarepta Collaboration Target Substitution Right.

(i) If, during the Selection Term, Arrowhead notifies Sarepta in writing of a Target Failure with respect to an ongoing Category 3 Program as contemplated under Section 3.1.3(c) (Arrowhead Category 3 Development Responsibility), then Sarepta will have the right (but not the obligation) to provide Arrowhead a Target Nomination Notice nominating an alternate nominated target at any time prior to the end of the Selection

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Term, which alternate nominated target will be subject to the selection process of Section 3.1.3(a) (Selection of Collaboration Targets).

(ii) Any alternate nominated target pursuant to Section 3.1.3(b)(i) (Sarepta Collaboration Target Substitution Right) will be a “Replacement Target” and, if accepted by Arrowhead in accordance with Section 3.1.3(a)(ii) (Selection of Collaboration Targets) or 3.1.3(b)(iii) (Sarepta Collaboration Target Substitution Right), as applicable, will be deemed a Collaboration Target (each such occurrence of a Replacement Target accepted by Arrowhead, a “Substitution Right”); [***].

(iii) At the end of the Selection Term and provided that Sarepta has not already exercised its [***] Substitution Rights, Sarepta will identify in writing to Arrowhead [***] targets from amongst the Exclusive SM Targets to be reserved for Sarepta’s selection as an alternate target for a Category 3 Program in case of a Target Failure with respect to an ongoing Category 3 Program as contemplated under Section 3.1.3(c) (Arrowhead Category 3 Development Responsibility) during the [***] year period after the expiration of the Selection Term (each, a “SM Reserved Target”).

(iv) During the [***] year period after the expiration of the Selection Term, if Arrowhead notifies Sarepta in writing of a Target Failure with respect to an ongoing Category 3 Program as contemplated under Section 3.1.3(c) (Arrowhead Category 3 Development Responsibility), then Sarepta will have the right (but not the obligation) to (A) submit to Arrowhead a Target Nomination Notice nominating an alternate nominated target, which target will be subject to the selection process of Section 3.1.3(a) (Selection of Collaboration Targets), or (B) provide written notice to Arrowhead identifying the SM Reserved Target to be substituted as a Collaboration Target hereunder, in either case ((A) or (B)), within [***] days after, as applicable, the date that Sarepta is notified by Arrowhead of the Target Failure.

(v) Neither Sarepta nor Arrowhead will have any further rights with respect to (A) any Collaboration Target for which there was a Target Failure, or (B) all SM Reserved Targets, if any, that have not become Collaboration Targets on the date that is [***] years after the expiration of the Selection Term, and, in each case ((A) and (B)), either Party will be free to pursue any compounds and products Directed To such targets outside of this Agreement.

(c) Arrowhead Category 3 Development Responsibility. During the Collaboration Term, on a Category 3 Program-by-Category 3 Program basis, Arrowhead will be responsible, at its sole cost and expense, for conducting and completing the Category 3 Program Research Activities for the Collaboration Target of such Category 3 Program in accordance with the applicable Category 3 Development Plan for such Category 3 Program with the aim of delivering to Sarepta a Category 3 CTA Ready Package therefor. Arrowhead will not perform any Research or other non-clinical or clinical Development activities for any Collaboration Target other

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

than in accordance with the applicable Category 3 Development Plan or, if any, the applicable Additional R&D Plan for such Category 3 Program. If Arrowhead, acting in good faith, determines that the data and results generated in its performance of the Category 3 Program Research Activities for a Category 3 Program show achievement of the [***] specified for such Category 3 Program in the applicable Category 3 Development Plan, then Arrowhead will promptly notify Sarepta in writing of such determination, and each Party’s rights and obligations with respect to such Category 3 Program and its corresponding Collaboration Target will terminate (a “Target Failure”), including pursuant to Section 2.10 (Exclusivity Covenants) and Section 3.3.1 (Arrowhead Development Diligence Obligations); provided that if Sarepta, acting in good faith, disputes the achievement of the [***] with respect to any Category 3 Program and its termination under this Agreement, then such dispute will be referred to the JSC for resolution.

(d) Category 3 Development Plans. Arrowhead will conduct the Category 3 Program Research Activities for each Category 3 Program in accordance with a written plan prepared by the JDC and submitted to the JSC to review, discuss, and determine whether to approve as promptly as reasonably practicable after the date of Arrowhead’s Target Reply Notice accepting the target nominated in Sarepta’s corresponding Target Nomination Notice (and in any event no later than [***] days after the date of such Target Reply Notice) (as such plan may be updated thereafter in accordance with this Agreement, a “Category 3 Development Plan”). The Category 3 Development Plan for a Category 3 Program will include (and any subsequent update thereof will include) (i) the planned Research and pre-clinical Development activities to be conducted by or on behalf of Arrowhead and the timelines of such activities, (ii) the Manufacturing activities (including all CMC Activities) to be conducted by or on behalf of Arrowhead in support of the activities described in the foregoing clause (i) (if any), (iii) the Sarepta Personnel that may assist Arrowhead in the performance of any of the activities described in the foregoing clauses (i) and (ii) and a summary of the activities with which such Sarepta Personnel may assist, and (iv) the transfer to Sarepta of the data, results and other material Know-How, including the chemical structures and sequences of a lead Licensed C3 Product under such Category 3 Program (but excluding all Arrowhead Manufacturing Know-How which will be provided to Sarepta in accordance with Section 5.4 (Manufacturing Technology Transfer)), that are (A) generated in the performance of activities of clause (i) and (B) necessary or, in the Parties’ mutual good faith opinion, reasonably useful for Sarepta to file a CTA for such Licensed C3 Product to commence a Phase I Clinical Trial, but in any event including all information set forth on and (if specified therein) in the format specified in Schedule 3.1.2 (CTA Ready Package Form) (the “Category 3 CTA Ready Data”) (collectively, the data, results and Know-How of clause (iv) the “Category 3 CTA Ready Package”, and together with the activities of clause (i) and clause (ii), the “Category 3 Program Research Activities”). Either Party, through the JDC, may propose updates to any Category 3 Development Plan and the JSC will review, discuss, and determine whether to approve each such update.

(e) Sarepta Category 3 CTA Ready Package Acceptance. Following its receipt of a Category 3 CTA Ready Package with respect to a Category 3 Program, Sarepta

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

will have [***] days to (i) review the contents of such Category 3 CTA Ready Package and (ii) ask any reasonable questions regarding such Category 3 CTA Ready Package, which Arrowhead will promptly answer. If Sarepta, acting in good faith, determines that such Category 3 CTA Ready Package is incomplete, as compared to the Category 3 CTA Ready Data specified on Schedule 3.1.2 (CTA Ready Package Form) to be included in such Category 3 CTA Ready Package or that Arrowhead has not otherwise provided Sarepta with any Arrowhead Know-How that is generated in the performance of activities under the applicable Category 3 Development Plan that is necessary or, in the Parties’ mutual good faith opinion, reasonably useful for Sarepta to file a CTA for one or more Licensed C3 Products that are the subject of such Category 3 Program, Sarepta will promptly notify Arrowhead of such deficiency and identity in reasonable detail in such notice the missing Category 3 CTA Ready Data or other Arrowhead Know-How. Unless Arrowhead disputes in good faith such deficiency, in which case such dispute will be referred to the JDC for resolution, Arrowhead shall promptly deliver to Sarepta such previously missing Category 3 CTA Ready Data. Sarepta will be deemed to have accepted the Category 3 CTA Ready Package as complete and final upon the date of expiration of such [***] day period; provided, however, that, if applicable, such period will be extended by the number of days that are necessary to ensure that Sarepta has [***] days following its receipt of identified missing Category 3 CTA Ready Data in response to its notice of deficiency, and the Category 3 CTA Ready Package will be deemed accepted by Sarepta upon the expiration of such supplemental time period.

3.1.4. Additional R&D Responsibilities. During the Term, subject to Section 3.4 (Arrowhead Development Costs Reimbursement), on a Program-by-Program basis, Sarepta may request that Arrowhead perform certain (a) Research or other non-clinical Development activities for the Licensed Compounds and Licensed Products that are the subject of such Program or (b) CMC Activities, in each case ((a) and (b)), as may be reasonably necessary to support the filing of an IND with the FDA for the Licensed Compounds and Licensed Product that are the subject of such Program (“Additional R&D Activities”). Upon such request, the JDC will prepare a written plan that sets forth such Additional R&D Activities for the applicable Program (for each Program, as such plan may be amended in accordance with this Agreement, an “Additional R&D Plan”) and submit such proposed Additional R&D Plan to the JSC to review, discuss, and determine whether to approve. Each Additional R&D Plan will include (and any subsequent update thereof will include) (a) the planned Additional R&D Activities to be conducted by or on behalf of Arrowhead and the timelines of such Additional R&D Activities, (b) the Manufacturing activities to be conducted by or on behalf of Arrowhead in support of the activities described in the foregoing clauses (a) or (b) (if any), (c) the Sarepta Personnel that may assist Arrowhead with any of the activities described in the foregoing clauses (a) and (b) and a summary of the activities with which such Sarepta Personnel may assist, and (d) a budget that sets forth all FTE Costs and Out-of-Pocket Costs to be incurred by or on behalf of Arrowhead in the performance of such Additional R&D Activities under such plan (for each Program, an “Additional R&D Budget”). Either Party may propose (through the JSC) updates to any Additional R&D Plan (including the Additional R&D Budget set forth therein) and the JSC will review, discuss, and determine whether to approve each such update to any Additional R&D Plan, including updates to the Additional R&D Budget therein.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

3.2. Sarepta Development and Medical Affairs Activities.

3.2.1. Sarepta Development and Medical Affairs Responsibility.

(a) For each Category 1 Program, from and after the earlier of (i) the later of the date of Arrowhead’s completion of the Ongoing C1 Development Activities and, if applicable, of any Additional R&D Activities for such Category 1 Program and (ii) the date of Sarepta’s assumption of the Assumed C1 Program Development Activities for such Category 1 Program, except as otherwise set forth in Section 8.3.1(d) (DM1 First Development Milestone Event) with [***], Sarepta will have sole control over and decision-making authority for the Development of, and performance of Medical Affairs for, all Licensed C1 Compounds and Licensed C1 Products that are the subject of such Category 1 Program, including preparing Clinical Trial designs and protocols (other than with respect to a [***]), sponsoring Clinical Trials, engaging CROs, and managing activities at Clinical Trial sites.

(b) For each Category 2 Program, from and after the CTA Ready Package Acceptance Date for such Category 2 Program, Sarepta will have sole control over and decision-making authority for the Development of, and performance of Medical Affairs for, all Licensed C2 Compounds and Licensed C2 Products that are the subject of such Category 2 Program, including preparing Clinical Trial designs and protocols, sponsoring Clinical Trials, engaging CROs, and managing activities at Clinical Trial sites.

(c) For each Category 3 Program, from and after the CTA Ready Package Acceptance Date for such Category 3 Program, Sarepta will have sole control over and decision-making authority for the Development of, and performance of Medical Affairs for, all Licensed C3 Compounds and Licensed C3 Products that are the subject of such Category 3 Program, including preparing Clinical Trial designs and protocols, sponsoring Clinical Trials, engaging CROs, performing all Medical Affairs, and managing activities at Clinical Trial sites.

3.2.2. Transition of Category 1 Program Development Activities.

(a) Transition Plans.

(i) For each Category 1 Program, subject to Section 4.2 (Assignment of Regulatory Submissions), within [***] days following the Effective Date, the JDC will prepare and submit to the JSC to review, discuss, and determine whether to approve a written plan for each Category 1 Program setting forth the activities to be undertaken and the copies of Arrowhead Know-How to be transferred to effectuate the transition from Arrowhead to Sarepta of (A) Development activities following Arrowhead’s completion of all Ongoing Development Trial(s) and Ongoing C1 Development Activities set forth in the Development Plan for such Category 1 Program or (B) any Assumed C1 Program Development Activities, in each case, for such Category 1 Program (for each Category 1 Program, a “Transition Plan”); provided, however, that the JDC will prepare, and submit to the JSC to review, discuss, and determine whether

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

to approve, the Transition Plan for the DM1 Program promptly after the earliest date on which: (1) the DM1 Second Development Milestone Event has been achieved, (2) Sarepta assumes Assumed C1 Program Development Activities with respect to the DM1 Program, or (3) [***].

(ii) With respect to any Assumed C1 Program Development Activities for a Category 1 Program [***], upon Sarepta’s request, the JDC will prepare, and submit to the JSC to review, discuss, and determine whether to approve, an update to the applicable Transition Plan for such Category 1 Program to contemplate an earlier transition to Sarepta of the Assumed C1 Program Development Activities.

(iii) The JDC will coordinate the transition of all Development activities for each Category 1 Program in accordance with its applicable Transition Plan, and each Party will use reasonable efforts to perform the activities assigned to it under such Transition Plan. Sarepta will be solely responsible for all costs and expenses it incurs in connection with the performance of its activities under the applicable Transition Plan. As part of such transition, Arrowhead, at its cost and expense (except as set forth in Section 3.2.2(b) (Transition Assistance)), will promptly disclose to Sarepta all Arrowhead Know-How and any Clinical Trial Regulatory Submissions, INDs, MAAs, and other Regulatory Approvals or Regulatory Submissions related to a given Program set forth in the applicable Transition Plan (including the timelines for such disclosures to be made) and not previously transferred to Sarepta in accordance with Section 2.4 (Initial Technology Transfer) and subject to Section 4.2 (Assignment of Regulatory Submissions), excluding all Arrowhead Manufacturing Know-How that is not listed in the applicable Transition Plan, which will be provided to Sarepta in accordance with Section 5.4 (Manufacturing Technology Transfer). For clarity, in connection with the transition under this Section 3.2.2 (Transition of Category 1 Program Development Activities) for each Category 1 Program, Arrowhead will not be required to (i) except as reasonably requested by Sarepta and at Sarepta’s sole cost and expense, create any documents that do not already exist as of the completion of the Ongoing Development Trial(s) and Ongoing C1 Development Activities set forth in the applicable Category 1 Development Plan for a Category 1 Program; or (ii) assign or otherwise transfer to Sarepta any master agreements to which Arrowhead or any of its Affiliates is a party that could relate to the Exploitation of compounds or products other than the Licensed C1 Compounds or Licensed C1 Products that are the subject of the Category 1 Program being transitioned to Sarepta (regardless of whether such master agreement relates to any such compound or product at such time), provided that, to the extent related to such compound or product, Arrowhead will provide to Sarepta a copy of such master agreement, which may be redacted to preserve Third Party confidentiality. After the Effective Date, unless otherwise agreed by Sarepta in advance, Arrowhead will not enter into any agreement with a Third Party that relates solely to a Category 1 Program (or amend any such agreement existing as of the Effective Date) pursuant to which Arrowhead

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

would be liable for any payment in connection with any assignment thereof to Sarepta or the assignment of which to Sarepta would require consent from such Third Party.

(b) Transition Assistance. Upon Sarepta’s reasonable request and for a period not to exceed [***] days following completion of the activities and document transfers contemplated under the applicable Transition Plan for a Category 1 Program, Arrowhead will provide such assistance, including making its Personnel reasonably available to Sarepta during normal business hours, as is reasonably necessary to support the transition of Development and Medical Affairs activities to Sarepta for such Category 1 Program in accordance with such Transition Plan. Sarepta will reimburse Arrowhead for (a) any reasonable Out-of-Pocket Costs incurred in providing such assistance and (b) Arrowhead’s reasonable costs, at the FTE Rate, incurred in connection with its Personnel’s participation in any such assistance activities, including working group meetings or any other one-on-one meetings with Personnel of Sarepta or its designee, in each case ((a) and (b)), solely to the extent such Out-of-Pocket Costs and FTE Costs are set forth in a budget agreed to by the Parties in writing or through the JSC before Arrowhead undertakes the applicable assistance activities.

3.2.3. Transition of Category 2 Program and Category 3 Research & Development Activities.

(a) For each Category 2 Program and each Category 3 Program, Arrowhead will provide to Sarepta, at Arrowhead’s cost and expense, promptly following the applicable CTA Ready Package Acceptance Date for, respectively, such Category 2 Program and such Category 3 Program, any Arrowhead Know-How (excluding Arrowhead Manufacturing Know-How to be provided to Sarepta in accordance with Section 5.4 (Manufacturing Technology Transfer)) not previously disclosed to Sarepta either (i) pursuant to Section 2.4 (Initial Technology Transfer) or (ii) as part of, respectively, the Category 2 CTA Ready Package for such Category 2 Program or the Category 3 CTA Ready Package for such Category 3 Program (on a Program-by-Program basis, the date of completion of such supplemental technology transfer for such Program, the “Supplemental Technology Transfer Date”). For clarity, Arrowhead will not be required to create any documentation or data with respect to, as applicable, a Category 2 Program or Category 3 Program that does not already exist as of immediately prior to its applicable Supplemental Technology Transfer Date.

(b) Upon Sarepta’s reasonable request and for a period not to exceed [***] days following the Supplemental Technology Transfer Date for, as applicable, a Category 2 Program or Category 3 Program, Arrowhead will provide such assistance, including making its Personnel reasonably available to Sarepta during normal business hours, as is reasonably necessary to support the transition of Development and Medical Affairs activities to Sarepta for such Category 2 Program or Category 3 Program. Sarepta will reimburse Arrowhead for (i) any reasonable Out-of-Pocket Costs incurred in providing such assistance and (ii) Arrowhead’s reasonable costs, at the FTE Rate, incurred in connection with its Personnel’s participation in any such assistance activities, including working

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

group meetings or any other one-on-one meetings with Personnel of Sarepta or its designee, in each case ((i) and (ii)), solely to the extent such Out-of-Pocket Costs and FTE Costs are set forth in a budget agreed to by the Parties in writing or through the JSC before Arrowhead undertakes the applicable assistance activities.

3.2.4. [***]

3.3. Development Diligence Obligations.

3.3.1. Arrowhead Development Diligence Obligations.

(a) Subject to Section 3.4 (Arrowhead Development Costs Reimbursement), for each Category 1 Program, Arrowhead will use Commercially Reasonable Efforts to (i) conduct the Ongoing Development Trials and all Ongoing C1 Development Activities in accordance with the applicable Category 1 Development Plan (including the timelines set forth therein), as may be amended by the Parties through the JSC, and (ii) conduct any Additional R&D Activities in accordance with the applicable Additional R&D Plan approved by the JSC (including the timelines set forth therein), as may be amended by the Parties through the JSC.

(b) For each Category 2 Program, Arrowhead will use Commercially Reasonable Efforts to (i) conduct the Category 2 Program Research Activities in accordance with the applicable Category 2 Development Plan (including the timelines set forth therein), as may be amended by the Parties through the JSC, and (ii) conduct any Additional R&D Activities in accordance with the applicable Additional R&D Plan approved by the JSC (including the timelines set forth therein), as may be amended by the Parties through the JSC.

(c) For each Category 3 Program, Arrowhead will use Commercially Reasonable Efforts to (i) conduct the Category 3 Program Research Activities in accordance with the applicable Category 3 Development Plan (including the timelines set forth therein), as may be amended by the Parties through the JSC, and (ii) conduct any Additional R&D Activities in accordance with the applicable Additional R&D Plan approved by the JSC (including the timelines set forth therein), as may be amended by the Parties through the JSC. For clarity, and in relation to a specific Category 3 Program, the preceding sentence does not [***].

3.3.2. Sarepta Development Diligence Obligations.

(a) On a Program-by-Program basis, upon (i) the date that the Parties complete all activities under the Transition Plan with respect to a Category 1 Program as set forth in Section 3.2.2(a) (Transition Plans) or (ii) the Supplemental Technology Transfer Date with respect to a Category 2 Program or Category 3 Program, in each case ((i) and (ii)), Sarepta, either itself or through its Affiliates or Sublicensees, will use Commercially Reasonable Efforts to Develop and seek Regulatory Approval for at least one Licensed Product that is the subject of the applicable Program in each of (i) the United States, (ii) any three Major European Markets, and (iii) Japan.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(b) Upon (i) the date of Sarepta’s assumption of Development responsibility for the DM1 Program pursuant to Section 3.1.1(a)(ii) (Arrowhead Category 1 Program Development Responsibility) and Section 3.1.1(b) (Sarepta Category 1 Development Step-In Right) or (ii) the initiation of a [***] pursuant to Section 8.3.1(d) (DM1 First Development Milestone Event) or Section 8.3.1(e) (DM1 Second Development Milestone Event), and (in each case ((i) and (ii)), without limitation of Sarepta’s obligations under Section 3.3.2(a) (Sarepta Development Diligence Obligations) for the DM1 Program, Sarepta, either itself or through its Affiliates or Sublicensees, will use Commercially Reasonable Efforts (which, for purposes of this Section 3.3.2(b) (Sarepta Development Diligence Obligations) will not take into consideration payments to Arrowhead under this Agreement) to achieve the DM1 First Development Milestone Event and DM1 Second Development Milestone Event, depending on the stage of the DM1 Program to the extent such milestone events had not been achieved by Arrowhead.

3.4. Arrowhead Development Costs Reimbursement.

3.4.1. In consideration for Arrowhead’s performance of the Ongoing C1 Development Activities and, if any, the Additional R&D Activities for any Program in accordance with the applicable Additional R&D Plan, Sarepta will reimburse Arrowhead for the amount of all FTE Costs and, subject to Section 5.1.1 (Arrowhead Manufacturing Activities), all Out-of-Pocket Costs incurred by or on behalf of Arrowhead in the performance of such Ongoing C1 Development Activities and, if any, Additional R&D Activities: (a) from and after the Effective Date for each Program other than the DM1 Program and (b) solely after the date of occurrence of both the DM1 First Development Milestone Event and the DM1 Second Development Milestone Event for the DM1 Program (collectively, the “Arrowhead Development Costs”), in each case ((a) and (b)), to the extent such Arrowhead Development Costs do not exceed [***] of the amounts set forth in the corresponding Category 1 Development Budget or Additional R&D Budget (as applicable) set forth in the corresponding Category 1 Development Plan or Additional R&D Plan (as applicable) (the “Reimbursable Development Costs”). Within [***] days following the final day of each Calendar Quarter, Arrowhead will issue to Sarepta an invoice for the amount of the Reimbursable Development Costs for each applicable Program incurred by Arrowhead during such Calendar Quarter. Sarepta will reimburse Arrowhead for all undisputed amounts set forth in any such invoice within [***] days after receipt thereof.

3.4.2. In addition to the amounts to be reimbursed by Sarepta for the DM1 Program pursuant to Section 3.4.1 (Arrowhead Development Costs Reimbursement), after the date on which the DM1 Second Development Milestone Event has been achieved, Arrowhead will have the right to issue to Sarepta an invoice for the amount of all FTE Costs and, subject to Section 5.1 (Arrowhead Manufacturing Activities), all Out-of-Pocket Costs incurred by or on behalf of Arrowhead in the performance of Ongoing C1 Development Activities during the period commencing on the Effective Date and continuing until the occurrence of the DM1 Second Development Milestone Event for the DM1 Program. Sarepta will reimburse Arrowhead for all undisputed amounts set forth in any such invoice within [***] days after receipt thereof.

3.5. Sarepta Program Costs.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

3.5.1. Costs for Category 1 Programs. For each Category 1 Program, from and after the Effective Date, but without duplication of Section 3.4 (Arrowhead Development Cost Reimbursement), Sarepta will be responsible for 100% of all costs and expenses incurred by or on behalf of Sarepta for the Development of all Licensed C1 Compounds and Licensed C1 Products that are the subject of such Category 1 Program for the Territory.

3.5.2. Costs for Category 2 Programs. For each Category 2 Program, from and after the CTA Ready Package Acceptance Date for such Category 2 Program, Sarepta will be responsible for 100% of all costs and expenses incurred by or on behalf of Sarepta for the Development of all Licensed C2 Compounds and Licensed C2 Products that are the subject of such Category 2 Program for the Territory.

3.5.3. Costs for Category 3 Programs. For each Category 3 Program, from and after the CTA Ready Package Acceptance Date for such Category 3 Program, Sarepta will be responsible for 100% of all costs and expenses incurred by or on behalf of Sarepta for the Development of all Licensed C3 Compounds and Licensed C3 Products that are the subject of such Category 3 Program for the Territory.

3.6. Licensed Products Research and Development Reports.

3.6.1. Arrowhead.

(a) Category 1 Program Transition. During the period commencing on the Execution Date and continuing until the date on which the Parties complete all activities under all Transition Plans for the Category 1 Programs, on a [***] basis, Arrowhead will keep Sarepta reasonably informed of the progress of activities with respect to each Category 1 Program by delivering to Sarepta a high-level update of the key Development and Manufacturing activities performed by Arrowhead or its Affiliates or Sublicensees during the preceding week with respect to the Category 1 Programs of the information specified in Schedule 3.6.1(a) (Form of Weekly Report), except for any such [***] falling during an Arrowhead company holiday.

(b) Other Activities. During the period commencing on the Effective Date and continuing until the dissolution of the JDC, Arrowhead will keep the JDC informed regarding the progress of the Ongoing C1 Development Activities, Additional R&D Activities, Category 2 Program Research Activities, and Category 3 Program Research Activities for all Licensed Compounds and Licensed Products by providing to the JDC reasonably in advance of each meeting of the JDC (or at a different frequency determined by the JDC) a report (i) summarizing results and describing progress made against timelines in all Development Plans or, if any, Additional R&D Plans, and any Ongoing C1 Development Activities, Additional R&D Activities, Category 2 Program Research Activities, and Category 3 Program Research Activities planned to be undertaken for the applicable corresponding Licensed Compounds and Licensed Products prior to the next meeting of the JDC, and (ii) for all Licensed Compounds and Licensed Products, a reasonable summary of results, information, and data generated from Ongoing Development Trials, Ongoing C1 Development Activities, Additional R&D Activities, Category 2 Program Research Activities, and Category 3 Program Research Activities, as are

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

applicable, for such Licensed Compounds and Licensed Products (each such report, a “Development Report”); provided, however, that if the JDC meets more often than once per month, then Arrowhead will only be required to provide one Development Report to the JDC in such month. In addition, through the Parties’ respective Alliance Managers, Arrowhead will promptly share with Sarepta all other material developments and material information that it comes to possess relating to the Research and Development of the Licensed Compounds and Licensed Products conducted by or on behalf of Arrowhead under the applicable Development Plan, including any additional information regarding the Development of the Licensed Products reasonably requested by Sarepta from time to time to the extent and in the form readily available to Arrowhead and able to be disclosed to Sarepta, provided, however, that Arrowhead will not be required to provide any Arrowhead Excluded Know-How.

3.6.2. Sarepta. On a Program-by-Program basis, following the assumption of all Development activities for such Program by Sarepta in accordance with Section 3.2.1 (Sarepta Development and Medical Affairs Responsibility), and until the receipt of Regulatory Approval for the first Licensed Product that is the subject of such Program in the United States or any of the Major European Markets, Sarepta will provide Arrowhead with a reasonably detailed report (which may be in the form of slides) on a semi-annual basis, on or prior to February 15th and August 15th of each Calendar Year, summarizing the material Development activities conducted by Sarepta and its Affiliates and their respective Sublicensees with respect to the Licensed Compounds and the Licensed Products that are the subject of such Program, including (a) material developments with respect to such Licensed Compounds and Licensed Products, including the anticipated timing of achievement of the milestone events set forth in Section 8.3 (Milestone Payments), and (b) any Regulatory Approvals received for such Licensed Products in the Territory. All information in such reports will be deemed Sarepta’s Confidential Information.

3.7. Scientific Records. Arrowhead (with respect to the Ongoing C1 Development Activities, any Additional R&D Activities, the Category 2 Program Research Activities, and the Category 3 Program Research Activities for the applicable Programs) and Sarepta (with respect to all other Development activities hereunder, including any Assumed C1 Program Development Activities, for all Programs) will maintain scientific records in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, and, to the extent applicable, in compliance with GLP, GMP, and GCP with respect to activities intended to be submitted in regulatory filings (including INDs), all of which records will fully and accurately reflect all work done and results achieved in the performance of the Development activities and Clinical Trials by or on behalf of such Party with respect to Licensed Products under this Agreement.

4. REGULATORY MATTERS

4.1. Regulatory Responsibilities.

4.1.1. Arrowhead Regulatory Responsibilities.

(a) Category 1 Programs. With respect to each Category 1 Program, prior to the CTA Transfer Date for such Category 1 Program, except as otherwise set forth in [***], (i) Arrowhead will be the Regulatory Lead for all regulatory matters in the

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Territory relating to such Category 1 Program, will own and maintain all INDs, MAAs, Regulatory Approvals, other Regulatory Submissions, and related regulatory documents in the Territory with respect to the Licensed Compounds and Licensed Products that are the subject of such Category 1 Program (in each case, as applicable), and will be responsible, and act as the point of contact, for communications with all Regulatory Authorities in the Territory relating to Licensed C1 Products that are the subject of such Category 1 Program; and (ii) Arrowhead will be the Regulatory Lead for all meetings with applicable Regulatory Authorities in the Territory related to Licensed C1 Products that are the subject of such Category 1 Program. Subject to and without limitation of Arrowhead’s rights under Section 3.1.1(c)(ii) (Material Trial Changes), Arrowhead will provide Sarepta with a copy of all proposed Regulatory Submissions to be filed with or submitted to any Regulatory Authority in connection with the Ongoing Clinical Trials for Sarepta’s review and comment sufficiently in advance of Arrowhead’s filing or submission thereof, and Arrowhead will incorporate any reasonable comments received from Sarepta into such Regulatory Submissions. To the extent permitted by the applicable Regulatory Authority and applicable Law, Sarepta will be permitted to attend and participate in any meeting between Arrowhead and a Regulatory Authority to the extent related to a Category 1 Program (and any material internal meeting of Arrowhead that is scheduled in advance, in preparation for such meeting with such Regulatory Authority), and Arrowhead will notify Sarepta within [***] after Arrowhead receives notice of such meeting with such Regulatory Authority and will use reasonable efforts to notify Sarepta prior to any such material internal meeting or at least [***] prior to any such meeting with such Regulatory Authority.

(b) Category 2 Programs and Category 3 Programs. With respect to each Category 2 Program and Category 3 Program, at least [***] days prior to the anticipated CTA Ready Package Acceptance Date for, respectively, the corresponding Category 2 Program and Category 3 Program, the JDC will meet to discuss the status of such Category 2 Program or Category 3 Program, including the results of all studies conducted in support thereof.

4.1.2. Sarepta Regulatory Responsibilities.

(a) [***]

(b) Category 1 Programs, Category 2 Programs, and Category 3 Programs. Except as otherwise set forth in [***], with respect to (i) each Licensed C1 Product, from and after the CTA Transfer Date for the applicable Category 1 Program, and (ii) each Licensed C2 Product that is the subject of a given Category 2 Program and each Licensed C3 Product that is the subject of a given Category 3 Program, from and after the CTA Ready Package Acceptance Date for, respectively, the corresponding Category 2 Program and Category 3 Program, in each case ((i) and (ii)), (A) Sarepta (itself or through its Affiliate or Sublicensee) will be the Regulatory Lead for all regulatory matters in the Territory relating to such Licensed Products, will own and maintain all INDs, MAAs, Regulatory Approvals, other Regulatory Submissions, and related regulatory documents, in the Territory with respect to such Licensed Products (in each case, as applicable) and will be

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

responsible, and act as the point of contact, for communications with all Regulatory Authorities in the Territory relating to such Licensed Product; (B) Sarepta will have sole control over, and decision-making authority with respect to, preparing, filing, and maintaining all INDs, MAAs, Regulatory Approvals, other Regulatory Submissions, and related regulatory documents, for such Licensed Product and, at Sarepta’s cost and expense, Arrowhead will provide reasonable support for such INDs, MAAs, Regulatory Approvals, other Regulatory Submissions, and related regulatory documents, as requested by Sarepta; and (C) Sarepta will be the Regulatory Lead for all meetings with all applicable Regulatory Authorities in the Territory related to such Licensed Product.

4.2. Assignment of Regulatory Submissions.

4.2.1. Clinical Trial Regulatory Submissions.

(a) Clinical Trial Regulatory Submissions. With respect to each Category 1 Program, (i) within [***] days after the date on which Sarepta assumes responsibility and control of the applicable Ongoing Clinical Trial for the Licensed C1 Product that is the subject of such Category 1 Program as an Assumed C1 Program Development Activity or (ii) on such other date as the Parties may agree in writing, Arrowhead will transfer and assign to Sarepta all rights, title, sponsorship, and interests in and to the Clinical Trial Regulatory Submissions for all Licensed C1 Products that are the subject of such Category 1 Program. The date of such transfer, for the applicable Category 1 Program, will be the “CTA Transfer Date.” Prior to or on the CTA Transfer Date for each Category 1 Program, Arrowhead will, at Sarepta’s request, as applicable, submit written notification to the applicable Regulatory Authorities informing them of the transfer from Arrowhead to Sarepta of the Clinical Trial Regulatory Submissions for all applicable Licensed C1 Products that are the subject of such Category 1 Program. Arrowhead will provide to Sarepta any other reasonable support that may be required to effect the change in sponsor for any Ongoing Clinical Trials as of the CTA Transfer Date.

(b) Other Assigned Regulatory Submissions. Promptly after the applicable CTA Transfer Date for a given Category 1 Program, Arrowhead will transfer or otherwise make available to Sarepta copies (in electronic or other existing format) of any other Regulatory Submissions in the Territory Controlled by Arrowhead or its Affiliates as of the CTA Transfer Date and not already transferred to Sarepta pursuant to Section 4.2.1(a) (Clinical Trial Regulatory Submissions), to the extent such materials solely relate to Licensed C1 Products that are the subject of such Category 1 Program. Promptly after the completion of all transition activities set forth in this Section 4.2.1(b) (Other Assigned Regulatory Submissions), Arrowhead will send a letter to each applicable Regulatory Authority to record and notify such Regulatory Authority of the transfer to Sarepta of such Regulatory Submissions for such applicable Licensed C1 Products that are the subject of such Category 1 Program.

(c) Clinical Trial Data. In connection with the transfer of Regulatory Submissions provided for in this Section 4.2.1 (Clinical Trial Regulatory Submissions),

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Arrowhead will provide to Sarepta separate copies (in electronic or other existing format) of the study reports and underlying data (to the extent not previously provided to Sarepta) from the Ongoing C1 Development Activities and Additional R&D Activities.

(d) Arrowhead Assistance. Upon Sarepta’s reasonable request, on an Ongoing Clinical Trial-by-Ongoing Clinical Trial basis and for a period not to exceed [***] months after the CTA Transfer Date for the Category 1 Program in which Licensed C1 Products are the subject of such Ongoing Clinical Trial, Arrowhead will provide any reasonably necessary support to Sarepta in connection with the corresponding transferred and assigned Clinical Trial Regulatory Submissions to enable Sarepta to prepare and file Regulatory Submissions to, and obtain Regulatory Approvals from, the applicable Regulatory Authorities in the Territory for such Licensed C1 Products, provided that such assistance will be limited to assistance that relates directly to activities that Arrowhead conducted prior to the Effective Date or in connection with such Ongoing Clinical Trial, including all Ongoing C1 Development Activities and Additional R&D Activities. Subject to the terms and conditions of this Agreement, within a reasonable time following Sarepta’s request, Arrowhead will execute and deliver, or will cause to be executed and delivered, to Sarepta such endorsements, assignments, and other documents as may be reasonably necessary to assign, convey, transfer, and deliver to Sarepta all of Arrowhead’s rights, title, and interests in and to the Assigned Regulatory Submissions. Sarepta will reimburse Arrowhead for (A) any reasonable Out-of-Pocket Costs incurred in providing such assistance and (B) Arrowhead’s reasonable costs, at the FTE Rate, incurred in connection with its Personnel’s participation in any such assistance activities, including working group meetings or any other one-on-one meetings with Personnel of Sarepta or its designee, in each case ((A) and (B)), solely to the extent such Out-of-Pocket Costs and FTE Costs are set forth in a budget agreed to by the Parties in writing or through the JSC before Arrowhead undertakes the applicable assistance activities.

4.3. Costs of Regulatory Affairs. Sarepta will be solely responsible for all costs and expenses incurred by or on behalf of Sarepta or its Affiliates associated with preparing, filing, obtaining, and maintaining Regulatory Approvals in the Territory for the Licensed Products.

4.4. Pharmacovigilance Agreement. As soon as reasonably practicable following the Effective Date but in no event later than [***] days after the Effective Date, the Parties will use good faith efforts to negotiate and execute a pharmacovigilance agreement, on reasonable and customary terms that may provide for, among other things, (a) the establishment of a joint safety committee that will oversee each Party’s activities under such pharmacovigilance agreement as a subcommittee of the JSC and (b) guidelines and responsibilities for (i) the receipt, investigation, recording, review, communication, reporting, and exchange between the Parties of Adverse Event reports and other safety information relating to the Licensed Compounds and Licensed Products, (ii) reconciliation procedures to ensure adequate and compliant exchange of safety data, (iii) contact with Regulatory Authorities with respect to the foregoing, and (iv) the maintenance of a global safety database with respect to the Licensed Compounds and Licensed Products, in each case ((i) – (iv)), in accordance with applicable Law (the “Pharmacovigilance Agreement”). The Pharmacovigilance Agreement will contain terms no less stringent than those required by ICH or other applicable guidelines in order to allow the Parties to meet the applicable regulatory and legal requirements regarding the

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

management of safety data. Pending entry into such Pharmacovigilance Agreement, the Parties will, if necessary, within [***] days following the Effective Date implement an interim procedure for exchange of any and all information concerning all Adverse Events related to use of the Licensed Products. Without limiting the foregoing, Arrowhead will use reasonable efforts to promptly notify Sarepta of any patient safety issue that arise hereunder, and the Parties will promptly meet and discuss such patient safety issue, including any Material Trial Changes with respect thereto.

5. MANUFACTURING

5.1. Arrowhead Manufacturing Activities.

5.1.1. Category 1 Programs. For each Category 1 Program and the applicable Ongoing C1 Development Activities and Assumed C1 Program Development Activities, Arrowhead will be responsible for the Manufacture and supply of the clinical requirements of the applicable Category 1 Lead Compound that is the subject of such activities for the conduct of such activities until the later of (a) the date of Arrowhead’s completion of the Ongoing C1 Development Activities and, if applicable, of any Additional R&D Activities for such Category 1 Program, (b) the date of Sarepta’s completion of the Assumed C1 Program Development Activities for such Category 1 Program if Sarepta has exercised its right to assume such activities as set forth in Section 3.1.1(a) (Arrowhead Category 1 Development Responsibility), and (c) [***]. The costs of such Manufacturing activities conducted by Arrowhead for such Category 1 Program will be borne by Arrowhead for so long as Arrowhead is sourcing such supply from inventory of the applicable Category 1 Lead Compound that was Manufactured prior to the Effective Date, and, after such supply has been exhausted, will be reimbursed by Sarepta as Arrowhead Development Costs in accordance with Section 3.4.1 (Arrowhead Development Costs Reimbursement) to the extent that such costs are not included in the Fully Burdened Costs and reimbursed by Sarepta pursuant to clause (a) of Section 5.2 (Arrowhead Supply Obligations).

5.1.2. Category 2 Programs. For each Category 2 Program and its Category 2 Program Research Activities, Arrowhead will be responsible for the Manufacture and supply of the clinical requirements of the applicable Licensed C2 Compounds that are the subject of such activities for the conduct of such activities until the CTA Ready Package Acceptance Date for such Category 2 Program. The costs of such Manufacturing activities conducted by Arrowhead will be borne by Arrowhead.

5.1.3. Category 3 Programs. For each Category 3 Program and its Category 3 Program Research Activities, Arrowhead will be responsible for the Manufacture and supply of the clinical requirements of the applicable Licensed C3 Compounds that are the subject of such activities for the conduct of such activities until the CTA Ready Package Acceptance Date for such Category 3 Program. The costs of such Manufacturing activities conducted by Arrowhead will be borne by Arrowhead.

5.2. Arrowhead Supply Obligation. Without limiting Sarepta’s right to request and have completed a Manufacturing technology transfer pursuant to Section 5.4 (Manufacturing Technology Transfer), (a) after the completion of the Manufacturing activities described in Section 5.1 (Arrowhead Manufacturing Activities) for a Program, Arrowhead will Manufacture and supply to Sarepta and its Affiliates and Sublicensees all clinical requirements necessary for Development of any of the

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Licensed Compounds and Licensed Products that are the subject of such Program in the Territory at [***], and (b) (i) with respect to the Category 1 Programs, Arrowhead will Manufacture and supply to Sarepta and its Affiliates and Sublicensees all commercial requirements necessary for Commercialization of any of the Licensed C1 Products in the Territory at [***]; and (ii) with respect to the Category 2 Programs and Category 3 Programs, Sarepta will discuss with Arrowhead having Arrowhead Manufacture and supply to Sarepta and its Affiliates and Sublicensees any or all commercial requirements necessary for Commercialization of any of the Licensed C2 Products or Licensed C3 Products in the Territory at [***], in each case ((a) and (b)), of (A) the active pharmaceutical ingredient or drug substance for such Licensed Product (“Drug Substance”) and (B) if further requested by Sarepta, the drug product form of such Licensed Product (“Drug Product”). Within (1) with respect to clinical supply for the Category 1 Programs and Category 2 Programs, [***] days after the Effective Date, (2) with respect to commercial supply for a Category 1 Program, a reasonable time in advance of the anticipated date of receipt of the first Regulatory Approval for the first Licensed C1 Product that is the subject of such Category 1 Program, or (3) with respect to commercial supply for a Category 2 Program or Category 3 Program or clinical supply for a Category 3 Program, a reasonable time after the Parties agree that Arrowhead will Manufacture and supply for such Category 2 Program or Category 3 Program, in each case ((1)-(3)), the Parties will negotiate in good faith and, upon agreement thereof, execute a clinical supply agreement or a commercial supply agreement, as applicable, on reasonable and customary terms for such agreements, and a related quality agreement. If the Parties, acting in good faith, are unable to agree on any such supply agreement or quality agreement within [***] days following the date of Sarepta’s written notice (as may be extended by agreement of the Parties), then either Party may refer such matter dispute to be resolved in accordance with Section 15.3 (Expedited Arbitration). As will be agreed by the Parties upon Sarepta’s request, and further described in the applicable supply agreement, Arrowhead will [***]. In addition, in the applicable supply agreements, Arrowhead will agree that [***]. For clarity, whether Arrowhead engages in clinical or commercial Manufacture and supply pursuant to this Section 5.2 (Arrowhead Supply Obligation), Sarepta will be solely responsible, itself or through an Affiliate or a CMO, for final packaging and labelling of the Drug Product for each of the Licensed Products for the Territory.

5.3. Remaining Inventory.

5.3.1. Licensed C1 Compounds. For each Category 1 Program, upon the earlier of (a) the later of the date of Arrowhead’s completion of the Ongoing C1 Development Activities and, if applicable, of any Additional R&D Activities for such Category 1 Program, and (b) the date of Sarepta’s assumption of the Assumed C1 Program Development Activities for such Category 1 Program, Arrowhead will promptly deliver to Sarepta, upon the written request of Sarepta, any and all remaining inventory of the Licensed C1 Compound of such Category 1 Program that is in Arrowhead’s possession as of such date: [***].

5.3.2. Licensed C2 Compounds and Licensed C3 Compounds. For each Category 2 Program and Category 3 Program, upon the CTA Ready Package Acceptance Date for, respectively, the corresponding Category 2 Program and Category 3 Program, Arrowhead will promptly deliver to Sarepta, upon the written request of Sarepta, any and all remaining inventory of the Licensed C2 Compounds or Licensed C3 Compounds of, respectively, the corresponding Category 2 Program and Category 3 Program that is in Arrowhead’s possession as of such date: [***].

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

5.4. Manufacturing Technology Transfer. With respect to the Category 2 Programs and Category 3 Programs, at any time after the Effective Date, and, with respect to the Category 1 Programs, only if Arrowhead is unable or unwilling to Manufacture for Sarepta any Licensed C1 Compound or Licensed C1 Product, or Arrowhead is in material breach of, or there is a supply failure (as defined therein) under, the relevant clinical or commercial supply agreement with respect to such Licensed C1 Compound or Licensed C1 Product, Sarepta may request in writing the transfer from Arrowhead or Arrowhead’s CMO to Sarepta or (a) any CMO set forth on Schedule 5.4 (Approved Sarepta CMO) or (b) with Arrowhead’s prior written consent (not to be unreasonably withheld, conditioned or delayed) any other CMO designated by Sarepta (the CMOs set forth on Schedule 5.4 (Approved Sarepta CMO) and any such other Arrowhead approved CMOs, each, an “Approved Sarepta CMO”), copies or samples of all Arrowhead Know-How that is necessary or reasonably useful to enable the Manufacture of the Licensed Compounds and Licensed Products (the “Arrowhead Manufacturing Know-How”). Promptly following any such written request by Sarepta and within [***] days after such written request, the JMC will prepare, and submit to the JSC to review, discuss, and determine whether to approve, a written Manufacturing technology transfer plan that provides for (i) Arrowhead or Arrowhead’s Third Party CMO transferring copies of relevant documentation, samples of Drug Substance, and copies of other embodiments of such Arrowhead Manufacturing Know-How (including data within reports, notebooks, and electronic files), and (ii) Arrowhead making available its technical Personnel on a reasonable basis and as more specifically specified therein to consult with Sarepta with respect to such transferred Arrowhead Manufacturing Know-How (such plan, the “Manufacturing Technology Transfer Plan”). The Manufacturing Technology Transfer Plan will include a budget of the Out-of-Pocket Costs (including any amounts that Arrowhead will pay to its Subcontractors, including CMOs) to be incurred by Arrowhead in the performance of the activities set forth in the Manufacturing Technology Transfer Plan (the “Manufacturing Technology Transfer Budget”). Pursuant to the timelines set forth in the Manufacturing Technology Transfer Plan that is agreed to by the Parties, and in any event no later than [***] days thereafter, Arrowhead will work with Sarepta to complete the transfer of the Arrowhead Manufacturing Know-How and other activities set forth in the Manufacturing Technology Transfer Plan on the timelines and in accordance with the budget set forth therein. Sarepta will reimburse Arrowhead for its Out-of-Pocket Costs, but for clarity not its FTE Costs, incurred in completing such transfer in accordance with the Manufacturing Technology Transfer Plan in accordance with the Manufacturing Technology Transfer Budget. Any additional assistance to be provided by Arrowhead in connection with Arrowhead Know-How that has been transferred pursuant to a completed Manufacturing Technology Transfer Plan may be requested by Sarepta and provided by Arrowhead pursuant to a separate written agreement between the Parties providing for reasonable compensation to be paid to Arrowhead for providing such additional assistance.

6. COMMERCIALIZATION

6.1. Commercialization of the Licensed Products.

6.1.1. Commercialization Diligence Obligations. On a Program-by-Program basis, following receipt by Sarepta or its Affiliates or Sublicensees of Marketing Approval for a Licensed Product that is the subject of a given Program in the applicable country, Sarepta, either itself or through its Affiliates or Sublicensees, will use Commercially Reasonable Efforts to Commercialize at least one Licensed Product that is the subject of such Program in each of: (a) the United States, (b) any three Major European Markets, and (c) Japan.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

6.1.2. Commercialization Responsibility. As between the Parties, Sarepta will lead and have sole control over and decision-making authority with respect to all Commercialization activities for the Licensed Products in the Territory, at its sole cost and expense.

6.2. Reporting Obligations. Sarepta will report to Arrowhead in writing, on an annual basis in the first Calendar Quarter of each Calendar Year, beginning with the Calendar Year following receipt of the first Regulatory Approval of each Licensed Product (for the period ending December 31 of the prior Calendar Year), summarizing in reasonable detail Sarepta’s and its Affiliates’ and its and their Sublicensees’ Commercialization activities for such Licensed Product performed to date (or updating such report for activities performed since the last such report was given hereunder, as applicable). In addition, Sarepta will provide Arrowhead with written notice of the First Commercial Sale of each Licensed Product in the Territory as soon as reasonably practicable after such event; provided that Sarepta will inform Arrowhead of such event prior to public disclosure of such event by Sarepta or its Affiliates or its and their Sublicensees. All information in such reports will be deemed Sarepta’s Confidential Information.

6.3. Recalls, Market Withdrawals, or Corrective Actions. Each Party will use reasonable efforts to notify the other Party promptly, but in no event later than five Business Days, following its determination that any event, incident, or circumstance has occurred that may result in the need for a recall, market suspension, or market withdrawal of a Licensed Product in the Territory and will include in such notice the reasoning behind such determination. Sarepta will have the sole right to make the final determination as to whether to voluntarily implement any such recall, market suspension, or market withdrawal in the Territory; provided that prior to the implementation of such a recall, market suspension, or market withdrawal, to the extent practical, Sarepta will consult with Arrowhead and will consider Arrowhead’s comments in good faith. Except as otherwise set forth in the applicable supply agreement and its corresponding quality agreement, for all recalls, market suspensions, or market withdrawals undertaken pursuant to this Section 6.3 (Recalls, Market Withdrawals, or Corrective Actions) after the applicable CTA Transfer Date for the applicable Licensed Product, Sarepta will be solely responsible for the execution thereof, and, at Sarepta’s cost and expense, Arrowhead will reasonably cooperate in all such efforts, unless, such recall, market suspension, or market withdrawal was the result of Arrowhead’s failure to supply the applicable Licensed Product to Sarepta in accordance with the specifications set forth for such product under the applicable supply agreement (including manufacture of such Licensed Product in accordance with GMP), in which case, Arrowhead will be responsible for all costs and expenses incurred to conduct such recall, market suspension, or market withdrawal (including provision reasonable cooperation to Sarepta in connection therewith).

7. GOVERNANCE

7.1. Alliance Managers. Promptly following the Effective Date, each Party will designate an individual to facilitate communication and coordination of the Parties’ activities under this Agreement relating to the Development and Manufacture of Licensed Compounds and Licensed Products (each, an “Alliance Manager”). For clarity, an Alliance Manager will not be a representative of its respective Party on any committee, and will have no voting right on any committee, unless otherwise agreed in writing by the Parties.

7.2. Joint Steering Committee.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

7.2.1. Formation; Composition; Dissolution. Within [***] days after the Effective Date, the Parties will establish a committee (the “Joint Steering Committee” or “JSC”) to provide strategic oversight of the Parties’ activities under this Agreement. Each Party will initially appoint [***] representatives to the JSC, with each representative having knowledge and expertise in the Development and Manufacture of compounds and products similar to the Licensed Compounds and Licensed Products and having sufficient decision-making authority and seniority within the applicable Party to provide meaningful input and make decisions arising within the scope of the JSC’s responsibility. The JSC may change its size from time to time by agreement of the Parties, provided that the JSC will consist at all times of an equal number of representatives of each of Arrowhead and Sarepta. Each Party may replace its JSC representatives at any time upon written notice to the other Party. The JSC will be chaired by a chairperson designated by Sarepta. The JSC chairperson may invite non-members to participate in the discussions and meetings of the JSC, if necessary, provided that such participants have no voting authority at the meetings of the JSC and are bound under enforceable obligations of confidentiality and non-use no less protective of the Parties’ Confidential Information than those set forth in this Agreement. The JSC chairperson’s responsibilities will include conducting meetings, including, when feasible, ensuring that objectives for each meeting are set and achieved. The JSC will dissolve upon the dissolution of the JDC, the JMC, and any other subcommittees.

7.2.2. Specific Responsibilities of the JSC. The JSC will have the following responsibilities:

(a) reviewing, discussing, and determining whether to approve the Technology Transfer Plan as set forth in Section 2.4 (Initial Technology Transfer);

(b) discussing and determining whether Sarepta may assume responsibility and control of the Ongoing Development Trials and associated Ongoing C1 Development Activities as set forth in Section 3.1.1(a) (Arrowhead Category 1 Program Development Responsibility);

(c) reviewing, discussing, and determining whether to approve a Category 1 Development Plan and any updates thereto as set forth in Section 3.1.1(c)(i) (Category 1 Development Plans);

(d) reviewing, discussing, and determining whether to implement any Material Trial Change [***], other than (i) an Urgent Material Trial Change as set forth in Section 3.1.1(c)(ii) (Material Trial Changes) or (ii) a Material Trial Change described in clause (B) of Section 3.1.1(c)(ii) (Material Trial Changes);

(e) reviewing, discussing, and determining whether to approve a Category 2 Development Plan and any updates thereto as set forth in Section 3.1.2(b) (Category 2 Development Plans);

(f) reviewing, discussing, and determining whether to approve a Category 3 Development Plan and any updates thereto as set forth in Section 3.1.3(d) (Category 3 Development Plans);

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(g) resolving any dispute between the Parties as to whether a Category 2 CTA Ready Package is missing Category 2 CTA Ready Data as set forth in Section 3.1.2(c) (Sarepta Category 2 CTA Ready Package Acceptance);

(h) resolving any dispute between the Parties as to the achievement of the [***] with respect to any Category 3 Program as set forth in Section 3.1.3(c) (Arrowhead Category 3 Development Responsibility);

(i) resolving any dispute between the Parties as to whether [***] as set forth in Section 8.3.1(g) ([***]);

(j) resolving any dispute between the Parties as to whether a Category 3 CTA Ready Package is missing Category 3 CTA Ready Data as set forth in Section 3.1.3(e) (Sarepta Category 3 CTA Ready Package Acceptance);

(k) reviewing, discussing, and determining whether to approve an Additional R&D Plan and any updates thereto as set forth in Section 3.1.4 (Additional R&D Responsibilities);

(l) reviewing, discussing, and determining whether to approve a Transition Plan and any updates thereto as set forth in Section 3.2.2(a)(i)(Transition Plans) and Section 3.2.2(a)(ii) (Transition Plans);

(m) reviewing, discussing, and determining whether to approve a budget of costs and expenses to be incurred by Arrowhead in connection with (i) transition assistance as set forth in Section 3.2.2(b) (Transition Assistance) or (ii) assistance with Sarepta’s preparation and filing of Clinical Trial Regulatory Submissions as set forth in Section 4.2.1(d) (Arrowhead Assistance);

(n) reviewing, discussing, and determining whether to approve the Manufacturing Technology Transfer Plan or any updates thereto as set forth in Section 5.4 (Manufacturing Technology Transfer);

(o) reviewing, discussing, and determining whether to approve a Sarepta Research Plan and any updates thereto as set forth in Section 3.2.4 (Sarepta Research Activities);

(p) discussing and determining whether to approve [***];

(q) reviewing, discussing, and determining whether to approve [***];

(r) reviewing, discussing, and determining whether to approve a [***];

(s) reviewing, discussing, and determining how to resolve any issue escalated by, or disputes within, a JDC, the JCC, or the JMC;

(t) establishing such additional committees or subcommittees of the JSC as it deems necessary to oversee activities relating to the Licensed Compounds and Licensed Products under this Agreement, including the joint safety committee as described in Section 4.4 (Pharmacovigilance Agreement); and

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(u) performing such other functions expressly allocated to the JSC in this Agreement or by the written agreement of the Parties.

7.2.3. Meetings. The JSC will meet at least once every Calendar Quarter, unless the Parties agree in writing to a different frequency. The JSC may meet in person, by videoconference, or by teleconference, but at least one meeting of the JSC per Calendar Year will be in person unless the Parties otherwise agree in writing. In-person JSC meetings will be held at locations alternately selected by Arrowhead and by Sarepta, or at any other location agreed by the members of the JSC. The first JSC meeting will be held within [***] Business Days following the Effective Date. Meetings of the JSC will be effective only if a quorum is present, which quorum will require the presence of at least one representative from each Party. Each Party will bear the expense of its respective JSC members’ participation in JSC meetings. No later than [***] Business Days prior to any meeting of the JSC (or such shorter time period as the Parties may agree), the JSC chairperson will work with the Alliance Managers to prepare and circulate an agenda for such meeting. Additional topics may be included on such agenda prior to the meeting, and the Party or the committee proposing an item will provide materials to the JSC representatives no later than five Business Days prior to the JSC meeting to support discussion. The JSC chairperson may also call a special meeting of the JSC (by videoconference, teleconference, or in person) if the JSC chairperson reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, in which event such JSC chairperson will work with the Alliance Managers to provide the members of the JSC, promptly after the decision is made to hold such special JSC meeting, with an agenda for the meeting and materials reasonably adequate to enable an informed decision. The Alliance Managers working with the JSC chairperson will be responsible for preparing reasonably detailed written minutes of JSC meetings that reflect all decisions made and action items identified at such meetings within [***] Business Days after each JSC meeting, and endeavor to finalize such minutes within 30 days after each JSC meeting.

7.2.4. Decision-Making. The JSC endeavor to reach decisions by consensus, with each Party, through its representative members of the JSC, having one vote. Approvals of the JSC will require the unanimous agreement of the representatives. If the JSC cannot reach unanimous agreement on an issue that comes before the JSC within [***] Business Days after the meeting at which such issue was raised and over which the JSC has oversight, then the Parties will refer such issue for resolution in accordance with Section 7.5 (Resolution of Committee Disputes).

7.3. Joint Development Committees.

7.3.1. Formation; Composition; Dissolution. Within [***] days after the Effective Date, the Parties will establish (a) a committee to coordinate the research and pre-clinical Development of the Licensed Compounds and Licensed Products in the Territory, and (b) a committee to coordinate the clinical Development of the Licensed Compounds and Licensed Products in the Territory (each, a “Joint Development Committee” or “JDC”). Each Party will initially appoint [***] representatives to each JDC, with each representative having knowledge and expertise in the Development of compounds and products similar to, as applicable, the applicable Licensed Compounds and Licensed Products, and having sufficient seniority and decision-making authority within the applicable Party to provide meaningful input and make decisions arising within the scope

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

of such JDC’s responsibilities. Each Party’s JDC representatives may serve on one or more JDCs. Each JDC may change its size from time to time by agreement of the Parties, provided that each JDC will consist at all times of an equal number of representatives of each of Arrowhead and Sarepta. Each Party may replace its JDC representatives at any time upon written notice to the other Party. Each JDC may invite non-members to participate in the discussions and meetings of such JDC, provided that such participants have no voting authority at the meetings of such JDC and are bound under enforceable obligations of confidentiality and non-use no less protective of the Parties’ Confidential Information than those set forth in this Agreement. Each JDC will be chaired by a chairperson designated by Sarepta whose responsibilities will include conducting meetings, including, when feasible, ensuring that objectives for each meeting are set and achieved. The respective applicable JDC will exist for so long as at least one Licensed Compound or Licensed Product is being Developed under this Agreement.

7.3.2. Specific Responsibilities of the JDCs. The respective applicable JDC will have the following responsibilities:

(a) preparing the Technology Transfer Plan for discussion, review, and approval by the JSC as set forth in Section 2.4 (Initial Technology Transfer);

(b) preparing a Category 1 Development Plan and any updates thereto, in each case, for discussion, review, and approval by the JSC as set forth in Section 3.1.1(c)(i) (Category 1 Development Plans);

(c) reviewing and discussing all material information relevant to a proposed Material Trial Change as set forth in Section 3.1.1(c)(ii) (Material Trial Changes);

(d) preparing a Category 2 Development Plan and any updates thereto, in each case, for discussion, review, and approval by the JSC as set forth in Section 3.1.2(b) (Category 2 Development Plans);

(e) preparing a Category 3 Development Plan and any updates thereto, in each case, for discussion, review, and approval by the JSC as set forth in Section 3.1.3(d) (Category 3 Development Plans);

(f) preparing an Additional R&D Plan and any updates thereto, in each case, for discussion, review, and approval by the JSC as set forth in Section 3.1.4 (Additional R&D Responsibilities);

(g) preparing a Transition Plan and any updates thereto, in each case, for discussion, review, and approval by the JSC as set forth in Section 3.2.2(a)(i) (Transition Plans) and Section 3.2.2(a)(ii) (Transition Plans);

(h) overseeing the transition of Development activities for each Category 1 Program in accordance with its applicable Transition Plan as set forth in Section 3.2.2(a)(iii) (Transition Plans);

(i) preparing [***];

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(j) determining whether to reduce the frequency of Arrowhead’s reports summarizing Arrowhead’s Development activities under this Agreement as set forth in Section 3.6.1(b) (Arrowhead);

(k) preparing [***];

(l) preparing a [***]; and

(m) performing such other functions expressly allocated to the JDC in this Agreement or by the written agreement of the Parties.

7.3.3. Meetings. Each JDC will meet at least once every [***], unless the Parties agree in writing to a different frequency. Each JDC may meet in person, by videoconference, or by teleconference, but that at least one meeting of each JDC per Calendar Year will be in person unless the Parties otherwise agree in writing. In-person JDC meetings will be held at locations alternately selected by Arrowhead and by Sarepta, or at any other location agreed by the members of the respective applicable JDC. Meetings of each JDC will be effective only if a quorum is present, which quorum will require the presence of at least one representative of each Party. Each Party will bear the expense of its respective JDC members’ participation in JDC meetings. No later than [***] days prior to the first meeting of the respective applicable JDC in the 2024 stub-Calendar Year and in each Calendar Year thereafter while such JDC exists, the chairperson for such JDC will prepare a communication plan setting forth a schedule of the dates of each meeting of such JDC for that Calendar Year (a “JDC Communication Plan”). No later than [***] Business Days prior to any meeting of the respective applicable JDC (or such shorter time period as the Parties may agree), the chairperson of such JDC will work with the Alliance Managers to prepare and circulate an agenda for such meeting. Additional topics may be included on such agenda prior to such meeting, and the Party proposing an item will provide detailed materials to the representatives of such JDC no later than [***] Business Days prior to the JDC meeting to support discussion. A JDC chairperson may also call a special meeting of its JDC (by videoconference, teleconference, or in person) if such JDC chairperson reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, in which event such JDC chairperson will work with the Alliance Managers to provide the members of such JDC, promptly after the decision is made to hold such special JDC meeting, with an agenda for the meeting and materials reasonably adequate to enable an informed decision. The Alliance Managers and the chairperson of the applicable JDC will be responsible for preparing reasonably detailed written minutes of meetings of such JDC that reflect all decisions made and action items identified at such meetings within [***] Business Days after each meeting of such JDC, and endeavor to finalize such minutes within 30 days after each meeting of such JDC.

7.3.4. Decision-Making. The JDCs will endeavor to reach decisions by consensus, with each Party, through its representative members of the JSC, having one vote. Approvals of each respective applicable JDC matter will require the unanimous agreement of the representatives of the applicable JDC. If a JDC cannot reach unanimous agreement on a matter issue that comes before it within 10 Business Days following the meeting at which such issue was raised and over which such JDC has oversight, then the Parties will refer such issue for resolution to the JSC pursuant to Section 7.5.1 (Referral to the JSC).

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

7.4. Joint Manufacturing Committee.

7.4.1. Formation; Composition; Dissolution. Within [***] Business Days after the Effective Date, the Parties will establish a committee to coordinate and oversee Manufacturing activities in connection with the Development of the Licensed Compounds and Licensed Products for the Territory (each, a “Joint Manufacturing Committee” or “JMC”). Each Party will initially appoint [***] representatives to the JMC, with each representative having knowledge and expertise in the performance of Manufacturing activities with respect to compounds and products similar to the applicable Licensed Compounds and Licensed Products, and having sufficient seniority and decision-making authority within the applicable Party to provide meaningful input and make decisions arising within the scope of such JMC’s responsibilities. The JMC may change its size from time to time by agreement of the Parties, provided that the JMC will consist at all times of an equal number of representatives of each of Arrowhead and Sarepta. Each Party may replace its JMC representatives at any time upon written notice to the other Party. The JMC may invite non-members to participate in the discussions and meetings of the JMC, provided that such participants have no voting authority at the meetings of the JMC and are bound under enforceable obligations of confidentiality and non-use no less protective of the Parties’ Confidential Information than those set forth in this Agreement. The JMC will be chaired by co-chairpersons designated by Arrowhead and Sarepta, respectively, whose responsibilities will include conducting meetings, including, when feasible, ensuring that objectives for each meeting are set and achieved. The JMC will exist for so long as there are Manufacturing activities being conducted or planned to be conducted for at least one Licensed Compound or Licensed Product under this Agreement.

7.4.2. Specific Responsibilities of the JMC. Subject to any limitations under applicable Law, the JMC will have the following responsibilities:

(a) discuss Manufacturing activities to be performed by or on behalf of Arrowhead under any applicable clinical supply agreement or commercial supply agreement;

(b) preparing the Manufacturing Technology Transfer Plan and any updates thereto, in each case, for discussion, review, and approval by the JSC as set forth in Section 5.4 (Manufacturing Technology Transfer);

(c) overseeing the transfer of the Arrowhead Manufacturing Know-How and other activities set forth in the Manufacturing Technology Transfer Plan as set forth in Section 5.4 (Manufacturing Technology Transfer); and

(d) performing such other functions expressly allocated to the JMC in this Agreement or by the written agreement of the Parties.

7.4.3. Meetings. The JMC will meet at least once every [***], unless the Parties agree in writing to a different frequency, and otherwise as agreed by the Parties with respect to Manufacturing activities-specific matters. The JMC may meet in person, by videoconference, or by teleconference, but at least one meeting of the JMC per Calendar Year will be in person unless the Parties otherwise agree in writing. In-person JMC meetings will be held at locations alternately selected by Arrowhead and by Sarepta, or at any other location agreed by the members of the JMC. Meetings of the JMC will be

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

effective only if a quorum is present, which quorum will require the presence of at least one representative of each Party. Each Party will bear the expense of its respective JMC members’ participation in JMC meetings. No later than [***] days prior to the first meeting of the JMC in the 2024 stub-Calendar Year and in each Calendar Year thereafter while the JMC exists, the co-chairpersons for the JMC will prepare a communication plan setting forth a schedule of the dates of each meeting for the JMC for that Calendar Year (a “JMC Communication Plan”). No later than [***] Business Days prior to any meeting of the JMC (or such shorter time period as the Parties may agree), the co-chairpersons of the JMC will work with the Alliance Managers to prepare and circulate an agenda for such meeting. Additional topics may be included on such agenda, prior to the meeting, and the Party proposing an item will provide materials to the representatives of the JMC no later than [***] Business Days prior to the JMC meeting to support discussion. A JMC co-chairperson may also call a special meeting of the JMC (by videoconference, teleconference, or in person) if such JMC co-chairperson reasonably believes that a significant matter must be addressed prior to the next scheduled meeting, in which event such JMC co-chairperson will work with the Alliance Managers to provide the members of the JMC, promptly after the decision is made to hold such special JMC meeting, with an agenda for the meeting and materials reasonably adequate to enable an informed decision. The Alliance Managers and the co-chairperson of the JMC will be responsible for preparing reasonably detailed written minutes of meetings of the JMC that reflect all decisions made and action items identified at such meetings within [***] Business Days after such meeting of the JMC, and endeavor to finalize such minutes within [***] days after each meeting of the JMC.

7.4.4. Decision-Making. The JMC will endeavor to reach decisions by consensus, with each Party, through its representative members of the JMC, having one vote. Approvals of each respective applicable JMC matter will require the unanimous agreement of the representatives of the JMC. If the JMC cannot reach unanimous agreement on a matter that comes before it within [***] Business Days following the meeting at which such issue was raised and over which such JMC has oversight, then the Parties will refer such issue for resolution to the JSC pursuant to Section 7.5.1 (Referral to the JSC).

7.5. Resolution of Committee Disputes.

7.5.1. Referral to the JSC. If any subcommittee or working group of a JDC or the JMC or any additional committees or subcommittees formed by the JSC cannot reach consensus on any matter within its decision-making authority within [***] Business Days after the meeting at which such failure to reach consensus occurred, then such matter will first be referred for attempted resolution to the applicable committee. If a JDC, the JMC, or any other committee or subcommittee of the JSC cannot reach consensus on any matter within its decision-making authority within [***] Business Days after the meeting at which such failure to reach consensus occurred, then the matter will be referred for attempted resolution to the JSC.

7.5.2. Referral to Executive Officers. If the JSC cannot reach a consensus decision under Section 7.5.1 (Referral to the JSC), then the matter will be referred to the Executive Officers within [***] Business Days after its determination under Section 7.5.1 (Referral to the JSC) that a consensus cannot be reached. If a matter is referred to the Executive Officers under this Section 7.5.2 (Referral to Executive Officers), then the JSC will submit

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

in writing to their respective Executive Officers the respective positions of the Parties. Such Executive Officers will use good faith efforts to resolve such matter promptly, which good faith efforts will include at least one meeting between such Executive Officers within five Business Days after such chairperson’s submission of their respective positions on such matter to them.

7.5.3. Final Decision-Making Authority. If the Executive Officers are unable to reach unanimous agreement on any such matter within [***] Business Days after the meeting between the Executive Officers, then, subject to Section 7.5.4 (Exercise of Decision-Making Authority), the following will apply:

(a) if the escalated matter relates to a dispute over (i) whether the [***] have been met with respect to a Category 3 Program, or (ii) [***], then, in each case ((i) and (ii)):

(i) each Party will appoint an independent Third Party expert having at least 15 years of pharmaceutical and biotechnology industry experience and such Third Party experts will appoint a third independent Third Party expert (the “Third Party Experts”) to resolve such matter;

(ii) each Party will be entitled, within [***] Business Days after the appointment of the final Third Party Expert, to make a written submission to the Third Party Experts explaining the basis for such Party’s position;

(iii) the Third Party Experts will render a decision on such matter within [***] Business Days after such Third Party Experts’ receipt of the last such written submission by the Parties, which decision will be final and binding on the Parties; and

(iv) each Party will be responsible for its own costs and expenses; provided, however, that the fees of the Third Party Experts will be borne by the Party against which the Third Party Experts decide;

(b) if the escalated matter relates to approval of (i) [***], (ii) [***], (iii) [***], or (iv) [***], then neither Party will have final decision-making authority with respect to such matter [***];

(c) if the escalated matter relates to [***], then [***] neither Party will have final decision-making authority with respect to such matter and the Parties will continue operating under the status quo prior to such dispute [***];

(d) if the escalated matter relates to [***], then Arrowhead will have final decision-making authority with respect to such matter; and

(e) if the escalated matter relates to [***], then [***] Sarepta will have final decision-making authority with respect to such matter.

7.5.4. Exercise of Decision-Making Authority. No exercise of a Party’s decision-making authority on any matters may, without the other Party’s prior written consent, (a) unilaterally waive its own compliance with, modify, or amend the terms or conditions of this Agreement; (b) otherwise conflict with this Agreement; (c) approve any amendment

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

to a Development Plan, Additional R&D Plan, Transition Plan, the Manufacturing Technology Transfer Plan, or the Technology Transfer Plan, in each case, that would [***], (d) approve any initial Development Plan for a Category 1 Program or Category 2 Program that would [***]; (e) approve any amendment to a Development Plan, Additional R&D Plan, Transition Plan, the Manufacturing Technology Transfer Plan, or the Technology Transfer Plan, in each case, that would [***]; or (f) result in a material change of the day-to-day use or operational allocation of such Person’s personnel, equipment, and resources.

7.6. General Committee Authority. Each committee has solely the powers expressly assigned to it in this Article 7 (Governance). No committee will have any power to amend, modify, or waive the terms or conditions of this Agreement or compliance with the terms and conditions of this Agreement.

8. PAYMENTS

8.1. Upfront Payment. In consideration of the licenses and other rights granted to Sarepta hereunder, within [***] days following the Effective Date, Sarepta will make a non-refundable and non-creditable upfront payment to Arrowhead of $500,000,000 via wire transfer of immediately available funds to a U.S. bank account that has been designated by Arrowhead prior to the Effective Date (the “Upfront Payment”).

8.2. Annual Fees. In consideration of the licenses and other rights granted to Sarepta hereunder, during the Term, upon each of the first five anniversaries of the Effective Date, Sarepta will make a non-refundable and non-creditable payment to Arrowhead of $50,000,000 via wire transfer of immediately available funds to a U.S. bank account that has been designated by Arrowhead prior to the date of such payment (the “Annual Fees”); provided, however, that no Annual Fee will be payable by Sarepta from and after the date on which (a) Sarepta has delivered to Arrowhead a written notice of termination pursuant to Section 13.5.1 (Material Breach or Cure Period); provided that if this Agreement is not actually terminated by Sarepta following delivery of such notice of termination for material breach (whether because Arrowhead cures such material breach during the applicable Cure Period or it is determined that Arrowhead was not in material breach of this Agreement), then Sarepta will pay to Arrowhead any Annual Fees that would have otherwise become due following delivery of such notice of termination for material breach plus interest thereon in accordance with Section 8.7.7 (Interest Due); or (b) Sarepta has delivered to Arrowhead a written notice of termination pursuant to Section 13.3 (Termination for Convenience). For clarity, the maximum amount payable by Sarepta to Arrowhead under this Section 8.2 (Annual Fees) is $250,000,000.

8.3. Milestone Payments.

8.3.1. DM1 Program Development Milestones.

(a) DM1 Program Development Milestones. With respect to the DM1 Program, Sarepta will make one-time, non-refundable [***], and non-creditable milestone payments to Arrowhead of: (i) $100,000,000 upon the achievement of the DM1 First Development Milestone Event (the “DM1 First Development Milestone Payment”), and (ii) $200,000,000 upon the achievement of the DM1 Second Development Milestone Event (the “DM1 Second Development Milestone

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Payment”) in accordance with Section 8.3.1(b) (DM1 Program Development Milestones).

(b) Manner of Payment. Arrowhead will notify Sarepta in writing, or, if Sarepta has assumed Development responsibility for the DM1 Program pursuant to Section 3.1.1(a)(ii) (Arrowhead Category 1 Program Development Responsibility) or Section 3.1.1(b) (Sarepta Category 1 Development Step-In Right), then, in each case, Sarepta will notify Arrowhead in writing, of the achievement of the DM1 First Development Milestone Event as set forth in Section 8.3.1(d) (DM1 First Development Milestone Event) and the DM1 Second Development Milestone Event as set forth in Section 8.3.1(e) (DM1 Second Development Milestone Event), in each case, no later than [***] days after such Party’s achievement thereof. Sarepta will pay the milestone payment owed to Arrowhead pursuant to, as applicable, Section 8.3.1(a)(i) (DM1 Program Development Milestones) or Section 8.3.1(a)(ii) (DM1 Program Development Milestones) no later than [***] days after the achievement of, respectively, the DM1 First Development Milestone Event and the DM1 Second Development Milestone Event, provided that Sarepta has previously received an invoice from Arrowhead for such milestone payment no later than five Business Days after, as applicable, Arrowhead’s issuance of its achievement notice or Arrowhead’s receipt of Sarepta’s achievement notice.

(c) [***]

(d) DM1 First Development Milestone Event. [***]

(e) DM1 Second Development Milestone Event. [***]

(f) [***]

(g) [***]

8.3.2. Regulatory Milestones. On a Program-by-Program basis, Sarepta will pay to Arrowhead one-time, non-refundable, and non-creditable milestone payments in accordance with Table 8.3.2(a), Table 8.3.2(b), and Table 8.3.2(c) below (each a “Regulatory Milestone Payment”) upon the first achievement by Sarepta or its Affiliates or its or their Sublicensees of each of the applicable regulatory milestone events for the applicable Program as set forth in Table 8.3.2(a), Table 8.3.2(b), and Table 8.3.2(c) below (each a “Regulatory Milestone Event”) for the first Licensed Product that is the subject of such applicable Program to achieve such applicable Regulatory Milestone Event. For the avoidance of doubt, if Sarepta or its Affiliates or their respective Sublicensees achieve all Regulatory Milestone Events with respect to (a) all Programs, then the Regulatory Milestone Payments payable by Sarepta under this Section 8.3.2 (Regulatory Milestones) will be $1,890,000,000, (b) any one of the DM1 Program, DUX4 Program, ATXN1 Program, ATXN2 Program, or ATXN3 Program, then the Regulatory Milestone Payments payable by Sarepta under this Section 8.3.2 (Regulatory Milestones) with respect to such Program will be $110,000,000, (c) any one of the MMP7 Program or HTT Program, then the Regulatory Milestone Payments payable by Sarepta under this Section 8.3.2 (Regulatory Milestones) with respect to such Program will be $130,000,000, and (d) a Category 3 Program, then the Regulatory Milestone Payments payable by Sarepta under

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

this Section 8.3.2 (Regulatory Milestones) with respect to such Program will be $180,000,000.

Table 8.3.2(a) –Regulatory Milestones
Regulatory Milestone Event	Regulatory Milestone Payment
	[***]	[***]	[***]	[***]	[***]
[***]	$60,000,000	$60,000,000	$60,000,000	$60,000,000	$60,000,000
[***]	$35,000,000	$35,000,000	$35,000,000	$35,000,000	$35,000,000
[***]	$15,000,000	$15,000,000	$15,000,000	$15,000,000	$15,000,000

Table 8.3.2(b) –Regulatory Milestones
Regulatory Milestone Event	Regulatory Milestone Payment
	MMP7 Program	HTT Program
[***]	$75,000,000	$75,000,000
[***]	$40,000,000	$40,000,000
[***]	$15,000,000	$15,000,000

Table 8.3.2(c) – Regulatory Milestones
Regulatory Milestone Event	Regulatory Milestone Payment
Each Category 3 Program
[***]	$10,000,000
[***]	$15,000,000
[***]	$25,000,000
[***]	$75,000,000
[***]	$40,000,000
[***]	$15,000,000

[***]

Sarepta will notify Arrowhead in writing of the achievement of a Regulatory Milestone Event no later than [***] days after Sarepta becomes aware of the achievement thereof, and pay to Arrowhead the corresponding Regulatory Milestone Payment no later than [***] days after the achievement of such Regulatory Milestone Event, provided that Sarepta has previously received an invoice from Arrowhead for such corresponding Category 2 Regulatory Milestone Payment no later than [***] Business Days after its receipt of Sarepta’s achievement notice.

8.3.3. Sales Milestones. On a Program-by-Program basis, Sarepta will make one-time, non-refundable, and non-creditable milestone payments to Arrowhead in accordance with Table 8.3.3(a) and Table 8.3.3(b) below (each a “Sales Milestone Payment”) upon the first achievement by Sarepta or its Affiliates or its or their Sublicensees of each of the sales milestone events set forth in Table 8.3.3(a) and Table 8.3.3(b) below for the applicable Program (each a “Sales Milestone Event”) with respect to the aggregate annual Net Sales (subject to any reductions as set forth in Section 8.5 (Payment Reductions)) of all Licensed Products that are the subject of such applicable Program in the Territory. For the avoidance of doubt, if Sarepta or its Affiliates or their respective Sublicensees achieve all Sales Milestone Events with respect to (a) all Programs, then the Sales Milestone Payments

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

payable by Sarepta under this Section 8.3.2 (Regulatory Milestones) will be $8,100,000,000, (b) any one of the [***] then the Sales Milestone Payments payable by Sarepta under this Section 8.3.2 (Regulatory Milestones) for such Program will be $500,000,000, and (c) any one of the MMP7 Program, HTT Program, or a Category 3 Program, then the Regulatory Milestone Payments payable by Sarepta under this Section 8.3.2 (Regulatory Milestones) for such Program will be $700,000,000.

Table 8.3.3(a) –Sales Milestones
Sales Milestone Event	Sales Milestone Payment
	[***]	[***]	[***]	[***]	[***]
[***]	$40,000,000	$40,000,000	$40,000,000	$40,000,000	$40,000,000
[***]	$60,000,000	$60,000,000	$60,000,000	$60,000,000	$60,000,000
[***]	$100,000,000	$100,000,000	$100,000,000	$100,000,000	$100,000,000
[***]	$125,000,000	$125,000,000	$125,000,000	$125,000,000	$125,000,000
[***]	$175,000,000	$175,000,000	$175,000,000	$175,000,000	$175,000,000

Table 8.3.3(b) –Sales Milestones
Sales Milestone Event	Sales Milestone Payment
	MMP7 Program	HTT Program	Each Category 3 Program
[***]	$40,000,000	$40,000,000	$40,000,000
[***]	$60,000,000	$60,000,000	$60,000,000
[***]	$100,000,000	$100,000,000	$100,000,000
[***]	$125,000,000	$125,000,000	$125,000,000
[***]	$175,000,000	$175,000,000	$175,000,000
[***]	$200,000,000	$200,000,000	$200,000,000

On a Program-by-Program basis, the Net Sales of any Licensed Product that is the subject of such Program in any country in the Territory will not be included after the Royalty Term for such Licensed Product in such country has expired.

Sarepta will notify Arrowhead in writing of the achievement of a Sales Milestone Event by Sarepta or any of its Affiliates or any of its or their Sublicensees no later than [***] days after the end of the Calendar Year in which such Sales Milestone Payment is payable under this Section 8.3.3 (Sales Milestones), and pay to Arrowhead the corresponding Sales Milestone Payment no later than [***] days after the achievement of such Sales Milestone Event, provided that Sarepta has previously received an invoice from Arrowhead for such corresponding Sales Milestone Payment no later than five Business Days after its receipt of Sarepta’s achievement notice.

For clarity, the Sales Milestone Payments will be due for each Program, but in no event will any Sales Milestone Event be due more than one time for each Program. [***]

8.4. Royalties. On a Program-by-Program basis, during the Royalty Term for each Licensed Product that is the subject of such Program in each country in the Territory and subject to the provisions of

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Section 8.5 (Payment Reductions), Sarepta will pay to Arrowhead nonrefundable, non-creditable royalty payments in the amount of the applicable royalty rates set forth in Table 8.4 (Royalty Payments) below based on the aggregate Net Sales resulting from the sale of [***] such Program in the Territory by Sarepta, its Affiliates, or their respective Sublicensees during each Calendar Year (such payments, “Royalties”).

8.5. Payment Reductions.

TABLE 8.4 – Royalty Payments
Annual Net Sales of all Licensed Products of the same Program	Marginal Royalty Rate (% of Annual Net Sales)
The portion of Annual Net Sales [***] less than or equal to [***]	[***]%
The portion of Annual Net Sales [***] greater than [***] and less than or equal to [***]	[***]%
The portion of Annual Net Sales [***] greater than [***]and less than or equal to [***]	[***]%
The portion of Annual Net Sales [***] greater than [***]and less than or equal to [***]	[***]%
The portion of Annual Net Sales [***] greater than [***]	[***]%

8.5.1. Reduction for No Valid Claim. Subject to Section 8.5.5 (Minimum Floor), on a Licensed Product-by-Licensed Product and country-by-country basis, if, within any time period during the Royalty Term for such Licensed Product in such country, such Licensed Product is not Covered by a Valid Claim of [***], the Net Sales of such Licensed Product in such country used to calculate Royalties and Sales Milestone Payments due for such Licensed Product in such country in accordance with Section 8.4 (Royalties) and Section 8.3.3 (Sales Milestones) will be reduced by [***]% during such time period.

8.5.2. Reduction for Generic Competition. Subject to Section 8.5.5 (Minimum Floor), on a Licensed Product-by-Licensed Product and country-by-country basis, if, during the Royalty Term for such Licensed Product in such country, one or more Generic Products with respect to such Licensed Product is approved for sale or otherwise is sold in such country in a given Calendar Quarter (the date of such first sale of a given Generic Product, such Generic Product’s “Generic Entry Date”), then, if, in any given Calendar Quarter after the first Generic Entry Date in such country, there has been a reduction in Net Sales of such Licensed Product in such country of more than [***]% as compared to the averaged Net Sales of such Licensed Product in such country over the [***] Calendar Quarters immediately preceding the first Generic Entry Date in such country, then, commencing in the first full Calendar Quarter following such Calendar Quarter, the Net Sales of such Licensed Product in such country used to calculate Royalties due for such Licensed Product in such country in accordance with Section 8.4 (Royalties) will be reduced by [***]% [***].

8.5.3. Third Party Payments. Subject to Section 8.5.5 (Minimum Floor), in the event that, during the Royalty Term for a Licensed Product in a country, Sarepta makes any [***] pursuant to any agreement with a Third Party or any Platform Third Party Agreement as set forth in Section 2.9.2(b)(iii) (After Effective Date), in each case, under which Sarepta is granted rights (whether by acquisition, license, or sublicense) to any [***] in such country owned or otherwise controlled by such Third Party that are [***] for the

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Development, Manufacture, or Commercialization of such Licensed Product in such country, Sarepta may credit [***]% of any [***] actually paid by Sarepta to such Third Party pursuant to the terms of such Agreement to the extent reasonably allocable to such rights in such country against any [***] payable for such Licensed Product in such country by Sarepta to Arrowhead under [***].

8.5.4. [***]

8.5.5. Minimum Floor. In no event will the Net Sales of a given Licensed Product in a country used to calculate (a) Royalties due and payable by Sarepta to Arrowhead under Section 8.4 (Royalties) in a given Calendar Quarter for such Licensed Product in such country be reduced to less than [***]% of the Net Sales of such Licensed Product in such country in such Calendar Quarter as a result of the aggregate reductions permitted pursuant to Section 8.5.1 (Reduction for No Valid Claim), Section 8.5.2 (Reduction for Generic Competition), Section 8.5.3 (Third Party Payments), [***].

8.6. Other Amounts Payable. With respect to any amounts owed under this Agreement by one Party to the other for which no other invoicing and payment procedure is specified in this Agreement, within [***] days after the end of each Calendar Quarter each Party will provide an invoice, together with reasonable supporting documentation, to the other Party for such amounts owed in respect of such Calendar Quarter. The owing Party will pay any undisputed amounts within [***] days after receipt of the invoice and will pay any disputed amounts owed by such Party within [***] days after resolution of the Dispute.

8.7. Payment Terms.

8.7.1. Manner of Payment. All payments to be made between the Parties under this Agreement will be made in Dollars and will be paid by wire transfer in immediately available funds to a bank account designated by the receiving Party; provided that in no event will Sarepta be obligated to make payments under this Agreement to any Affiliate of Arrowhead that is organized in any jurisdiction outside of the U.S. without Sarepta’s prior written consent.

8.7.2. Reports and Royalty Payments. With respect to each Calendar Quarter during which Royalties are due and payable by Sarepta to Arrowhead, within [***] days after the end of such Calendar Quarter, Sarepta will submit to Arrowhead a written report including the following information listed by Licensed Product and by country or other jurisdiction of sale in the Territory: [***] and Sarepta will make any such payments within [***] days after the end of the Calendar Quarter during which the applicable Net Sales of Licensed Products occurred.

8.7.3. Records and Audits. Each Party will keep, and will cause its Affiliates and its Sublicensees to keep, complete, true, and accurate books and records in accordance with GAAP in relation to this Agreement, including in relation to (a) in the case of Sarepta, all Net Sales, Royalties, and Sale Milestone Payments (the “Sarepta Records”) and (b) in the case of Arrowhead, all costs and expenses incurred in connection with the performance of Development and Manufacturing activities and any other amounts to be reimbursed by Sarepta under this Agreement (the “Arrowhead Records”). Each Party will keep, and will cause its Affiliates and its Sublicensees to keep, such books and records until the later of (i) [***] years following the Calendar Year to which they pertain and (ii) such period as

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

may be required by applicable Law. Either Party (the “Auditing Party”) may cause an internationally-recognized independent accounting firm (the “Auditor”) that is reasonably acceptable to the other Party (the “Audited Party”) to inspect the relevant records of the Audited Party and its Affiliates and Sublicensees to verify the payments made by Sarepta and the related reports, statements and books of accounts, as applicable. Before beginning its audit, the Auditor will execute an undertaking reasonably acceptable to the Audited Party by which the Auditor agrees to keep confidential all information reviewed during the audit. The Audited Party and its Affiliates and Sublicensees will make their records available for inspection by the Auditor during regular business hours at such place or places where such records are customarily kept, upon receipt of reasonable advance notice from the Auditing Party. The Auditor will review such records solely to verify the accuracy of (A) in the case of Sarepta as the Audited Party, the Sarepta Records and the payments owed to Arrowhead under the financial terms of this Agreement and (B) in the case of Arrowhead as the Audited Party, the Arrowhead Records and all costs and expenses reported to have been incurred in connection with its performance of the Development and Manufacturing activities under this Agreement. Each Party will not exercise such inspection right more than once in any Calendar Year and not more frequently than once with respect to records covering any specific period of time. In addition, the Auditing Party will only be entitled to audit the books and records of the Audited Party, its Affiliates, and its Sublicensees from the three Calendar Years prior to the Calendar Year in which the Auditing Party notifies Sarepta of such audit request. Notwithstanding any provision to the contrary in Article 9 (Confidentiality and Publication), the Auditing Party agrees to hold in strict confidence all information received and all information learned in the course of any audit or inspection, except to the extent necessary for the Auditing Party to enforce its rights under this Agreement or to the extent required to comply with any applicable Law, regulation, or judicial order. The Auditor will provide its audit report and basis for any determination to the Audited Party at the time such report is provided to the Auditing Party. If the final result of the inspection reveals an undisputed underpayment or overpayment by the Audited Party, then the underpaid or overpaid amount will be settled promptly. The Auditing Party will pay for such inspections, as well as its expenses associated with enforcing its rights with respect to any payments hereunder; provided, however, that, if the final results of such audit reveal an overpayment or underpayment of more than [***]% of the total payments due hereunder for the audited period, then the fees and expenses charged by the Auditor will be paid by the Audited Party.

8.7.4. Currency Exchange. The rate of exchange to be used in computing the amount of currency equivalent in Dollars owed to a Party under this Agreement will be the monthly average exchange rate between each currency of origin and Dollars as reported by The Wall Street Journal, East Coast Edition or an equivalent resource as agreed by the Parties.

8.7.5. Taxes.

(a) Withholding Taxes. The amounts payable pursuant to this Agreement (“Payments”) will not be reduced on account of any Taxes unless required by Law. The Parties acknowledge and agree that no Taxes are expected to be deducted or withheld from the Payments. If Sarepta, as a result of a change in Law after the Effective Date or otherwise as a change in circumstances is required to deduct or withhold from any Payment under any applicable Tax Law (“Withholding Taxes”), Sarepta will promptly (but no later than 10 Business Days prior to the

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

due date of the applicable Payment) notify Arrowhead in writing of the potential for Withholding Taxes and the basis therefor, and cooperate with Arrowhead in good faith so as to reduce or eliminate any potential obligation for such withholding of Taxes to the greatest extent possible, including with respect to obtaining the benefit of any present or future treaty against double Taxation or refund or reduction in such Taxes. Notwithstanding the foregoing, in the event an obligation to withhold or deduct arises as a result of an assignment, transfer, or other action by Arrowhead, the notice provision of the preceding sentence shall not apply. Subject to Section 8.7.5(c) (Assignments and Transfers), Sarepta will deduct and withhold from the Payments any Taxes that it is required by Law to deduct or withhold and will properly remit such Taxes to the appropriate Governmental Authority. Sarepta will provide Arrowhead with reasonable evidence of the proper payment of any withholding Taxes applicable to the Payments, and any receipts or certifications provided by or to a Governmental Authority, when and if available. If Withholding Taxes are paid to a Governmental Authority, then Sarepta will provide reasonable assistance to Arrowhead to obtain a refund of such Withholding Taxes, or obtain a credit with respect to Taxes paid, to the extent that such a refund or credit is available under applicable Law; provided, however, that Sarepta will be reimbursed for any reasonable Out-of-Pocket Costs.

(b) Cooperation. The Parties will use reasonable efforts to provide each other with information required by a Party for the purpose of filing applicable tax returns or reducing or eliminating Withholding Taxes. The Licensed Products are intended to be Exploited in the Field throughout the Territory. To the extent a Licensed Product is Exploited in the Field in a part of the Territory outside of the United States, Sarepta may cause a non-U.S. Affiliate to Commercialize such Licensed Product. In connection with this Section 8.7.5(b) (Cooperation), the Parties shall use reasonable efforts to cooperate to, as applicable, Commercialize Licensed Products in such a manner to be treated as a sale of intangible property to a recipient that is a “foreign person” (within the meaning of Treas. Reg. § 1.250(b)-4(c)) and that is for “foreign use” (within the meaning of Treas. Reg. § 1.250(b)-4(d)(2)) and either Arrowhead or a third-party advisor that is reasonably acceptable to the Parties will, at Arrowhead’s sole expense, substantiate such treatment, with which Sarepta intends to reasonably cooperate. Notwithstanding anything to the contrary in this Section 8.7.5(b) (Cooperation), with respect to Sarepta’s obligation to cooperate in this Section 8.7.5(b) (Cooperation), reasonable efforts will not include any actions that, in Sarepta’s discretion exercised in good faith, would, or is expected to, subject Sarepta to material unreimbursed cost or expense or materially prejudice the legal, commercial, tax, or accounting position of Sarepta.

(c) Assignments and Transfers. If a Party that owes a Payment under this Agreement is required by Law to withhold taxes in respect of any Payment, and if such withholding obligation arises as a result of any action taken by such Party or its Affiliate or successor or assignee, including an assignment of this Agreement as permitted under Section 16.1 (Assignment) of this Agreement, a change in tax residency of such Party, or payments arise or are deemed to arise through a branch of such Party then any applicable Payments for which the recipient Party is, in the good faith discretion of the recipient Party’s tax counsel or accountants (following

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

reasonable discussions with the paying Party or its representatives), not able to recover or credit such withheld amount in the taxable year of such payment will be increased to take into account such Withholding Taxes as may be necessary so that, after making all required Tax withholdings and deductions (including Tax withholdings and deductions on amounts payable under this Section 8.7.5 (Taxes)), the payee receives an amount equal to the sum it would have received had no such increased withholding been made.

(d) Transfer Tax. All transfer, documentary, sales, use, stamp, registration, and other such Taxes, and any conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated hereby, if any, will be borne and paid by Sarepta. Sarepta will prepare and timely file all tax returns required to be filed in respect of any such Taxes.

8.7.6. Blocked Payments. If, by reason of Law in any country, it becomes impossible or illegal for a Party to transfer, or have transferred on its behalf, any payment owed to the other Party hereunder, then such Party will (a) promptly notify the other Party of the conditions preventing such transfer and (b) deposit such payment in local currency in the relevant country to the credit of the other Party in a recognized banking institution designated by the other Party or, if none is designated by the other Party within a period of [***] days, in a recognized banking institution selected by the transferring Party, as the case may be, and identified in a written notice given to the other Party.

8.7.7. Interest Due. If a Party does not receive payment of any sum due to it on or before the due date, simple interest will thereafter accrue on the sum due to such Party until the date of payment at the per annum rate equal to [***].

8.7.8. Right to Offset. Sarepta will have the right to offset any amount (other than amounts for which Arrowhead has provided a notice of dispute with respect thereto) owed by Arrowhead to Sarepta under or in connection with this Agreement, including any amount actually owed under an indemnification obligation by Arrowhead, against any payments owed by Sarepta to Arrowhead under this Agreement. Such offsets will be in addition to any other rights or remedies available under this Agreement and applicable Law.

9. CONFIDENTIALITY AND PUBLICATION

9.1. Confidential Information. The existence and terms of this Agreement are the Confidential Information of each Party, and each Party will be deemed a Receiving Party with respect thereto. (a) Unpublished patent applications within the Licensed Product-Specific Patent Rights and Arrowhead Know-How that is specific to the composition of matter, form, formulation, or a method of treatment with, or use or manufacture of a Licensed Compound or a Licensed Product (“Product-Specific Know-How”), in each case, will be the Confidential Information of both Parties; (b) except as set forth in clause (e) of this Section 9.1 (Confidential Information), all Arrowhead Know-How that is neither Product-Specific Know-How nor Joint Arising Know-How will be Confidential Information of Arrowhead, provided that Arrowhead will maintain all Arrowhead Arising Know-How (excluding Arrowhead Excluded Know-How) in confidence and not disclose such Know-How to any Third Party for so long as such Know-How remains Confidential Information of Arrowhead, except as permitted under Section 9.2 (Non-Disclosure

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

and Non-Use Obligation), Section 9.4 (Permitted Disclosures), or Section 9.8 (Publication); (c) except as set forth in clause (e) of this Section 9.1 (Confidential Information), all Sarepta Arising Know-How and all reports delivered by Sarepta to Arrowhead hereunder, in each case, will be Confidential Information of Sarepta, provided that Sarepta will maintain all Sarepta Arising Know-How that (i) solely relates to the composition of matter, formulation, form, or a method of use or treatment, delivery, or Manufacture of a Licensed Compound or Licensed Product and (ii) is necessary or reasonably useful to Develop, Manufacture, Commercialize, and otherwise Exploit such Licensed Compound or Licensed Product, in confidence and not disclose such Know-How to any Third Party for so long as such Know-How remains Confidential Information of Sarepta, except as permitted under Section 9.2 (Non-Disclosure and Non-Use Obligation), Section 9.4 (Permitted Disclosures), or Section 9.8 (Publication); (d) all Know-How within the Joint Arising Know-How will be Confidential Information of both Parties, regardless of which Party initially generated or disclosed the relevant Joint Arising Know-How to the other Party in connection with this Agreement; and (e) all information exchanged between the Parties regarding the Prosecution and Maintenance, defense, and enforcement of the Patent Rights under Article 12 (Intellectual Property) will be the Confidential Information of both Parties. All information disclosed by a Party pursuant to the Confidentiality Agreement is deemed the Confidential Information of such Party pursuant to this Agreement.

9.2. Non-Disclosure and Non-Use Obligation. Except as otherwise expressly set forth herein, the Receiving Party will, during the Term and for a period of [***] years thereafter, keep the Confidential Information of the Disclosing Party confidential using at least the same degree of care with which the Receiving Party holds its own Confidential Information (but in no event less than a reasonable degree of care) and will not (a) disclose such Confidential Information to any Person without the prior written approval of the Disclosing Party, except, solely to the extent necessary to exercise its rights or perform its obligations under this Agreement, to its employees, Affiliates, Sublicensees, and Subcontractors, consultants, or agents who have a need to know such Confidential Information, all of whom will be similarly bound by confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement and for whom the Disclosing Party will be responsible, or (b) use such Confidential Information for any purpose other than for the purposes contemplated by this Agreement. The Receiving Party will cause the foregoing Persons to comply with the restrictions on use and disclosure set forth in this Section 9.2 (Non-Disclosure and Non-Use Obligation) and will be responsible for ensuring that such Persons maintain the Disclosing Party’s Confidential Information in accordance with this Article 9 (Confidentiality and Publication). Each Party will promptly notify the other Party of any misuse or unauthorized disclosure of the other Party’s Confidential Information.

9.3. Exemptions. Information of a Disclosing Party will not be Confidential Information of such Disclosing Party to the extent that the Receiving Party can demonstrate through competent evidence that such information: (a) is already in the possession of the Receiving Party at the time of its receipt from the Disclosing Party and not through a prior disclosure by or on behalf of the Disclosing Party; (b) is generally available to the public before its receipt from the Disclosing Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure by the Disclosing Party and other than through any act or omission of the Receiving Party or any of its Affiliates or disclosees in breach of this Agreement, including pursuant to Section 9.8 (Publications); (d) is subsequently disclosed to the Receiving Party or any of its Affiliates without obligation of confidentiality by a Third Party who may rightfully do so and is not under a conflicting obligation of confidentiality to the Disclosing Party; or (e) other than the Joint Arising Know-How

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

or Sarepta Arising Know-How, is developed independently by employees, Subcontractors, consultants, or agents of the Receiving Party or any of its Affiliates without use of or reliance upon the Disclosing Party’s Confidential Information. No combination of features or disclosures will be deemed to fall within the foregoing exclusions merely because individual features are published or available to the general public or in the rightful possession of the Receiving Party unless the combination itself and principle of operation are published or available to the general public or in the rightful possession of the Receiving Party. Specific aspects or details of Confidential Information will not be deemed to be within the public domain or in the possession of the Receiving Party merely because the Confidential Information is encompassed by more general information in the public domain or in the possession of the Receiving Party.

9.4. Permitted Disclosures. In addition to the exceptions contained in Section 9.2 (Non-Disclosure and Non-Use Obligation), the Receiving Party may disclose Confidential Information of the Disclosing Party to the extent (and solely to the extent) that such disclosure is reasonably necessary in the following instances:

9.4.1. (a) the Prosecution and Maintenance of Patent Rights as contemplated under Article 12 (Intellectual Property); or (b) Regulatory Submissions and other filings with Governmental Authorities (including Regulatory Authorities), as necessary for the Exploitation of a Licensed Product; provided that the Receiving Party will take all reasonable measures to ensure the confidential treatment of such Confidential Information to the extent permitted under applicable Law;

9.4.2. to actual or bona fide potential [***], solely for the purpose of evaluating or carrying out an actual or potential [***], or [***] transaction; provided that, in each such case, (a) such Persons are bound by obligations of confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement or otherwise customary for such type and scope of disclosure, (b) any such disclosure is limited to the maximum extent practicable for the particular context in which it is being disclosed, and (c) that the term of such confidentiality obligation must be consistent with industry standards;

9.4.3. if required by Law, including as may be required in connection with any filings made with, or by the disclosure policies of a major stock exchange (in which case the terms of such disclosures will be governed by Section 9.5 (Confidential Treatment)); provided that the Party seeking to disclose the Confidential Information of the other Party (other than as required by the disclosure policies of a major stock exchange): (a) use reasonable efforts to inform the other Party prior to making any such disclosures and reasonably cooperate with the other Party in seeking a protective order or other appropriate remedy (including redaction), and (b) whenever possible, request confidential treatment of such information in accordance with Section 9.5 (Confidential Treatment);

9.4.4. to prosecute or defend litigation so long as there is [***] days’ prior written notice given by the Receiving Party before filing, and to enforce Patent Rights in connection with the Receiving Party’s rights and obligations pursuant to this Agreement; provided that the Party seeking to disclose the Confidential Information of the other Party: (a) use reasonable efforts to inform the other Party prior to making any such disclosures and reasonably cooperate with the other Party in seeking a protective order or other appropriate remedy

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(including redaction), and (b) whenever possible, request confidential treatment of such information in accordance with Section 9.5 (Confidential Treatment);

9.4.5. to any Third Party to the extent a Party is required to do so pursuant to the terms and conditions of an in-license agreement with such Third Party relating to the intellectual property rights sublicensed to the other Party hereunder, provided that any such Third Party receiving Confidential Information are bound by obligations of confidentiality, non-disclosure, and non-use provisions at least as restrictive or protective of the Parties as those set forth in this Agreement or otherwise customary for such type and scope of disclosure; and

9.4.6. with respect to Sarepta as the Receiving Party, Sarepta may use Confidential Information of Arrowhead as needed to perform its obligations and exercise its rights under this Agreement [***].

If and whenever any Confidential Information is disclosed in accordance with this Section 9.4 (Permitted Disclosures), such disclosure will not cause any such information to cease to be Confidential Information except to the extent that such disclosure results in a public disclosure of such information (other than by breach of this Agreement).

9.5. Confidential Treatment. The Parties acknowledge that either or both Parties may be obligated to file a copy of this Agreement (or portions of this Agreement or an abstract of the terms of this Agreement) with the SEC or other similar Governmental Authority in a country other than the United States. Each Party will be entitled to make such a required filing, provided that, it initially files a redacted copy of this Agreement (or portions of this Agreement or an abstract of the terms of this Agreement) (“Redacted Agreement”). In the event of any such filing, each Party will (a) permit the other Party to review and comment upon any proposed redactions of this Agreement, and request proposed redactions of this Agreement and any subsequent correspondence with respect thereto at least five Business Days in advance of its submission to the SEC or such other Governmental Authorities, (b) reasonably consider the other Party’s comments thereon, and (c) if such Governmental Authority requests any changes to the redactions set forth in the Redacted Agreement, use reasonable efforts to support the redactions in the Redacted Agreement as originally filed (to the extent consistent with the then-current legal requirements governing redaction of information from material agreements that must be publicly filed) and, to the extent reasonably practicable, not agree to any changes to the redactions proposed in the Redacted Agreement without first discussing such changes with the other Party and taking the other Party’s comments into consideration when deciding whether to agree to such changes. Each Party will be responsible for its own legal and other external costs in connection with any such filing, registration, or notification.

9.6. Relationship to Confidentiality Agreement. This Agreement supersedes the Confidentiality Agreement; provided, however, that all “Confidential Information” disclosed or received by the Parties and their Affiliates thereunder will be deemed the Confidential Information of the originally Disclosing Party hereunder and will be subject to the terms and conditions of this Agreement.

9.7. Use of Name and Logo. Subject to Section 9.8.2 (Announcements), neither Arrowhead nor Sarepta will use the other Party’s or its Affiliates’ name or logo in any label, press release, or product advertising, or for any other promotional purpose, without first obtaining the other Party’s written consent.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

9.8. Publications.

9.8.1. Coordination. During the Term, Arrowhead and Sarepta will, from time to time and at the request of the other Party, discuss the general information content relating to this Agreement that may be publicly disclosed; provided that, without limitation of Arrowhead’s rights under Section 9.8.3 (Publications Rights), Sarepta will have no obligation to consult with Arrowhead with respect to public announcement or publications concerning Sarepta’s Exploitation of any Licensed Product that does not reference Arrowhead, or disclose any of Arrowhead’s Confidential Information or the Arrowhead Platform.

9.8.2. Announcements. Except as may be expressly permitted under Section 9.8.1 (Coordination), Section 9.8.3 (Publications Rights), or Section 9.4 (Permitted Disclosures), during the Term, neither Party will make any public announcement regarding this Agreement without the prior written approval of the other Party, except for either Party’s references to the other as the licensor or licensee (as applicable) or a collaboration partner under this Agreement. Each Party may issue a press release regarding the signing of this Agreement after the Execution Date. On or following the Execution Date, each Party will issue its respective press release in substantially the form set forth on Schedule 9.8.2 (Press Releases). After the issuance of such press release or other permitted public disclosure by a Party, either Party may make subsequent public disclosures reiterating such information without having to obtain the other Party’s prior consent and approval so long as the information in such press release or other public announcement remains true, correct, and the most current information with respect to the subject matters set forth therein. Further, Arrowhead will be permitted to issue press releases indicating the achievement of any Milestone Event and the amount of any Milestone Payment, provided that in all cases Arrowhead provides Sarepta with reasonable prior written notice of such press release.

9.8.3. Publication Rights. During the Term, Sarepta may, in its sole discretion, publish results of all Clinical Trials and other Development activities conducted with respect to any Licensed Compound or Licensed Product, provided that no publication will include any Confidential Information of Arrowhead, other than the Product-Specific Know-How, without Arrowhead’s prior written consent, not to be unreasonably withheld, conditioned, or delayed. Arrowhead will have no such right to publish the results of Clinical Trials or other Development activities conducted with respect to any Licensed Compound or Licensed Product. Arrowhead will have the right to review all proposed publications prior to Sarepta’s submission of such publication, in accordance with the procedures set forth in this Section 9.8.3 (Publications Rights). If Sarepta intends to make any publication or presentation related to any Clinical Trials or other Development activities conducted with respect to any Licensed Compound or Licensed Product, then Sarepta will first provide Arrowhead with a copy of the applicable proposed abstract, manuscript, or presentation no less than [***] days ([***] days in the case of abstracts) prior to its intended submission for publication. Arrowhead will respond in writing promptly and in no event later than [***] days ([***] days in the case of abstracts) after receipt of the proposed material with any concerns regarding the disclosure of any information or subject matter that, in Arrowhead’s reasonable discretion would present issues as to patentability of the relevant subject matter or requesting the removal of any of Arrowhead’s Confidential Information. In the event of any concern raised regarding protection of intellectual property rights of Arrowhead, Sarepta will not submit such publication or to make such presentation that

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

contains such information until Arrowhead is given a reasonable period of time, and in no event less than [***] days (or such other period as may be mutually agreed by the Parties in writing), to seek patent or other intellectual property protections in accordance with the terms of this Agreement covering any material in such publication or presentation that it believes is protectable. Subject to Section 9.4 (Permitted Disclosures), Sarepta will remove any Confidential Information of Arrowhead for which Arrowhead requests such removal from any such proposed publication or presentation. Sarepta will use reasonable efforts to provide Arrowhead with a copy of each such publication or presentation within five Business Days after the date of its submission, and in any event Sarepta will provide Arrowhead with a copy of each such publication or presentation within five Business Days after Arrowhead’s written request for such copy (if not previously provided). Without limiting the foregoing, Sarepta will acknowledge the contributions of Arrowhead and the employees of Arrowhead in any such publication or presentation, as scientifically appropriate.

9.8.4. Clinical Trial Transparency. Both Parties agree to collaborate to maintain compliance with all Laws related to Clinical Trial transparency that may apply to either the sponsor of any Clinical Trial or the owner of any Regulatory Approval, all as related to any Licensed Product. The Parties will cooperate to maintain Clinical Trial transparency consistent with each sponsor’s Clinical Trial registration, summary result, and data sharing transparency policies and will support disclosure of Confidential Information as needed based on the needs of the sponsors of the study or the Regulatory Approval holder with respect to any Licensed Product.

10. REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1. Mutual Representations and Warranties. Each Party represents and warrants to the other Party, as of the Execution Date, and as of the Effective Date (as though then made), that:

10.1.1. such Party is a corporation duly organized, validly existing, and in good standing under the Laws of its jurisdiction of incorporation or formation;

10.1.2. such Party has all requisite corporate power and corporate authority to enter into this Agreement and to carry out its obligations under this Agreement;

10.1.3. all requisite corporate action on the part of such Party and its directors and stockholders required by Law for the authorization, execution, and delivery by such Party of this Agreement, and the performance of all obligations of such Party under this Agreement, has been taken;

10.1.4. the execution, delivery, and performance of this Agreement, and compliance with the provisions of this Agreement, by such Party do not and will not: (a) violate any provision of Law or any ruling, writ, injunction, order, permit, judgment, or decree of any Governmental Authority; (b) constitute a breach of, or default under (or an event that, with notice or lapse of time or both, would become a default under) or conflict with, or give rise to any right of termination, cancellation or acceleration of, any agreement, arrangement or instrument, whether written or oral, by which such Party or any of its assets are bound; or (c) violate or conflict with any of the provisions of such Party’s organizational documents

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

(including any articles or memoranda of organization or association, charter, bylaws, or similar documents);

10.1.5. such Party has not entered into any agreement with any Third Party that is in conflict with the rights granted to the other Party under this Agreement, and has not taken any action that would prevent it from granting the rights granted to the other Party under this Agreement, or that would otherwise conflict with or adversely affect the other Party’s rights under this Agreement;

10.1.6. no consent, approval, authorization, or other order of, or filing with, or notice to, any Governmental Authority or other Third Party is required to be obtained or made by such Party in connection with the authorization, execution, and delivery by such Party of this Agreement, except as required pursuant to the HSR Act and any other applicable Antitrust Laws; and

10.1.7. this Agreement has been duly executed and delivered on behalf of such Party and is a legal and valid obligation binding upon it and is enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium, and other similar laws affecting creditors’ rights generally and by general principles of equity.

10.2. Additional Representations and Warranties by Arrowhead. Arrowhead represents and warrants to Sarepta, except as set forth on Schedule 10.2 (Exceptions to the Representations and Warranties by Arrowhead), which schedule may be updated as of the Effective Date pursuant to Section 14.1 (Effective Date), as of the Execution Date and (following the Antitrust Clearance Date) as of the Effective Date (for clarity, subject to Section 14.3 (Outside Date)):

10.2.1. Arrowhead Patent Rights. (a) Schedule 1.217 (Licensed Product-Specific Patent Rights) and Schedule 1.42 (Arrowhead Platform Patent Rights) set forth a complete and accurate list of all Arrowhead Patent Rights issued or pending as of the Execution Date or the Effective Date, as applicable, and (b) the Arrowhead Patent Rights existing as of the Execution Date or the Effective Date, as applicable, constitute all of the Patent Rights owned or in-licensed by Arrowhead or any of its Affiliates as of such respective date that are necessary or reasonably useful for the Development, Manufacture, Commercialization, or other Exploitation, each as contemplated by Arrowhead or any of its Affiliates as of the Execution Date or the Effective Date, as applicable, of the Existing Lead Compounds (in each case, as they exist as of the Execution Date or the Effective Date, as applicable) in the Field in the Territory.

10.2.2. Licensed C1 Compounds and Licensed C2 Compounds. The Licensed C1 Compounds, Licensed C1 Products, Licensed C2 Compounds, and Licensed C2 Products include all compounds and products owned or in-licensed by Arrowhead or any of its Affiliates as of such respective date that are Directed To ATXN1, ATXN2, ATXN3, DM1, DUX4, MMP7, or HTT.

10.2.3. Arrowhead Technology. Arrowhead has (a) legal or beneficial title and sole ownership of, or a non-exclusive or exclusive right to use all Arrowhead Technology existing as of the Execution Date or the Effective Date, as applicable, except as set forth on Schedule 10.2 (Exceptions to the Representations and Warranties by Arrowhead), free and clear of all mortgages, pledges, liens, encumbrances, security interests, or claims of any kind,

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

including claims by any Governmental Authority or academic or non-profit institution; and (b) authority to grant to Sarepta and its Affiliates the licenses set forth in Section 2.1 (License Grants to Sarepta) under the Arrowhead Technology. [***]

10.2.4. No Conflicts. Arrowhead has not previously assigned, transferred, conveyed, or granted any license or other rights under the Arrowhead Technology that would conflict with or limit the scope of any of the rights or licenses granted to Sarepta hereunder.

10.2.5. Ownership of Arrowhead Technology. With respect to all Arrowhead Technology existing as of the Execution Date or the Effective Date, as applicable, that is owned or purported to be owned by Arrowhead (a) Arrowhead and its Affiliates have obtained from all employees and independent contractors who participated in the invention or authorship thereof, assignments of all ownership rights of such employees and independent contractors in such Arrowhead Technology, either pursuant to written agreement or by operation of Law; (b) all of Arrowhead’s and its Affiliates’ employees, officers, contractors, and consultants have executed agreements or have existing obligations under Law requiring assignment to Arrowhead or its Affiliate, as applicable, of all rights, title, and interests in and to their inventions made during the course of and as the result of this Agreement; (c) no officer or employee of Arrowhead or any of its Affiliates is subject to any agreement with any other Third Party that requires such officer or employee to assign any interest in any Arrowhead Technology to such Third Party; and (d) Arrowhead exclusively owns all rights, title, and interests in and to the Arrowhead Patent Rights that are owned or purported to be owned by Arrowhead.

10.2.6. Prosecution of Arrowhead Patent Rights. The owned-Arrowhead Patent Rights, the in-licensed Arrowhead Patent Rights of which Arrowhead controls prosecution, and, to Arrowhead’s knowledge, the in-licensed Arrowhead Patent Rights for which a Third Party controls prosecution, in each case, existing as of the Execution Date or the Effective Date, as applicable, are being diligently prosecuted in the respective patent offices in accordance with Law, and Arrowhead and its Affiliates have presented all references, documents, or information for which it and the inventors had a duty to disclose under Law, including 37 C.F.R. §1.56 or its foreign equivalent, to the relevant patent examiners at the relevant patent offices for each such Arrowhead Patent Right.

10.2.7. Validity and Enforceability. With respect to owned-Arrowhead Patent Rights, the in-licensed Arrowhead Patent Rights of which Arrowhead controls prosecution, and, to Arrowhead’s knowledge, the in-licensed Arrowhead Patent Rights for which a Third Party controls prosecution, in each case, existing as of the Execution Date or the Effective Date, as applicable, there is no opposition, nullity action, interference, inter partes reexamination, inter partes review, post‑grant review, derivation proceeding, or other proceeding pending or, to Arrowhead’s knowledge, threatened in writing (but excluding office actions or similar communications issued by the United States Patent and Trademark Office or any analogous foreign Governmental Authority (collectively, “Patent Offices”) in the ordinary course of Prosecution and Maintenance of any patent application) that challenge the ownership, scope, duration, validity, enforceability, or priority of any such Arrowhead Patent Right owned or purported to be owned by Arrowhead. To Arrowhead’s knowledge, the Arrowhead Patent Rights that have issued are subsisting, valid, and enforceable, and Arrowhead does not have knowledge of any fact or circumstance that

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

would cause Arrowhead to reasonably conclude that any issued Arrowhead Patent Right is, or will be upon issuance, invalid, or unenforceable.

10.2.8. Inventorship. Inventorship of each owned-Arrowhead Patent Right and, to Arrowhead’s knowledge, each in-licensed Arrowhead Patent Right, in each case, existing as of the Execution Date or the Effective Date, as applicable, is properly identified on each patent and patent application. To Arrowhead’s knowledge, there is no dispute with respect to inventorship of any Arrowhead Patent Rights.

10.2.9. Good Standing. All official fees, maintenance fees, and annuities for any pending or issued owned-Arrowhead Patent Rights, in-licensed Arrowhead Patent Rights of which Arrowhead controls prosecution and maintenance, and, to Arrowhead’s knowledge, in-licensed Arrowhead Patent Rights for which a Third Party controls prosecution and maintenance, in each case, existing as of the Execution Date or the Effective Date, as applicable, have been paid when due, and all administrative procedures with Governmental Authorities have been completed for such Arrowhead Patent Rights such that such Patent Rights are subsisting and in good standing.

10.2.10. Duty of Disclosure. To Arrowhead’s knowledge, all Arrowhead Patent Rights have been duly and properly filed and maintained and the inventors thereof and parties prosecuting such applications have complied in all material respects with their duty of candor and disclosure to Patent Offices in connection with such applications.

10.2.11. Prior Art. To Arrowhead’s knowledge, no reference or prior art would anticipate the issuance of all claims Covering each Existing Lead Compound in any patent that is an Arrowhead Patent Right pending as of the Execution Date or the Effective Date, as applicable, that is being substantively prosecuted in a non-provisional utility application.

10.2.12. Government Funding. No government funding, facilities of a university, college, or other educational institution or research center was used in the development of any owned-Arrowhead Patent Rights or, to Arrowhead’s knowledge, in-licensed Arrowhead Patent Rights. No Person who was involved in, or who contributed to, the creation or development of any owned-Arrowhead Patent Rights or, to Arrowhead’s knowledge, any in-licensed Arrowhead Patent Rights, has, performed services for the government or any university, college, or other educational institution or research center in a manner that would affect Arrowhead’s rights in the Arrowhead Patent Rights.

10.2.13. No Claims. There is (a) no claim, judgment, or settlement against or owed by Arrowhead or any of its Affiliates and (b) no pending or, to Arrowhead’s knowledge, threatened claim or litigation, in each case ((a) and (b)), related to the Arrowhead Technology or any Existing Lead Compound.

10.2.14. Notice of Infringement or Misappropriation. Neither Arrowhead nor any of its Affiliates have received any written notice or written threat from any Third Party asserting or alleging that any Development, Manufacture, Commercialization, or other Exploitation each as contemplated by Arrowhead or any of its Affiliates prior to the Execution Date or prior to the Effective Date, of the Existing Lead Compounds (in each case, as they exist as of the Execution Date or the Effective Date, as applicable) infringed, misappropriated, or otherwise violated any valid and enforceable Patent Right or Know-How of a Third Party.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

The conception and reduction to practice of any of the Arrowhead Technology that Arrowhead purports to own have not constituted or involved the misappropriation of trade secrets of any Third Party.

10.2.15. Third Party Technology. To Arrowhead’s knowledge, the Development, Manufacture, Commercialization, and other Exploitation, each as contemplated by Arrowhead, of any of the Existing Lead Compounds (as they exist as of the Execution Date or the Effective Date, as applicable) in the Field in the Territory does not infringe, misappropriate, or otherwise violate any valid and enforceable Patent Right or Know-How of any Third Party. [***]

10.2.16. Third Party Infringement. To Arrowhead’s knowledge, no Third Party is infringing, misappropriating, or otherwise violating, or threatening to infringe, misappropriate, or otherwise violate the Arrowhead Technology.

10.2.17. Confidentiality of Trade Secrets. Arrowhead and its Affiliates have taken commercially reasonable measures consistent with industry practices to protect the secrecy, confidentiality, and value of all Arrowhead Know-How that constitutes trade secrets under Law (including requiring all employees, consultants, and independent contractors to execute binding and enforceable agreements requiring all such employees, consultants, and independent contractors to maintain the confidentiality of such Arrowhead Know-How). [***]

10.2.18. Third Party Agreements. Except for the Pre-Existing Third Party Agreements, there are no Third Party agreements pursuant to which Arrowhead Controls any of the Arrowhead Technology.

10.2.19. Pre-Existing Third Party Agreements. Schedule 1.268 (Pre-Existing Third Party Agreements) contains a true and complete list of all agreements constituting the Pre-Existing Third Party Agreements existing as of the Execution Date or the Effective Date, as applicable, and Arrowhead has provided Sarepta with an accurate copy of each Pre-Existing Third Party Agreement. Each Pre-Existing Third Party Agreement is in full force and effect. No written notice of default or termination has been received or given under any Pre-Existing Third Party Agreement, and, to Arrowhead’s knowledge, there is no act or omission by Arrowhead or any of its Affiliates that would provide a right to terminate any Pre-Existing Third Party Agreement.

10.2.20. Compliance with Laws. Arrowhead and its Affiliates have conducted, and, to Arrowhead’s knowledge their respective contractors and consultants have conducted the Development and Manufacture of the Existing Lead Compounds in compliance with all applicable Laws, including as applicable GLP, GCP, and GMP, and any applicable anti‑corruption or anti‑bribery laws or regulations of any Governmental Authority with jurisdiction over such Development and Manufacture. Neither Arrowhead nor its Affiliates, nor, to Arrowhead’s knowledge, any of their employees, officers, subcontractors, or consultants who have rendered services relating to the Arrowhead Technology or the Existing Lead Compounds (a) has ever been Debarred or is subject to debarment or convicted of a crime for which an entity or person could be Debarred or (b) has ever been under indictment for a crime for which a person or entity could be Debarred.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

10.2.21. Regulatory Submissions and Study Reports. Arrowhead or its Affiliates Control all Regulatory Submissions in the Territory for the Existing Lead Compounds existing as of the Execution Date and (following the Antitrust Clearance Date) existing as of the Effective Date, and, to Arrowhead’s knowledge, Arrowhead or its Affiliates Control all study reports and underlying data from the Ongoing C1 Development Activities conducted prior to the Execution Date or (following the Antitrust Clearance Date) prior to the Effective Date. [***] and all material reports and documents required to be filed, maintained, or furnished to the FDA or any other Regulatory Authority by Arrowhead or its Affiliates for each Existing Lead Compound have been so filed, maintained, or furnished in a timely manner. [***] and all such material reports and documents were accurate and in compliance with applicable Laws, and, to Arrowhead’s knowledge, were complete, in each case, on the date filed. To Arrowhead’s knowledge, no event has occurred and there are no facts or circumstances reasonably likely to cause a revocation or suspension of any Regulatory Approval, or termination, seizure or suspension of the Development or Manufacture, of any Licensed Product.

10.2.22. No Fraudulent Statements. Neither Arrowhead nor its Affiliates, nor, to Arrowhead’s knowledge, any of its or their respective directors, officers, employees or agents has (a) committed an act, (b) made a statement or (c) failed to act or make a statement, in any case ((a), (b), or (c)), that (i) would be or create an untrue statement of material fact or fraudulent statement to the FDA or any other Regulatory Authority with respect to the Development and Manufacture of any Existing Lead Compound or (ii) could reasonably be expected to provide a basis for the FDA or any other Regulatory Authority to invoke its policy respecting “Fraud, Untrue Statements of Material Facts, Bribery and Illegal Gratuities”, set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or any analogous laws or policies, with respect to the Development or Manufacture of any Existing Lead Compound.

10.2.23. Disclosure. In response to any of Sarepta’s requests for information in its due diligence process prior to the Execution Date, Arrowhead has not intentionally made any untrue statement of a material fact or intentionally failed to provide or otherwise disclose to Sarepta any material information known to Arrowhead or any of its Affiliates at the time of such response.

10.3. Warranty Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY PATENT RIGHTS, KNOW‑HOW, MATERIALS, COMPOUND, PRODUCT, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, OR NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING. EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE EXPLOITATION OF ANY LICENSED COMPOUND OR LICENSED PRODUCT PURSUANT TO THIS AGREEMENT WILL BE SUCCESSFUL.

10.4. Certain Covenants.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

10.4.1. Compliance. Each Party and its Affiliates, Sublicensees, and Subcontractors will conduct the Exploitation of the Licensed Compounds and the Licensed Products in a good scientific manner and materially in accordance with all applicable Laws, including, as applicable, GLP, GCP, and GMP or regulations of any Governmental Authority with jurisdiction over the activities performed by or on behalf of such Party or its Affiliates, Sublicensees or Subcontractors in furtherance of such obligations. In addition, if a Party is or becomes subject to a legal obligation to a Governmental Authority (such as a corporate integrity agreement or settlement agreement with a Governmental Authority), then the other Party will perform such activities as may be reasonably requested by the obligated Party to enable such Party to comply with its legal obligation to such Governmental Authority with respect to the Licensed Products.

10.4.2. No Debarment. Neither Party will use or permit its Affiliates, Sublicensees, or Subcontractors to use, in any capacity in connection with the performance of its obligations under this Agreement, any Person that has been debarred pursuant to Section 306 of the FD&C Act, as amended, or that is the subject of a conviction described in such section. Each Party agrees to inform the other Party in writing immediately if it or any Person that is performing activities under this Agreement is debarred or is subject to debarment or is the subject of a conviction described in Section 306 of the FD&C Act, or if any action, suit, claim, investigation, or legal or administrative proceeding (a) has been filed and is pending or (b) is threatened in writing relating to the debarment or conviction of such notifying Party or, to such Party’s knowledge, any Person or entity used in any capacity by such Party or any of its Affiliates with respect to this Agreement or the performance of its other obligations under this Agreement. Such notifying Party will use reasonable efforts to include in any agreement with any Person or entity used in any capacity by such Party or any of its Affiliates with respect to this Agreement or the performance of its other obligations under this Agreement an obligation to provide notice to such Party of the matters described in this Section 10.4.2 (No Debarment).

10.4.3. Control. Arrowhead or its Affiliates will retain Control during the Term of all (a) Patent Rights and Know-How owned by Arrowhead or its Affiliates as of the Effective Date that are necessary or reasonably useful to Exploit one or more Licensed Compounds or Licensed Products and (b) study reports and underlying data from Arrowhead’s Development activities that are related to the Programs.

10.4.4. No Conflicts. During the Term, Arrowhead will not enter into any agreement with any Third Party that is in conflict with or could otherwise adversely affect the rights granted to Sarepta under this Agreement and will not take any action that would prevent it from granting the rights granted to Sarepta under this Agreement or that would otherwise materially conflict with or adversely affect the rights granted to Sarepta under this Agreement; provided, however, that the foregoing shall not prevent Arrowhead from entering into any collaboration, license, or other arrangement with a Third Party that includes Arrowhead using its platforms and other proprietary technology to Research, Develop, Manufacture, Commercialize, or otherwise Exploit compounds and products Directed To (a) any CNS Target [***] or any Cardiomyocyte Target, in each case, that is not a Collaboration Target under a Category 3 Program, (b) after the SM Exclusivity Period, any Skeletal Muscle Target (i) that is not a Collaboration Target under a Category 3 Program or (ii) so long as Sarepta has at least one Substitution Right remaining, and, in which case, solely until the date that is [***] years after the expiration of the Selection

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Term, that is not a SM Reserved Target, and (c) any Collaboration Target with respect to which a Target Failure has occurred. During the Term, each Party will not, and will cause its Affiliates not to, enter into any agreement (or amend any agreement that such Party or its Affiliate is a party to as of the Effective Date) granting any license or other right in, to or under (i) such Party’s interest in the Joint Arising Technology and (ii) if such Party is Sarepta, then the Sarepta Arising Technology, in each case ((i) and (ii)), that would prevent it from granting the rights granted to the other Party under this Agreement or that would otherwise conflict with or adversely affect the rights granted to the other Party under this Agreement.

10.4.5. Export Controls. Sarepta will not, and will ensure that its Affiliates and Sublicensees will not, export, transfer, or sell any Licensed Product (a) to any country or territory that is subject to comprehensive economic sanctions administered by OFAC, (b) to any other country or territory in which such activity would violate applicable Laws in the U.S., (c) to any Restricted Party, or (d) in such a manner that would violate the Global Trade Control Laws.

10.4.6. No Encumbrances. Neither Arrowhead nor any of its Affiliates will permit, nor allow to be levied, any lien, encumbrance, charge, mortgage, liability, or security interest on any Arrowhead Technology in a manner that would reasonably be expected to adversely affect the rights granted to Sarepta under this Agreement.

10.4.7. Pre-Existing Third Party Agreements.

(a) Arrowhead and its Affiliates will (i) not breach or be in default under any of its obligations under any Pre-Existing Third Party Agreement, in either case, in a manner that would give the applicable counterparty thereto a right to terminate such Pre-Existing Third Party Agreement (ii) will satisfy all of its obligations under each Pre-Existing Third Party Agreements, including any obligations arising due to the execution of, or activities under, this Agreement, the breach of which would give the applicable counterparty thereto a right to terminate such Pre-Existing Third Party Agreement (iii) not do any other act or make any other omission that could give rise to a termination right of any other party to any Pre-Existing Third Party Agreement, and (iv) not terminate any Pre-Existing Third Party Agreement, or amend or waive any provision thereof, in case of this clause (iv), without Sarepta’s prior written consent.

(b) To the extent that the licensor in any Pre-Existing Third Party Agreement has retained any right to enforce, defend, prosecute, or maintain any Arrowhead Technology or otherwise be involved in such activities pursuant to the Pre-Existing Third Party Agreement, Arrowhead and its Affiliates will use reasonable efforts to cause such licensor to take actions (or refrain from taking action, as applicable) consistent with Article 12 (Intellectual Property).

(c) Arrowhead and its Affiliates will furnish Sarepta with copies of all material notices and material correspondences that Arrowhead or any of its Affiliates receives in connection with any Pre-Existing Third Party Agreement that are related to Sarepta’s rights or obligations under this Agreement within a reasonable period following Arrowhead’s or its Affiliates’ receipt of the same.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

11. INDEMNIFICATION; LIMITATION OF LIABILITY; INSURANCE

11.1. Indemnification by Arrowhead. Arrowhead will indemnify, hold harmless, and defend Sarepta, its Affiliates, and their respective directors, officers, employees, and agents (“Sarepta Indemnitees”) from and against any and all losses, liabilities, damages, costs, fees, and expenses (including reasonable attorneys’ fees and litigation expenses) (collectively, “Losses”) incurred from any claims, suits, proceedings, or causes of action brought by a Third Party (collectively, “Claims”) against such Sarepta Indemnitees to the extent arising out of or resulting from:

11.1.1. any breach of any representation or warranty made by Arrowhead in this Agreement, or any breach or violation of any covenant or agreement of Arrowhead in this Agreement;

11.1.2. the gross negligence or willful misconduct by or of Arrowhead or any of its Affiliates, or any of their respective directors, officers, employees, or agents in the performance of Arrowhead’s obligations or exercise of its rights under this Agreement; or

11.1.3. the Exploitation of any Licensed Compound or Licensed Product, in each case, by or on behalf of Arrowhead or any of its Affiliates (excluding such conduct by or on behalf of Sarepta or its Affiliates and its Sublicensees as licensees or sublicensees of Arrowhead hereunder), including the conduct of the Ongoing C1 Development Activities, the Additional R&D Activities, the Category 2 Program Research Activities, and the Category 3 Program Research Activities.

Notwithstanding the foregoing, Arrowhead will have no obligation to indemnify the Sarepta Indemnitees to the extent that the Losses arise out of or result from matters described under Section 11.2 (Indemnification by Sarepta).

11.2. Indemnification by Sarepta. Sarepta will indemnify, hold harmless, and defend Arrowhead, its Affiliates and licensees and their respective directors, officers, employees, and agents (“Arrowhead Indemnitees”) from and against any and all Losses incurred from any Claims against such Arrowhead Indemnitees to the extent arising out of or resulting from:

11.2.1. any breach of any representation or warranty made by Sarepta in this Agreement, or any breach or violation of any covenant or agreement of Sarepta in this Agreement;

11.2.2. the gross negligence or willful misconduct by or of Sarepta or any of its Affiliates or Sublicensees, or any of their respective directors, officers, employees, or agents in the performance of Sarepta’s obligations or exercise of its rights under this Agreement; or

11.2.3. the Exploitation of any Licensed Product by or on behalf of Sarepta or any of its Affiliates or Sublicensees, including the conduct of the Assumed C1 Program Development Activities.

Notwithstanding the foregoing, Sarepta will have no obligation to indemnify the Arrowhead Indemnitees to the extent that the Losses arise out of or result from matters described under Section 11.1 (Indemnification by Arrowhead).

11.3. Indemnification Procedure.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

11.3.1. Notice. The Party entitled to indemnification under this Article 11 (Indemnification; Limitation of Liability; Insurance) (an “Indemnified Party”) will notify the Party responsible for such indemnification (the “Indemnifying Party”) in writing promptly (and in any event no later than ten Business Days) upon being notified of or having knowledge of any claim or claims asserted or threatened against the Indemnified Party that could give rise to a right of indemnification under this Agreement; provided that the failure to give such notice will not relieve the Indemnifying Party of its indemnity obligation hereunder except to the extent that such failure materially prejudices the Indemnifying Party.

11.3.2. Indemnifying Party’s Right to Defend. Within 15 Business Days after receipt of notice from the Indemnified Party of the claim, the Indemnifying Party will have the right to defend, at its sole cost and expense and with counsel reasonably selected by the Indemnifying Party, any such claim by all appropriate proceedings and, if it elects to do so, will provide written notice of such election to the Indemnified Party within such 15-Business Day period; provided that the Indemnifying Party may not enter into any compromise or settlement, unless (a) such compromise or settlement (i) imposes only a monetary obligation on the Indemnifying Party and includes as an unconditional term thereof the giving by each claimant or plaintiff of the Indemnified Party a release from all liability in respect of such claim, (ii) admits no liability, wrongdoing, or other admission against interest on the part of the Indemnified Party, and (iii) would not have an adverse effect on the Indemnified Party’s interests (including any rights under this Agreement or the scope or enforceability of the intellectual property licensed hereunder); or (b) the Indemnified Party consents to such compromise or settlement, which consent will not be unreasonably withheld, conditioned or delayed unless such compromise or settlement involves (i) any admission of legal wrongdoing by the Indemnified Party, (ii) any payment by the Indemnified Party that is not indemnified under this Agreement, or (iii) the imposition of any equitable relief against the Indemnified Party (in which case, (i) through (iii), the Indemnified Party may withhold its consent to such settlement in its sole discretion).

11.3.3. Indemnified Party’s Right to Defend. If the Indemnifying Party does not elect to assume control of the defense of a claim by written notice to the Indemnified Party in accordance with Section 11.3.2 (Indemnifying Party’s Right to Defend), then the Indemnified Party will have the right, at the expense of the Indemnifying Party, with written notice to the Indemnifying Party of its intent to do so, to undertake the defense of such claim for the account of the Indemnifying Party (with counsel reasonably selected by the Indemnified Party); provided that the Indemnified Party will keep the Indemnifying Party apprised of all material developments with respect to such claim. The Indemnified Party may not enter into any compromise or settlement without the prior written consent of the Indemnifying Party, such consent not to be unreasonably withheld, conditioned, or delayed.

11.3.4. Cooperation. The Indemnified Party will cooperate with the Indemnifying Party and may participate in, but not control, any defense or settlement of any claim controlled by the Indemnifying Party pursuant to this Section 11.3 (Indemnification Procedure) and will bear its own costs and expenses with respect to such participation; provided that the Indemnifying Party will bear such costs and expenses if counsel for the Indemnifying Party reasonably determines that such counsel may not properly represent both the Indemnifying Party and the Indemnified Party.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

11.4. Limitation of Liability. NEITHER PARTY WILL BE LIABLE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, OR THE EXERCISE OF ITS RIGHTS OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, OR ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, OR LOST PROFITS, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES, EXCEPT FOR DAMAGES THAT ARISE AS A RESULT OF (A) A PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, (B) A BREACH OF ARTICLE 9 (CONFIDENTIALITY AND PUBLICATION), OR (C) [***]. NOTHING IN THIS SECTION 11.4 (LIMITATION OF LIABILITY) IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY UNDER THIS AGREEMENT.

11.5. Insurance. Each Party will, at its own expense, procure and maintain during the Term and for a period of [***] years thereafter, insurance policies, including product liability insurance when applicable, adequate to cover its obligations hereunder and that are consistent with normal business practices of prudent companies similarly situated. Such insurance will not be construed to create a limit of a Party’s liability with respect to its indemnification obligations under this Article 11 (Indemnification; Limitation of Liability; Insurance). Each Party will provide the other Party with written evidence of such insurance upon request. Each Party will provide the other Party with prompt written notice of cancellation, non-renewal, or material change in such insurance that could materially adversely affect the rights of such other Party hereunder and will provide such notice within [***] days after any such cancellation, non‑renewal, or material change.

12. INTELLECTUAL PROPERTY

12.1. Inventions.

12.1.1. Inventorship. Inventorship of Arising Know-How and Arising Patent Rights will be determined in accordance with United States patent Laws.

12.1.2. Ownership of Arising Know-How and Arising Patent Rights.

(a) Arrowhead. Subject to the rights or licenses granted by Arrowhead to Sarepta under this Agreement, as between the Parties, Arrowhead will own and retain all rights, title, and interest in and to any and all: (i) (A) Arising Know-How, regardless of inventorship, that is solely related to the Delivery Ligand (the “Arising Delivery Ligand Know-How”) and (B) Arising Know-How that is conceived, discovered, developed or otherwise made solely by or on behalf of one or more Personnel of Arrowhead (or any of its Affiliates, (sub)licensees or Subcontractors), but excluding any Arising Delivery Ligand Know-How and Joint Arising Know-How (together (i)(A) and (i)(B), the “Arrowhead Arising Know-How”), and (ii) (A) Arising Patent Rights, regardless of inventorship, that Cover solely any Arising Delivery Ligand Know-How (the “Arising Delivery Ligand Patent Rights”) and (B) Arising Patent Rights that Cover solely any Arrowhead Arising Know-How set forth in the foregoing clause (i)(B) (together (ii)(A) and (ii)(B), the “Arrowhead Arising Patent Rights”). Sarepta hereby assigns and agrees to assign to Arrowhead all rights, title, and interest in and to any Arising Delivery Ligand Know-How that is conceived, discovered, developed, or

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

otherwise made by or on behalf of one or more Personnel of Sarepta (or any of its Affiliates, Sublicensees, or Subcontractors).

(b) Sarepta. Subject to the rights or licenses granted by Sarepta to Arrowhead under this Agreement, as between the Parties, Sarepta will own and retain all rights, title, and interest in and to any and all (i) Arising Know-How that is conceived, discovered, developed, or otherwise made solely by or on behalf of one or more Personnel of Sarepta (or any of its Affiliates, Sublicensees or Subcontractors) but excluding any Arising Delivery Ligand Know-How and Joint Arising Know-How (the “Sarepta Arising Know-How”), and (ii) Arising Patent Rights that Cover solely any Sarepta Arising Know-How set forth in the foregoing clause (i) (the “Sarepta Arising Patent Rights”).

(c) Joint. Subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement, as between the Parties, the Parties will jointly own, on an equal and undivided basis, all rights, title, and interest in and to any and all: (i) Arising Know-How that is conceived, discovered, developed, or otherwise made by or on behalf of one or more Personnel of Arrowhead (or any of its Affiliates, (sub)licensees, or Subcontractors), on the one hand, and one or more Personnel of Sarepta (or any of its Affiliates, Sublicensees, or Subcontractors), on the other hand, but excluding any Arising Delivery Ligand Know-How (the “Joint Arising Know-How”), and (ii) Arising Patent Rights that Cover solely any Joint Arising Know-How set forth in the foregoing clause (i) (the “Joint Arising Patent Rights”) (collectively the Joint Arising Know-How and the Joint Arising Patent Rights, the “Joint Arising Technology”). Subject to the rights or licenses granted to the other Party under this Agreement, each Party will be entitled to practice, license, assign, and otherwise practice under the Joint Arising Technology without the duty of accounting or seeking consent from the other Party, and where consent is required, such consent is hereby given. Each Party, for itself and on behalf of its Affiliates, hereby assigns and agrees to assign, to the other Party an equal and undivided joint ownership interest in and to all Joint Arising Technology, to be held in accordance with this Section 12.1.2(c) (Joint).

12.1.3. Disclosure. Each Party will promptly disclose to the other Party all invention disclosures or other similar documents relating to Arising Know-How conceived, invented, developed, or otherwise made by or on behalf of such Party (or its Affiliates, Sublicensees (or in the case of Arrowhead (sub)licensees), or Subcontractors) hereunder during the Term that is necessary or reasonably useful to Research, Develop, Manufacture, Commercialize, or otherwise Exploit one or more Licensed Compounds or Licensed Products in the Field in the Territory, and all invention disclosures or other similar documents submitted to such Party by its or its Affiliates’ employees, agents, or independent contractors relating to such Arising Know-How, and shall also respond promptly to reasonable requests from the other Party for additional information relating to such disclosures, documents, or applications.

12.1.4. Personnel Obligations. Each employee, agent, or independent contractor of a Party or its respective Affiliates performing work under this Agreement will, prior to commencing such work, be bound by written invention assignment obligations, including: (a) promptly reporting any invention, discovery, or other intellectual property right; (b) presently assigning to the applicable Party or Affiliate all of his or her rights, title, and interests in

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

and to any invention, discovery, or other intellectual property; (c) cooperating in the preparation, filing, prosecution, maintenance, and enforcement of any patent and patent application; and (d) performing all acts and signing, executing, acknowledging, and delivering any and all documents required for effecting the obligations and purposes of this Agreement. It is understood and agreed that such invention assignment agreement need not reference or be specific to this Agreement. Each Party will be solely responsible for any payments to inventors with an obligation to assign, or who do assign, their rights, title, and interests in and to any Arising Know-How and Arising Patent Rights to such Party. Arrowhead will be solely responsible for payments to inventors of any other Arrowhead Patent Rights.

12.2. Prosecution and Maintenance of Patent Rights. The Parties will conduct the Prosecution and Maintenance of the applicable Patent Rights in accordance with this Section 12.2 (Prosecution and Maintenance of Patent Rights).

12.2.1. Sarepta Right to Prosecute Patent Rights.

(a) On a Program-by-Program basis, as between the Parties, Sarepta will have (i) with respect to each Category 1 Program, beginning on the Effective Date, the first right (but not the obligation) to Prosecute and Maintain all Licensed Product-Specific Patent Rights, Sarepta Arising LC/LP Patent Rights, and Joint Arising Patent Rights in the Territory related to such Category 1 Program, and (ii) with respect to each Category 2 Program and each Category 3 Program, beginning on the earlier of (A) the applicable CTA Ready Package Acceptance Date for such Category 2 Program and for such Category 3 Program, respectively, and (B) the date a non-provisional patent application (including an international patent application under the PCT) for a Licensed Product-Specific Patent Right, Sarepta Arising LC/LP Patent Right, or Joint Arising Patent Right related to such Category 2 Program or Category 3 Program, as applicable, is filed, the first right (but not the obligation) to Prosecute and Maintain all Licensed Product-Specific Patent Rights, Sarepta Arising LC/LP Patent Rights, and Joint Arising Patent Rights in the Territory of such Category 2 Program or Category 3 Program, as applicable (such Patent Rights in clauses (i) and (ii), collectively, the “Sarepta Prosecuted Patent Rights”), using patent counsel of its choice and, with respect to the Licensed Product-Specific Patent Rights and the Joint Arising Patent Rights, reasonably acceptable to Arrowhead. Sarepta will bear all Patent Costs incurred by Sarepta for the Prosecution and Maintenance of the Sarepta Prosecuted Patent Rights. Sarepta will provide Arrowhead with material communications from any Patent Office in the Territory regarding the Sarepta Prosecuted Patent Rights, as well as a reasonable opportunity to review and comment on (1) drafts of any material filings, (2) with respect to each Category 2 Program and each Category 3 Program, drafts of any patent applications related to such Category 2 Program or such Category 3 Program, as applicable, and (3) responses to be made to such Patent Offices in advance of submitting such filings, applications, or responses. Sarepta will consider Arrowhead’s comments regarding such communications and drafts in good faith. In addition, Sarepta will provide Arrowhead with copies of all such final filings, applications and responses made to any Patent Office with respect to the Sarepta Prosecuted Patent Rights in a timely manner following submission thereof. Arrowhead will (x) promptly after the Effective Date provide to Sarepta

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

or such patent counsel the file histories for, and correspondence with Arrowhead’s existing patent counsels related to the Licensed Product-Specific Patent Rights related to the Category 1 Programs, (y) provide to Sarepta promptly after the Effective Date a report detailing the status of the Licensed Product-Specific Patent Rights related to the Category 1 Programs, and (z) provide all assistance reasonably requested by Sarepta in Sarepta’s Prosecution and Maintenance of such Licensed Product-Specific Patent Rights and such Joint Arising Patent Rights (including by executing all requested documents and providing additional information with respect to the applicable Patent Rights). At its sole cost and expense, Sarepta will have the sole right to Prosecute and Maintain all Sarepta Arising Patent Rights that are not Sarepta Arising LC/LP Patent Rights.

(b) If Sarepta determines in its sole discretion to abandon or not to Prosecute and Maintain any Sarepta Prosecuted Patent Right, then Sarepta will provide Arrowhead with written notice promptly after such determination to allow Arrowhead a reasonable period of time to determine, on a country-by-country basis, in its sole discretion, its interest in assuming Prosecuting and Maintaining such Patent Right in the Territory (which notice by Sarepta will be given no later than [***] days prior to the final deadline for any pending action or response that may be due with respect to such Patent Right with the applicable Patent Office). If Arrowhead provides written notice to Sarepta expressing its interest in assuming Prosecuting and Maintaining such Patent Right, then, with respect to such Patent Right in such country in the Territory, (i) Arrowhead may, in its sole discretion and at Arrowhead’s cost and expense, Prosecute and Maintain or abandon such Patent Right, and (ii) Sarepta will promptly: (A) provide to Arrowhead or counsel designated by Arrowhead the file histories for, and correspondence with existing patent counsels related to, such Patent Right; (B) provide to Arrowhead a report detailing the status of such Patent Right as of the applicable date of such notice by Sarepta; and (C) at Arrowhead’s cost and expense, provide all assistance reasonably requested by Arrowhead in Arrowhead’s Prosecution and Maintenance of the applicable Patent Rights (including by executing all requested documents and providing additional information with respect to the applicable Patent Rights).

12.2.2. Arrowhead Right to Prosecute Patent Rights.

(a) Beginning on the Effective Date, as between the Parties, Arrowhead will (i) have the first right (but not the obligation) to Prosecute and Maintain all Arrowhead Platform Patent Rights, (ii) on a Program-by-Program basis, with respect to each Category 2 Program and each Category 3 Program, until the earlier of (A) the applicable CTA Ready Package Acceptance Date for such Category 2 Program and such Category 3 Program, respectively, or (B) the date a non-provisional patent application (including an international patent application under the PCT) for a Licensed Product-Specific Patent Right or Joint Arising Patent Right of such Category 2 Program or Category 3 Program, as applicable, is filed, the first right (but not the obligation) to Prosecute and Maintain all Licensed Product-Specific Patent Rights and Joint Arising Patent Rights in the Territory related to such Category 2 Program or Category 3 Program, as applicable (such Patent Rights in clauses (i) and (ii), collectively, the “Arrowhead Prosecuted Patent Rights”), and (iii) the sole right (but not the obligation) to Prosecute and Maintain all Arising

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Delivery Ligand Patent Rights, in each case in the Territory using outside patent counsel of its choice. Arrowhead will bear all Patent Costs incurred for the Prosecution and Maintenance of such Patent Rights. Arrowhead will keep Sarepta reasonably informed of all material matters relating to the Prosecution and Maintenance of the Arrowhead Prosecuted Patent Rights, including providing Sarepta with all material communications from any Patent Office in the Territory regarding the Arrowhead Prosecuted Patent Rights, as well as a reasonable opportunity to review and comment on (1) drafts of any material filings, (2) with respect to each Category 2 Program and each Category 3 Program, drafts of any patent applications related to such Category 2 Program or such Category 3 Program, as applicable, and (3) responses to be made to such Patent Offices in advance of submitting such filings, applications, or responses. Arrowhead will consider in good faith Sarepta’s comments with respect to strategies for Prosecution and Maintenance of the Arrowhead Prosecuted Patent Rights. In addition, Arrowhead will provide Sarepta with copies of all such final filings, applications, and responses made to any Patent Office with respect to the Arrowhead Prosecuted Patent Rights in a timely manner following submission thereof. Arrowhead will provide to Sarepta promptly after the Effective Date a report detailing the status of the Arrowhead Prosecuted Patent Rights.

(b) If Arrowhead determines in its sole discretion to abandon or not to Prosecute and Maintain any Arrowhead Prosecuted Patent Right, then Arrowhead will provide Sarepta with written notice promptly after such determination with respect to the Arrowhead Prosecuted Patent Rights, Sarepta will determine, on a country-by-country basis, in its sole discretion, its interest in Prosecuting and Maintaining such Patent Right in the Territory (which notice by Arrowhead will be given no later than [***] days prior to the final deadline for any pending action or response that may be due with respect to such Patent Right with the applicable Patent Office). If Sarepta provides written notice to Arrowhead expressing its interest in Prosecuting and Maintaining such Patent Right, then, with respect to such Patent Right in such country in the Territory, (i) Sarepta may, in its sole discretion and at Sarepta’s cost and expense, Prosecute and Maintain or abandon such Patent Right, and (ii) Arrowhead will promptly: (A) provide to Sarepta or counsel designated by Sarepta the file histories for, and correspondence with existing patent counsel related to, such Patent Right; (B) provide to Sarepta a report detailing the status of such Patent Right as of the applicable date of such notice by Arrowhead; and (C) at Sarepta’s cost and expense, provide all assistance reasonably requested by Sarepta in Sarepta’s Prosecution and Maintenance of the applicable Patent Rights (including by executing all requested documents and providing additional information with respect to the applicable Patent Rights).

12.2.3. Cooperation. The Parties will, and will cause their Affiliates to, cooperate and implement reasonable patent filing and prosecution strategies (including filing divisionals, continuations, or otherwise). To the extent reasonable and feasible, (a) Licensed Product-Specific Patent Rights and Arrowhead Platform Patent Rights will be pursued in mutually exclusive patent applications (which may be simultaneously filed) and in separate and distinct patent families, and (b) Sarepta Arising LC/LP Patent Rights and other Sarepta Arising Patent Rights will be pursued in mutually exclusive patent applications (which may be simultaneously filed) and in separate and distinct patent families. Further, to the extent

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

possible, the Parties will coordinate and determine (i) the division of Arrowhead Patent Rights as either Licensed Product-Specific Patent Right or Arrowhead Platform Patent Rights, and (ii) the division of Sarepta Arising Patent Rights as either Sarepta Arising LC/LP Patent Rights or other Sarepta Arising Patent Rights.

12.3. Third Party Infringement and Defense. The Parties will conduct the enforcement and defense of the applicable Patent Rights in accordance with this Section 12.3 (Third Party Infringement and Defense).

12.3.1. Notices. Each Party will promptly report in writing to the other Party any Competitive Infringement of which such Party (or any of its Affiliates or Sublicensees) becomes aware and will provide the other Party with all available evidence of such Competitive Infringement in such Party’s control.

12.3.2. Sarepta Right to Enforce.

(a) As between the Parties, Sarepta, at its own cost and expense, will have (i) the first right, but not the obligation, to bring an appropriate suit or other action to abate any existing, alleged, or threatened Competitive Infringement involving one or more Licensed Product-Specific Patent Rights, Sarepta Arising LC/LP Patent Rights, or Joint Arising Patent Rights, and (ii) the sole right, but not the obligation, to bring an appropriate suit or other action to abate any existing, alleged, or threatened any infringement action (i) involving one or more Sarepta Arising Patent Rights that are not Sarepta Arising LC/LP Patent Rights and (ii) that is not a Competitive Infringement involving the Joint Arising Patent Rights.

(b) Sarepta will notify Arrowhead of its decision as to whether to take any action in accordance with Section 12.3.2(a)(i) (Sarepta Right to Enforce) at least [***] Business Days before any time limit set forth in any Law or regulation, or within [***] days after being notified of such Competitive Infringement, whichever is shorter. If Sarepta decides not to take such action with respect to a Competitive Infringement involving one or more Licensed Product-Specific Patent Rights, Sarepta Arising LC/LP Patent Rights, or Joint Arising Patent Rights, then Sarepta will so notify Arrowhead in writing, and following discussion with Sarepta and consideration in good faith of any rationale provided by Sarepta as to why Sarepta elected not to take such action, and with Sarepta’s written consent (not to be unreasonably withheld, conditioned or delayed) following consideration in good faith of any rationale provided by Arrowhead, Arrowhead will have the right, but not the obligation, to commence a suit or take action to enforce the applicable Licensed Product-Specific Patent Right, Sarepta Arising LC/LP Patent Right, or Joint Arising Patent Right to abate such Competitive Infringement in the Territory, by counsel of its own choice and at its own cost and expense.

12.3.3. Arrowhead Right to Enforce.

(a) As between the Parties, Arrowhead, at its own cost and expense, will have (i) the first right, but not the obligation, to bring an appropriate suit or other action to abate any existing, alleged, or threatened Competitive Infringement involving the Arrowhead Platform Patent Rights or Arising Delivery Ligand Patent Rights;

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

provided that Arrowhead will seek and reasonably consider Sarepta’s comments before determining the strategy for enforcing any Arrowhead Platform Patent Right or Arrowhead Arising Patent Right, and (ii) the sole right, but not the obligation, to bring an appropriate suit or other action to abate any existing, alleged, or threatened infringement action that is not a Competitive Infringement involving the Arrowhead Platform Patent Rights or the Arising Delivery Ligand Patent Rights.

(b) Arrowhead will notify Sarepta of its decision as to whether to take any action in accordance with Section 12.3.3(a)(i) (Arrowhead Right to Enforce) at least [***] Business Days before any time limit set forth in any Law or regulation, or within [***] days after being notified of such Competitive Infringement, whichever is shorter. If Arrowhead decides not to take such action with respect to any Arrowhead Platform Patent Right or Arising Delivery Ligand Patent Right, then Arrowhead will so notify Sarepta in writing, and following discussion with Arrowhead and consideration in good faith of any rationale provided by Arrowhead as to why Arrowhead elected not to take such action, and with Arrowhead’s written consent (not to be unreasonably withheld, conditioned or delayed) following consideration in good faith of any rationale provided by Sarepta, Sarepta will have the right, but not the obligation, to commence a suit or take action to enforce the applicable Arrowhead Platform Patent Right or Arising Delivery Ligand Patent Right to abate such Competitive Infringement in the Territory, by counsel of its own choice and at its own cost and expense.

12.3.4. Hatch-Waxman. Notwithstanding any provision to the contrary set forth in this Agreement, should a Party receive a certification for a Licensed Product pursuant to the Hatch-Waxman Act, or its equivalent in a country other than the U.S., with respect to any activities under this Agreement in the Field, then such Party will promptly provide the other Party with a copy of such certification. For each Licensed Product, Sarepta will have [***] days from the date on which it receives or provides a copy of such certification to provide written notice to Arrowhead (“H-W Suit Notice”) whether Sarepta will bring suit, at its expense, within a [***]-day period from the date of such certification. Should such [***]-day period expire without Sarepta bringing suit or providing such H-W Suit Notice, then Arrowhead will be free to bring suit in its name.

12.3.5. Cooperation. Each Party will provide to the Party enforcing any Patent Rights under this Section 12.3 (Third Party Infringement and Defense) reasonable assistance in such enforcement, at such enforcing Party’s request and expense, including joining such action as a party plaintiff if required by Law to pursue such action or providing the enforcing Party any reasonably requested documentation or other materials. The enforcing Party will keep the other Party regularly informed of the status and progress of such enforcement efforts, including providing the other Party a reasonable opportunity to comment on the enforcing Party’s determination of litigation strategy and the filing of important papers to the competent court and the enforcing Party will consider such comments in good faith.

12.3.6. Settlement. Neither Party will settle any claim, suit, or action that it brought under this Section 12.3 (Third Party Infringement and Defense) in a manner that would reasonably be expected to affect the other Party’s rights or interests, admit fault of the other Party, or impose any monetary or other obligation on the other Party, without the prior written

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

consent of the other Party, which consent will not be unreasonably withheld, conditioned or delayed.

12.3.7. Allocation of Proceeds. Any amount recovered in any suit or other action under this Section 12.3 (Third Party Infringement and Defense), including any amount recovered in any settlement of such suit or other action, will first be used to reimburse each Party’s costs and expenses with respect to such suit or other action (which reimbursement will be on a pro rata basis to the extent such costs and expenses exceed such recovered amount) and will thereafter be [***].

12.4. Defense. As between the Parties, the Party controlling the Prosecution and Maintenance of any Patent Right under Section 12.2 (Prosecution and Maintenance of Patent Rights), will have the right (but not the obligation), at its sole discretion and its own cost and expense, to defend against a declaratory judgment action, post-grant review proceeding, inter partes review, opposition proceeding, interference, or any other legal or administrative action challenging any such Patent Right. If the Party controlling such Prosecution and Maintenance of Arrowhead Platform Patent Rights, Licensed Product-Specific Patent Rights, or Sarepta Arising Patent Rights, as the case may be, under Section 12.2 (Prosecution and Maintenance of Patent Rights) does not defend such Patent Right under this Section 12.4 (Defense) within [***] days after the initiation by a Third Party of any of the foregoing actions or proceedings or such shorter period of time as is mandated by the rules of the applicable action or proceeding to commence the defense thereof, or elects not to continue any such defense (in which case it will promptly provide written notice thereof to the other Party), then the other Party will have the right (but not the obligation), at its sole discretion, to defend any such Patent Right. The defending Party will keep the other Party reasonably advised of all material developments in the conduct of any such defense. The defending Party will use reasonable efforts to provide the other Party with drafts of all material documents to be filed with the court or the applicable Patent Office and will consider in good faith all reasonable and timely comments thereto by such other Party before filing such documents. The non-defending Party will reasonably cooperate with the Party conducting the defense of such Third Party action, at such defending Party’s cost and expense, including if required to conduct such defense, furnishing a power of attorney. Any awards or amounts received in defending any such action will be allocated between the Parties as provided in Section 12.3.7 (Allocation of Proceeds) applying mutatis mutandis.

12.5. Infringement of Third Party Rights.

12.5.1. Notice. If any Licensed Product becomes the subject of a Third Party’s claim or assertion of infringement of a Patent Right of such Third Party within the Territory, then the Party first having notice of the claim or assertion will promptly notify the other Party.

12.5.2. Defense. [***] will have the first right, but not the obligation, to defend or settle any such Third Party claim or assertion of infringement of such Third Party’s Patent Right, at [***] cost and expense. The non-defending Party will reasonably cooperate with the Party conducting the defense of the claim or assertion, at such defending Party’s cost and expense, including if required to conduct such defense, furnishing a power of attorney. The defending Party will keep the non-defending Party reasonably advised of all material developments in the conduct of any proceedings in defending such Third Party claim or assertion. The defending Party will provide the non-defending Party with drafts of all

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

material papers to be filed with the court and will consider in good faith all reasonable comments thereto by the non-defending Party before filing such papers.

12.5.3. Settlement; Licenses. Except as otherwise provided in Article 11 (Indemnification; Limitation of Liability; Insurance), neither Party will enter into any settlement of any claim described in this Section 12.5 (Infringement of Third Party Rights) that affects the other Party’s rights or interests, admits faults of the other Party, or imposes any monetary or other obligations on the other Party, without such other Party’s written consent, such consent not to be unreasonably withheld, conditioned, or delayed. Each Party will have the right to decline to defend or to tender the defense of any claim described in this Section 12.5 (Infringement of Third Party Rights) upon reasonable written notice to the other Party, including if the other Party fails to agree to a settlement that the declining Party proposes. Except as otherwise provided in Article 11 (Indemnification; Limitation of Liability; Insurance), any settlement or license fees incurred by [***] under this Section 12.5.3 (Settlement; Licenses) will be allocated in accordance with the principle set forth in Section 8.5.3 (Third Party Payments) to the extent that the Patent Right that is the subject of such settlement license Covers the making, using, selling, offering for sale, or importing of a Licensed Product in the relevant country for which such rights are licensed thereunder.

12.5.4. Other Invalidity or Unenforceability Proceedings. If either Party desires to bring an opposition, action for declaratory judgment, nullity action, interference, declaration for non-infringement, reexamination, post-grant proceedings, or other attack upon the validity, title, or enforceability of a Patent Right owned or controlled by a Third Party and having one or more claims that Cover a Licensed Product, or the use, sale, offer for sale, or importation of a Licensed Product (except insofar as such action is a counterclaim to or defense of, or accompanies a defense of, a Third Party’s claim or assertion of infringement under Section 12.5 (Infringement of Third Party Rights), in which case the provisions of Section 12.5 (Infringement of Third Party Rights) shall govern), such Party shall so notify the other Party and the Parties shall promptly confer to determine whether to bring such action or the manner in which to settle such action, and if any such action is brought by a Party, each Party will provide such assistance as may be reasonably requested by the other Party (at such other Party’s cost) in connection with such action.

12.6. Patent Right Extensions. Subject to the remainder of this Section 12.6 (Patent Right Extensions), Sarepta will have the sole right to elect and file for patent term restoration or extension, supplemental protection certificate, or any of their equivalents (hereinafter, “Patent Term Extensions”) with respect to Sarepta Prosecuted Patent Rights or other Sarepta Arising Patent Rights for any Licensed Product in the Territory, provided that, for the avoidance of doubt, Sarepta may not file a request for a Patent Term Extension for any Arrowhead Platform Patent Rights without Arrowhead’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. The Parties will discuss the strategy with respect to Patent Term Extensions and Sarepta will consider Arrowhead’s comments in good faith. Upon Sarepta’s request and at its cost and expense, Arrowhead will reasonably cooperate with Sarepta in any fillings made by Sarepta pursuant to this Section 12.6 (Patent Right Extensions). Sarepta will bear all Patent Costs incurred by Sarepta in making any such filing in the Territory for such Licensed Product.

12.7. Orange Book Listing. Sarepta and Arrowhead will discuss in good faith the Arrowhead Patent Rights or Joint Arising Patent Rights that will be included in the Orange Book maintained by the FDA or similar or equivalent patent listing or linking source, if any, in other countries in the

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Territory for Licensed Products, and, after considering Arrowhead’s comments in good faith, Sarepta will have the sole right to determine which Patent Rights will be included. Arrowhead will provide such assistance as may be reasonably requested by Sarepta in connection with such listing, at Sarepta’s cost and expense.

12.8. Trademarks. Sarepta will have the right to brand Licensed Products in the Territory using Sarepta-related Trademarks and any other Trademarks it determines appropriate, which may vary by country or within a country of the Territory. Sarepta will own all rights, title, and interests in and to such Trademarks, including all goodwill associated therewith, and shall have the sole right to register and maintain such Trademarks in the countries and regions of the Territory that it determines, at Sarepta’s cost and expense.

12.9. Common Interest. All non-public information exchanged between the Parties or between a Party’s outside patent counsel and the other Party regarding the preparation, filing, prosecution, maintenance, defense and enforcement of the Arrowhead Patent Rights, Arising Patent Rights, or otherwise related to any Licensed Compound or any Licensed Product, and all shared information regarding analyses or opinions of Patent Rights or Know-How of a Third Party, will be deemed Confidential Information hereunder. The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning any such Patent Rights, Know-How, or Confidential Information, including privilege under the common interest doctrine and similar or related doctrines. In furtherance of the foregoing, if the Parties agree that a separate agreement memorializing this understanding would be advantageous, then the Parties will negotiate and enter into a common interest agreement reflecting this understanding or any other common interest agreement as the Parties may mutually agree, including with respect to any product liability for a Licensed Product.

13. TERM AND TERMINATION

13.1. Term. This Agreement will commence upon the Effective Date and, if not otherwise terminated earlier pursuant to this Article 13 (Term and Termination), will continue, on a Licensed Product-by-Licensed Product and country-by-country basis, in full force and effect until the expiration of the Royalty Term applicable to such Licensed Product and such country and will expire in its entirety upon the expiration of the last Royalty Term (the “Term”). Upon expiration of the Royalty Term for a Licensed Product in a country in the Territory, the licenses granted by Arrowhead to Sarepta in Section 2.1.1 (Exclusive License Grants to Sarepta) with respect to such Licensed Product in such country will become fully paid, irrevocable, and perpetual.

13.2. Termination Prior to Effective Date. If any of the representations and warranties set forth in [***] (i) do not remain true and correct as of the Effective Date to the same extent as of the Execution Date, and (ii) would reasonably be expected to adversely affect in a material respect any of Sarepta’s rights and interests hereunder, then, in either case ((a) or (b)), Sarepta may terminate this Agreement in its entirety upon written notice to Arrowhead and the Effective Date will be deemed not to have occurred.

13.3. Termination for Convenience.

13.3.1. Prior to First Regulatory Approval. Sarepta will be entitled to terminate this Agreement (a) in its entirety (for all Programs and all Licensed Compounds and all Licensed Products) throughout the Territory prior to receipt of Regulatory Approval of the first Licensed

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Product that is the subject of any Program in a Major Region, (b) on a Program-by-Program basis for the entire Territory, for all Licensed Compounds and all Licensed Products that are the subject of such Program throughout the entire Territory prior to receipt of Regulatory Approval of the first Licensed Product that is the subject of such Program in a Major Region, [***] in each case [***] at its sole discretion upon 30 days’ prior written notice to Arrowhead thereof.

13.3.2. After First Regulatory Approval. Sarepta will be entitled to terminate this Agreement (a) in its entirety (for all Programs and all Licensed Compounds and all Licensed Products) throughout the Territory after receipt of Regulatory Approval for any first Licensed Product that is the subject of any Program has been obtained in a Major Region, (b) on a Program-by-Program basis for the entire Territory, for all Licensed Compounds and all Licensed Products that are the subject of such Program throughout the entire Territory after receipt of Regulatory Approval for the first Licensed Product that is the subject of such Program has been obtained in a Major Region, [***] at its sole discretion upon [***] days’ prior written notice to Arrowhead thereof.

13.3.3. [***]

13.3.4. [***]

13.4. Termination for Bankruptcy. This Agreement may be terminated in its entirety, to the extent permitted by Law, by a Party upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors, in each case, of the other Party (the “Bankrupt Party”); provided that in the case of any involuntary bankruptcy, reorganization, liquidation, or receivership proceeding, such right to terminate will only become effective if the Bankrupt Party consents to the involuntary bankruptcy or such proceeding is not dismissed within 60 days after the filing thereof.

13.5. Termination for Material Breach.

13.5.1. Material Breach and Cure Period. Subject to Section 13.5.2 (Disputes Regarding Material Breach), either Party (the “Non-Breaching Party”) may terminate this Agreement (a) with respect to one or more Programs (for all Licensed Compounds and Licensed Products that are the subject of such Program) if the other Party (the “Breaching Party”) has materially breached this Agreement with respect to such Program, or (b) in its entirety throughout the Territory if the Breaching Party has materially breached this Agreement in a manner that is not specific to a Program, in each case ((a) and (b)), and such material breach has not been cured within (i) 60 days after the Breaching Party’s receipt of written notice from the Non-Breaching Party of such material breach if such material breach involves a failure to make a payment when due or (ii) 90 days after receipt of written notice of such breach for any other material breach by the Breaching Party from the Non-Breaching Party (such 60-day period or 90-day period, as applicable, the “Cure Period”). The written notice describing the alleged material breach will provide reasonably sufficient detail to put the Breaching Party on notice of such material breach. Any termination of this Agreement in its entirety or with respect to a Program pursuant to this Section 13.5.1 (Material Breach and Cure Period) will become effective at the end of the Cure Period, unless the Breaching Party has cured any such material breach prior to the expiration of such Cure Period, or, if such material breach (other than any breach involving

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

the failure to make a payment when due) is not curable prior to the expiration of the applicable Cure Period, then such Cure Period will be extended so long as the Breaching Party has (i) provided to the Non-Breaching Party a written plan that is reasonably calculated to effect a cure of such material breach, and (ii) the Breaching Party has commenced actions to cure such material breach during the Cure Period and commits to diligently carry out such plan as provided to the Non-Breaching Party, provided that, in no event will the Cure Period be extended to more than a total of 180 days.

13.5.2. Disputes Regarding Material Breach. If the Parties reasonably and in good faith disagree as to whether there has been a material breach or whether a material breach has been cured within the applicable Cure Period, then the Breaching Party that disputes whether there has been a material breach or cure thereof may contest the allegation in accordance with Article 15 (Dispute Resolution) and the applicable Cure Period will toll upon the initiation of such dispute resolution procedures. If, as a result of such dispute resolution process, it is finally determined pursuant to Article 15 (Dispute Resolution) that the Breaching Party committed a material breach of this Agreement, then the applicable Cure Period will resume and unless such alleged breach was cured during the pendency of such Cure Period (once resumed), this Agreement will terminate effective as of the expiration of such Cure Period. This Agreement will remain in full force and effect during the pendency of any such dispute resolution proceeding and all Cure Periods. Any such dispute resolution proceeding will not suspend any obligations of either Party hereunder, and each Party will use reasonable efforts to mitigate any damages. Any payments that are made by one Party to the other Party pursuant to this Agreement pending resolution of the Dispute will be promptly refunded if it is determined pursuant to Article 15 (Dispute Resolution) that such payments are to be refunded by one Party to the other Party. If, as a result of such dispute resolution proceeding, it is determined that the Breaching Party did not commit such material breach (or such material breach was cured in accordance with this Section 13.5 (Termination for Material Breach)), then no termination of this Agreement will be effective, and this Agreement will continue in full force and effect.

13.6. Termination for Patent Challenge. If, during the Term, Sarepta or its Sublicensee (or any Affiliate of Sarepta or any Affiliate of a Sublicensee) commences or participates in, or actively assists any other Person in bringing, any action or legal or administrative proceeding (including any patent opposition or re-examination proceeding), or otherwise asserts any claim, challenging or denying the patentability, validity, or enforceability of any claim of any Licensed Product-Specific Patent Right or Arrowhead Platform Patent Right in one or more countries (each a “Patent Challenge”), then Arrowhead will have the right to terminate this Agreement in its entirety upon 60 days’ prior written notice to Sarepta unless Sarepta or its Sublicensee (or the applicable Affiliate of Sarepta or of such Sublicensee) causes such Patent Challenge(s) to be withdrawn within the 60-day period following receipt of written notice from Arrowhead (or in the case of ex-parte proceedings, multi-party proceedings, or other Patent Challenges in which Sarepta or its Sublicensee (or the applicable Affiliate of Sarepta or of such Sublicensee) does not have the power to unilaterally cause the Patent Challenge(s) to be withdrawn, Sarepta or its Sublicensee (or the applicable Affiliate of Sarepta or of such Sublicensee) withdraws as a party from such Patent Challenge(s) and ceases actively assisting any other party to such Patent Challenge(s) within such 60-day period). The foregoing sentence will not apply with respect to [***].

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

13.7. Effects of Termination. Upon any termination of this Agreement in its entirety or in part by either Party as permitted pursuant to this Article 13 (Term and Termination), the following terms will apply with respect to this Agreement and the Terminated Products [***].

13.7.1. Termination of Licenses. As of the effective date of termination, all licenses granted to Sarepta under Section 2.1 (License Grants to Sarepta) with respect to the Terminated Products [***] will terminate, except that such licenses may continue solely to the extent necessary, and solely for the time periods specified in such Sections, for the prompt and diligent orderly transition or wind-down of ongoing Clinical Trials of the Terminated Products [***] under Section 13.7.4 (Ongoing Clinical Trials) or sale or other disposition of any inventory of the Terminated Products [***] as permitted under Section 13.7.13 (Sell-Off Right). Further, (a) if this Agreement is terminated in part with respect to a Program for the entire Territory, then the terms “Licensed Products” and “Licensed Compounds” will automatically be deemed to be amended to exclude, respectively, all Licensed Products and all Licensed Compounds that are the subject of such Program, [***].

13.7.2. Exclusivity. If this Agreement is terminated in its entirety, then the Parties’ rights and obligations under Section 2.10 (Exclusivity) will terminate in their entirety. If this Agreement is terminated in part, (a) with respect to a Program [***], then the Parties’ rights and obligations under Section 2.10 (Exclusivity) will terminate in the entire Territory with respect to the Target that is the subject of such Program and all Licensed Compounds and Licensed Products that are the subject of such Program, or [***] Arrowhead will have the right, independently or for or with any Third Party, to Develop, Manufacture, perform Medical Affairs, Commercialize, and otherwise Exploit in the Field in the Territory any compound or product, including any Licensed Compound or Licensed Product, that is Directed To the Target of such terminated Program. [***]

13.7.3. Reversion License.

(a) Sarepta, on behalf of itself and its Affiliates, hereby grants and agrees to grant (without any further subsequent action required on the part of Arrowhead) to Arrowhead and its Affiliates, an [***] license (terminable for Arrowhead’s violation of the scope of such license) under the Sarepta Licensed Technology existing as of the effective date of termination hereof [***] in each case to Develop, Manufacture, Commercialize, or otherwise Exploit the applicable Terminated Products in the Field [***] that are or have been the subject of Development or Commercialization hereunder as of the effective date of termination (in the form such Terminated Products exist as of the effective date of termination), [***] (such Patent Rights and Know-How, the “Reversion Technology” and such license, a “Reversion License”). [***]

(b) Arrowhead will have the right (but not the obligation) to assume, at its cost and expense, (i) the sole responsibility for the Prosecution and Maintenance of the Sarepta Arising LC/LP Patent Rights and Joint Arising Patent Rights [***] Covering solely the Terminated Products that are included within the Reversion Technology under a Reversion License, and (ii) the sole right to take any action to enforce any such Sarepta Arising LC/LP Patent Rights and Joint Arising Patent Rights in connection with any Competitive Infringement of the Terminated Products [***].

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

13.7.4. Ongoing Clinical Studies. No later than 15 Business Days after the effective date of termination, Arrowhead will submit to Sarepta a written notice specifying with respect to all Clinical Trials of the Terminated Products [***] being conducted by or on behalf of Sarepta or its Affiliates as of the effective date of termination, (a) such Clinical Trials that are to be terminated and (b) such Clinical Trials that are to be transferred to Arrowhead or its designee. For any such Clinical Trials identified by Arrowhead in its written notice to be terminated, Sarepta will wind-down such Clinical Trials, at Sarepta’s cost. For any such Clinical Trials identified by Arrowhead in its written notice to be transferred, Sarepta will transfer control to Arrowhead or its designee of such Clinical Trials and will continue to conduct such Clinical Trials after the effective date of termination, at Arrowhead’s cost, for [***] (or such longer period as either Party may reasonably request and is agreed by the other Party) to enable such transfer to be completed to Arrowhead or its designee without interruption of any such Clinical Trials. In no event will Sarepta be required to enroll patients in any such Clinical Trial except as may be otherwise agreed by the Parties or as is reasonably necessary to protect patients.

13.7.5. Transfer of Sarepta Arising Know-How. Promptly following the effective date of termination, Sarepta will provide to Arrowhead all Sarepta Arising Know-How that is included in the Reversion Technology for the applicable Terminated Products in the Field [***] that are or have been the subject of Development or Commercialization hereunder as of the effective date of termination (in the form such Terminated Products exist as of the effective date of termination). [***]

13.7.6. Transfer of Regulatory Submissions and Regulatory Approvals. Promptly following the effective date of termination, in accordance with and to the extent permissible under applicable Law, Sarepta, on behalf of itself and its Affiliates and, subject to Section 13.7.9 (Sublicense Survival), Sublicensees will assign to Arrowhead or Arrowhead’s designee possession and ownership of all Regulatory Submissions and Regulatory Approvals for the applicable Terminated Products [***] Controlled by such Person as of the effective date of such termination. In the event that Sarepta is unable to transfer and assign, or have transferred and assigned, to Arrowhead (or its designee) any such Regulatory Submissions or Regulatory Approvals, Sarepta, on behalf of itself and its Affiliates and, subject to Section 13.7.9 (Sublicense Survival), Sublicensees, hereby consents and grants to Arrowhead an exclusive (even as to Sarepta and its Affiliates and Sublicensees), fully-paid, royalty-free, irrevocable, perpetual, sublicensable, license and right of reference under such Regulatory Submissions and Regulatory Approvals (with the right to sublicense and grant further rights of reference) as necessary to Develop, Manufacture, Commercialize, and otherwise Exploit the applicable Terminated Products [***]; provided, however, that Sarepta and its Affiliates will retain such licenses, rights of reference or other rights under such Regulatory Submissions and Regulatory Approvals to the extent necessary to enable Sarepta or its Affiliates to perform any obligations or exercise any rights that survive such termination of this Agreement as may be expressly provided in this Agreement. [***]

13.7.7. Continuation of Supply. Upon Arrowhead’s request, if (a) the effective date of termination is after the First Commercial Sale of any Terminated Product [***] (b) as of the effective date of such termination, Sarepta or its Affiliates or Sublicensees are Manufacturing finished product with respect to the Terminated Products for Commercialization thereof [***], and (c) as of the effective date of such termination, neither Arrowhead nor any of its Affiliates or (sub)licensees has obtained all necessary

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Regulatory Approvals to Manufacture such Terminated Products [***] and procured or developed its own source of finished product supply with respect to such Terminated Products for Commercialization thereof [***] then, at Arrowhead’s option and at Arrowhead’s cost and expense, Sarepta or its or its Affiliates or Sublicensees will supply to Arrowhead such finished product with respect to such Terminated Products for Commercialization [***] for a period not to exceed [***] following the applicable effective date of termination at a price equal to [***].

13.7.8. Third Party Agreements. If Arrowhead so requests in writing, and to the extent permitted under Sarepta’s obligations to Third Parties on the effective date of termination, Sarepta will assign to Arrowhead, and Arrowhead will assume, any Third Party agreements that solely relate to the Exploitation of the Terminated Products [***] to which Sarepta is a party (excluding any master agreement that could relate to the Exploitation of compounds or products other than the Terminated Products, regardless of whether such master agreement does relate to any such Terminated Product at such time); provided that (a) if the assignment of any such Third Party agreement requires the consent of any Third Party, then Sarepta will not be obligated to assign such Third Party agreement unless and until such consent is obtained (it being understood that if so requested by Arrowhead in writing, Sarepta will, at Arrowhead’s cost, use reasonable efforts to obtain any such consent as promptly as reasonably practicable under the circumstances), and (b) for any Third Party agreement for which such consent is not obtained or for any excluded master agreement, Sarepta will introduce Arrowhead to the counterparty of such agreement and provide such other reasonable assistance to Arrowhead to facilitate Arrowhead’s negotiation of its direct contract with such counterparty.

13.7.9. Sublicense Survival. Arrowhead will, at the written election of any Sublicensee (solely to the extent such Sublicensee is not then in breach of the applicable sublicense agreement and solely where such sublicense agreement was entered into by Sarepta with such Sublicensee in accordance with the terms of this Agreement) within 60 days after termination of this Agreement (or such longer period mutually agreed between Arrowhead and such Sublicensee) grant a direct license to such terminated Sublicensee, which license will not be broader in license scope, territory, or duration than such sublicense agreement granted by Sarepta to such Sublicensee and not more burdensome on Arrowhead in any material manner and no less favorable to Arrowhead than the financial terms of Article 7 (Payments).

13.7.10. Sarepta Trademarks. If, as of the effective date of termination, (a) Sarepta or any of its Affiliates owns any Trademarks that are used exclusively for the applicable Terminated Products [***] and (b) such Trademarks have been approved by the Regulatory Authority in a country [***] for use with such Terminated Products (such Trademarks, the “Reversion Trademarks”), then, at Arrowhead’s written request, Sarepta, on behalf of itself and its Affiliates, (i) will assign and transfer to Arrowhead, or (ii) solely in such jurisdictions where such assignment is not permitted by applicable Law or if the assignment in the foregoing clause (i) is not effective, hereby grants (without any further subsequent action required on the part of Arrowhead, but exercisable solely upon the date of such termination of this Agreement) to Arrowhead an [***] license of, in each case ((i) and (ii)), all of Sarepta’s and its Affiliates’ rights, title, and interests in and to such Reversion Trademarks for the applicable country of [***], pursuant to an agreement that the Parties will negotiate and enter into after such effective date of termination, which agreement will

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

contain, to the extent applicable, indemnification obligations customary of such agreements applying to Arrowhead’s use of such Reversion Trademarks following such assignment or license, as applicable.

13.7.11. Return of Confidential Information. Except in the case of Arrowhead for any Confidential Information included in the Reversion Technology that is the subject of a Reversion License, as soon as reasonably practicable after the effective date of termination, each Party, at its cost, will promptly return to the other Party(or as directed by such other Party destroy and certify to such other Party in writing as to such destruction) all of such other Party’s Confidential Information that relates to the applicable Terminated Products [***] and that was provided by or on behalf of such other Party hereunder that is in the possession or control of such Party (or any of its Affiliates, Sublicensees or Subcontractors), except that such Party will have the right to retain copies of intangible Confidential Information of such other Party for legal purposes in accordance with such Party’s internal compliance policies and may maintain records stored in accordance with automatic electronic archiving and back-up procedures until the ordinary course deletion thereof. Notwithstanding the return or destruction of any Confidential Information, the Parties will continue to be bound by their confidentiality obligations under this Agreement.

13.7.12. Termination of Payment Obligations. Except for any payment obligations under Section 13.7.13 (Sell-Off Right), as of the effective date of termination, all payment obligations hereunder with respect to the applicable Terminated Products [***] shall terminate, other than those that are accrued and unpaid as of the effective date of such termination. For clarity, notwithstanding any other provision of this Agreement, Sarepta shall remain liable to pay any Milestone Payments and Royalties to Arrowhead for any Milestone Event occurring, or deemed to have occurred in accordance with the terms of this Agreement, and Net Sales booked by Sarepta or its Affiliates or its Sublicensees, in each case, on or before the later of (a) the effective date of such termination, or (b) if applicable, [***] months following the effective date of such termination for any sales or dispositions of the applicable Terminated Product [***] that occur during such [***]-months period under Section 13.7.13 (Sell-Off Right).

13.7.13. Sell-Off Right. If the effective date of termination is after the First Commercial Sale of a Terminated Product [***], then, to the extent permitted by applicable Law, Sarepta and its Affiliates and Sublicensees will have the right to sell or otherwise dispose of [***], any inventory of the Terminated Products [***] for a period of [***] months following the effective date of such termination in accordance with the terms and conditions of this Agreement; provided that any revenue obtained from such disposal shall be treated as Net Sales and the provisions of Article 7 (Payments) shall apply to such Net Sales and, in the event that such sales result in the achievement of a Sales Milestone Event, the Sale Milestone Payment associated with such Sale Milestone Event will be owed and payable to Arrowhead. Within [***] days after the end of such [***]-month period, Sarepta will notify Arrowhead of any quantity of Terminated Products [***] remaining in Sarepta’s, its Affiliates’ or, subject to Section 13.7.9 (Sublicense Survival), its Sublicensees’ inventory, and Arrowhead will have the right to purchase, in its discretion, any such quantities of the Licensed Products from Sarepta, its Affiliates or its Sublicensees at a supply price to be negotiated and agreed by the Parties.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

13.7.14. IP Files Transfer. With respect to a Terminated Product [***], (a) any Licensed Product-Specific Patent Rights Prosecuted and Maintained by Sarepta under Section 12.2.1(a) (Sarepta Right to Prosecute Patent Rights) or in respect of which Sarepta has engaged in the enforcement thereof or defense under Section 12.3.2(a) (Sarepta Right to Enforce), (b) any Arrowhead Platform Patent Rights for which Sarepta has exercised its Prosecution and Maintenance step-in rights under Section 12.2.2(b) (Arrowhead Right to Prosecute Patent Rights) or enforcement or defense step-in rights under Section 12.3.3(b) (Arrowhead Right to Enforce), and (c) if Arrowhead has elected to exercise its rights under Section 13.7.3 (Reversion License), any Sarepta Arising LC/LP Patent Rights and Joint Arising Patent Rights [***] that Cover solely the Terminated Products included within the Reversion Technology under a Reversion License, in each case ((a), (b), and (c)), at Arrowhead’s cost and expense, Sarepta will transfer to Arrowhead or its designee copies of filings, applications, correspondence and other related records received or generated by Sarepta in the course of exercising any Prosecution and Maintenance activities or enforcement or defense activities.

13.7.15. Termination of Rights and Obligations. Except as set forth in this Section 13.7 (Effects of Termination) and Section 13.9 (Survival; Effect of Expiration or Termination), (a) as of the applicable effective date of any termination of this Agreement in its entirety all rights and obligations of the Parties under this Agreement will terminate, and (b) as of the applicable effective date of any termination of this Agreement in part, all rights and obligations of the Parties under this Agreement with respect to the terminated Program and its Terminated Products [***] will terminate.

13.8. [***]

13.9. Survival; Effect of Expiration or Termination. In addition to the termination consequences set forth in Section 13.7 (Effects of Termination) (and any Sections referenced therein), the following provisions will survive the expiration or termination of this Agreement in its entirety for any reason: (a) Article 1 (Definitions) (in each case, solely with respect to defined terms that are used in surviving provisions); (b) Section 2.9.2(b)(iii) (Platform Third Party Rights), Section 3.2.2(b) (Transition Assistance), Section 3.2.3(b) (Transition of Category 2 Program and Category 3 Research & Development Activities), Section 3.2.4 ([***]), Section 3.4.1 (Arrowhead Development Costs Reimbursement), Section 4.2.1(d) (Arrowhead Assistance), Section 5.1.1 (Category 1 Programs), Section 5.2 (Arrowhead Supply Obligation), Section 5.3 (Remaining Inventory), Section 5.4 (Manufacturing Technology Transfer), Section 8.3 (Milestone Payments), Section 8.4 (Royalties), Section 8.6 (Other Amounts Payable), Section 8.7 (Payment Terms), Section 12.3.7 (Allocation of Proceeds), and Section 8.3.1(f) ([***], in each case, solely with respect to any payment obligations that accrued prior to such expiration or termination of this Agreement but have not been paid; (c) Section 3.7 (Scientific Records) for a period of [***] years following expiration or termination or such longer period as may be required by applicable Law; (d) Section 9.7 (Use of Name and Logo), Section 10.3 (Warranty Disclaimer), Sections 11.1 (Indemnification by Arrowhead) through and including Section 11.4 (Limitation of Liability), Section 12.1 (Inventions), Section 12.9 (Common Interest), and this Section 13.9 (Survival; Effect of Expiration or Termination), Article 15 (Dispute Resolution), and Article 16 (Miscellaneous); (e) Section 9.1 (Confidential Information) through and including Section 9.6 (Relationship to Confidentiality Agreement), in each case, solely for the term specified therein; (f) Section 11.5 (Insurance) for [***] years following expiration or termination; (g) Section 12.2 (Prosecution and Maintenance of Patent Rights) solely with respect to Joint Arising Patent Rights (other than those

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Joint Arising Patent Rights that Arrowhead elects to assume control of pursuant to Section 13.7.3(b) (Reversion License)); (h) Section 2.1.1 (Exclusive License Grant to Sarepta) solely in the case of expiration and not termination of this Agreement; (i) the last sentence of Section 13.1 (Term) solely in the case of expiration and not termination of this Agreement; and (j) any other provisions that, as apparent from their nature and context, are intended to continue or to remain (such as for interpretation purposes). Notwithstanding any provision to the contrary set forth in this Agreement, except as expressly set forth in Section 8.2 (Annual Fees), expiration or termination of this Agreement for any reason will not relieve the Parties of any liability or obligation that accrued hereunder prior to the effective date of such termination or expiration, nor preclude either Party from pursuing all rights and remedies it may have hereunder or at law or in equity, with respect to any breach of this Agreement.

14. EFFECTIVENESS

14.1. Effective Date. Except for the Parties’ obligations under Section 3.6.1(a) (Category 1 Program Transition), Article 9 (Confidentiality and Publication), Article 10 (Representations, Warranties, and Covenants), and this Article 14 (Effectiveness), which will be effective as of the Execution Date, this Agreement will not become effective until the first Business Day after the Antitrust Clearance Date (the “Effective Date”); provided that the Effective Date will not occur if either Party exercises its termination right under Section 14.3 (Outside Date) prior to the Antitrust Clearance Date. On the Effective Date, Arrowhead will provide to Sarepta an updated version of Schedule 10.2 (Exceptions to the Representations and Warranties by Arrowhead) to the extent required as a result of Arrowhead making anew as of the Effective Date the representations and warranties of Section 10.2 (Additional Representations and Warranties by Arrowhead).

14.2. Filing.

14.2.1. Each Party will, within 10 Business Days following the Execution Date, file the notification and report forms required under all Antitrust Laws. The Parties will use reasonable best efforts to cooperate with one another to the extent necessary in the preparation and execution of all such documents that are required to be filed pursuant to the Antitrust Laws. Each Party will be responsible for its own costs and expenses associated with any such filing pursuant to the Antitrust Laws. The Parties will each use reasonable best efforts to ensure that any applicable waiting period under the Antitrust Laws expires or is terminated as soon as practicable and to obtain any necessary approvals or consents under any applicable Antitrust Laws, at the earliest possible date after the date of filing, and in any event prior to the one year anniversary of the Execution Date. Notwithstanding any provision to the contrary set forth in this Agreement, nothing in this Agreement (including this Section 14.2 (Filing)) will require either Party or any of its Affiliates to (a) disclose to the other Party or any of its Affiliates any information that is subject to obligations of confidentiality or non-use owed to Third Parties (nor will either Party be required to conduct joint meetings with any Governmental Authority in which such information is intended to be disclosed) in connection with any Antitrust Filing, (b) commit to any consent decree or similar undertaking, or any divestiture, license (in whole or in part), or any arrangement to hold separate (or any similar arrangement) with respect to any of its products or assets, or (c) litigate. If a Party receives a request for information or documentary material from any Governmental Authority with respect to this Agreement or the transactions contemplated hereby, including a Second Request for Information under the HSR Act, then such party shall in good faith make, or cause to be made, as soon as

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

reasonably practicable and after consultation with the other party, a response that is, at a minimum, in substantial compliance with such request.

14.2.2. In furtherance of the foregoing, each Party shall consult and cooperate with the other Party, including: (a) promptly notify the other Party of, and if in writing, furnish the other Party with copies of, any communications from or with any Governmental Authority with respect to this Agreement; (b) permit the other Party to review and discuss in advance, and consider in good faith the view of the other in connection with, any proposed substantive written or oral communication with any Governmental Authority; (c) not participate in any substantive meeting or have any substantive communication with any Governmental Authority unless it has given the other Party a reasonable opportunity to consult with it in advance and, to the extent permitted by such Governmental Authority, gives the other Party the opportunity to attend; (d) furnish the other Party’s outside legal counsel with copies of all filings and communications between it and any such Governmental Authority with respect to this Agreement; provided, however, that such material may be redacted as necessary to (i) comply with contractual arrangements, (ii) address legal privilege concerns, and (iii) comply with Law; and (e) furnish the other Party’s outside legal counsel with such necessary information and reasonable assistance as the other Party’s outside legal counsel may reasonably request in connection with its preparation of submissions of information to any such Governmental Authority. The Parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other Party under this Section 14.2 (Filing) as “outside counsel only.” Such materials and the information contained therein shall be given only to outside counsel and outside economic consultants of the recipient and will not be disclosed by such outside counsel or outside economic consultants to employees, officers, or directors of the recipient without the advance written consent of the Party providing such materials. Notwithstanding anything to the contrary in this Section 14.2 (Filing), materials provided to the other Party or its outside legal counsel may be redacted to remove references concerning the valuation of the Licensed Compounds or Licensed Products.

14.3. Outside Date. This Agreement will terminate at the election of either Party, immediately upon written notice by such Party to the other Party, in the event that the Antitrust Clearance Date has not occurred on or prior to the one year anniversary of the Execution Date and the Parties have not agreed in writing to extend the Antitrust Clearance Date. In the event of such termination, this Agreement will be of no further force and effect.

15. DISPUTE RESOLUTION

15.1. Exclusive Dispute Resolution Mechanism. The Parties agree that, except as expressly set forth in Section 7.5 (Resolution of Committee Disputes), the procedures set forth in this Article 15 (Dispute Resolution) will be the exclusive mechanism for resolving any dispute, controversy, or claim between the Parties arising out of or relating to this Agreement (whether based on contract, tort or otherwise) (each, a “Dispute,” and collectively, the “Disputes”) that is not resolved through good faith negotiation between the Parties pursuant to Section 15.2 (Resolution by Executive Officers). For the avoidance of doubt, this Article 15 (Dispute Resolution) will not apply with respect to any decision under the purview of the JSC, for which final decision-making authority is set forth in Section 7.5 (Resolution of Committee Disputes).

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

15.2. Resolution by Executive Officers. Except as expressly set forth in Section 7.5 (Resolution of Committee Disputes) or as provided in Section 15.5 (Preliminary Injunctions), in the event of any Dispute regarding the construction or interpretation of this Agreement, or any right, obligation, or liability of either Party hereunder, the Parties will first attempt in good faith to resolve such Dispute by negotiation and consultation between themselves. In the event that such Dispute is not resolved on an informal basis within [***] Business Days, either Party may, by written notice to the other Party, refer the Dispute to the Executive Officers of the Parties for attempted resolution by good faith negotiation within [***] days after such notice is received. If the Executive Officers cannot resolve the Dispute within such [***]-day period, then (a) if the Dispute has been expressly stated in this Agreement to be resolved pursuant to expedited arbitration, it will be resolved in accordance with Section 15.3 (Expedited Arbitration), or (b) with respect to any other Dispute, either Party will have the right to pursue any and all remedies available at law or equity consistent with Section 15.4 (Litigation), provided, however, that any Dispute with respect to (i) the scope, construction, validity, or enforceability of any Patent Right or Trademark relating to a Licensed Product will be resolved by litigation in accordance with Section 15.6 (Patent and Trademark Disputes) or (ii) any antitrust, anti-monopoly, or competition law or regulation, whether or not statutory may be submitted in any court of competent jurisdiction over such Dispute.

15.3. Expedited Arbitration. Any Dispute remaining unresolved after escalation to the Parties’ respective Executive Officers in accordance with Section 15.2 (Resolution by Executive Officers) or expressly stated in this Agreement to be resolved pursuant to expedited arbitration will be resolved pursuant to the following procedures of this Section 15.3 (Expedited Arbitration).

15.3.1. For purposes of arbitration under this Section 15.3 (Expedited Arbitration), the arbitration will be administered by JAMS pursuant to its rules then in effect at the time of submission for such proceedings, as modified by this Section 15.3 (Expedited Arbitration). The arbitration will be governed by the Laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state or jurisdiction. The arbitration will be heard and determined by a single arbitrator appointed by agreement of the Parties or, failing such mutual agreement, by JAMS, and who will be a single independent, conflict-free arbitrator having the requisite pharmaceutical and biotechnology industry experience (such arbitrator, the “Arbitrator”). The Parties may select a different Arbitrator for each Dispute depending on the nature of the issues presented and desired expertise. The arbitration will be conducted as a “baseball” form of binding arbitration conducted by the Arbitrator.

15.3.2. No later than [***] Business Days after the Arbitrator’s appointment, each Party will submit to both the Arbitrator and the other Party a detailed written proposal setting forth its proposed resolution of such Dispute. The Parties will also provide to the Arbitrator a copy of this Agreement, as may have been amended at such time in accordance with Section 16.4 (Entire Agreement; Amendments).

15.3.3. No later than five Business Days after the delivery of the Parties’ detailed written proposals to the Arbitrator, each Party will submit to both the Arbitrator and the other Party a legal brief (and any exhibits) explaining and supporting the Party’s detailed written proposal, which legal brief will be no more than 30 pages.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

15.3.4. There will be no discovery and there will be no hearing, although such arbitration proceeding will be deemed to have its seat in New York, New York, and all arbitration proceedings will be conducted in the English language.

15.3.5. No later than [***] Business Days after the submission of the Parties’ legal briefs, the Arbitrator will select one of the two detailed written proposals (without modification) provided by the Parties that the Arbitrator believes is most consistent with the intention underlying the agreed principles set forth in this Agreement. The decision of the Arbitrator will be final and unappealable. The detailed written proposal selected by the Arbitrator will automatically be binding on the Parties.

15.3.6. The Arbitrator will select one of the two detailed written proposals and may not combine elements of both detailed written proposals or make any other modifications to the selected detailed written proposal.

15.3.7. Each Party will bear its own attorneys’ fees, costs, and disbursements arising out of the arbitration, and will pay an equal share of the fees and costs of the Arbitrator.

15.4. Litigation. Except for Disputes expressly specified in this Agreement to be resolved pursuant to Section 15.3 (Expedited Arbitration) or Section 15.6 (Patent and Trademark Disputes), unless otherwise prohibited by applicable Law, any unresolved Dispute that was subject to Section 15.2 (Resolution by Executive Officers) will be brought exclusively in the state courts of the State of New York in the Borough of Manhattan or the federal courts in the United States District Court for the Southern District of New York, and in no other jurisdiction. Each Party hereby irrevocably consents to personal jurisdiction and venue in, and irrevocably agrees to service of process issued or authorized by any such court in any such action or proceeding. The Parties hereby irrevocably waive any objection that they may now have or hereafter have to the laying of venue in the state courts of the State of New York in the Borough of Manhattan or the federal courts in the United States District Court for the Southern District of New York in any such action or proceeding, and hereby irrevocably waive and agree not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. The Parties hereby agree that any final judgment rendered by any such federal or state court of New York in any action or proceeding involving any Dispute, from which no appeal can be or is taken, may be enforced by the prevailing Party in any court of competent jurisdiction.

15.5. Equitable Relief. The Parties agree that monetary damages may not be a sufficient remedy for any breach of this Agreement. Notwithstanding any provision to the contrary set forth in this Agreement, in the event of an actual or threatened breach of a Party’s obligations under this Agreement, a Party may seek a temporary restraining order, preliminary injunction, or other equitable relief from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss, or damage on a provisional basis.

15.6. Patent and Trademark Disputes. Notwithstanding any provision to the contrary set forth in this Agreement, any and all issues regarding the scope, construction, validity, and enforceability of any Patent Rights or Trademark relating to a Licensed Compound or Licensed Product that is the subject of this Agreement will be determined in a court or other tribunal, as the case may be, of competent jurisdiction under the applicable patent or trademark laws of the country in which such Patent Rights or Trademark rights were granted or arose.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

15.7. Payment Tolling. During the pendency of any Dispute resolution proceeding between the Parties under this Article 15 (Dispute Resolution) regarding the obligation to make any payment under this Agreement from one Party to the other Party (in whole or in part), the obligation to make such payment will be tolled until the final outcome of such Dispute has been established.

15.8. Confidentiality. Any and all activities conducted under this Article 15 (Dispute Resolution), including any and all proceedings and decisions hereunder, will be deemed Confidential Information of each of the Parties, and will be subject to Article 9 (Confidentiality and Publication) to the extent applicable in accordance with Law.

16. MISCELLANEOUS

16.1. Assignment.

16.1.1. General. Neither Party may assign or transfer this Agreement or any rights or obligations hereunder without the prior written consent of the other Party, except that a Party may make such an assignment without the other Party’s consent to (a) an Affiliate pursuant to Section 16.13 (Performance by Affiliates), provided that such assigning Party will remain responsible for such Affiliate’s conduct and compliance with its obligations under this Agreement, or (b) a Third Party as a successor to all or substantially all of the business of such Party to which this Agreement relates, whether in a merger, sale of stock, acquisition, sale of assets or similar transaction or series of related transactions, provided that such transaction is not primarily for the benefit of such Party’s creditors, [***]. Any successor or assignee of any right or obligation permitted hereunder will, in writing to the other Party, expressly assume performance of such right or obligation. Any permitted assignment will be binding on the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 16.1.1 (General) will be null, void, and of no legal effect.

16.1.2. Securitization Transaction. Notwithstanding any provision to the contrary in Section 16.1.1 (General) or elsewhere in this Agreement, Arrowhead may assign to a Third Party its right to receive the Milestone Payments and the Royalties (such assignment, a “Securitization Transaction”). In connection with a contemplated Securitization Transaction and after the closing of any such Securitization Transaction, Arrowhead may disclose to such Third Party the royalty reports contemplated under Section 8.7.2 (Reports and Royalty Payments), without the prior written consent of Sarepta, to the extent reasonably necessary to enable such Third Party to evaluate the Securitization Transaction opportunity (provided that such Third Party is under obligations of confidentiality and non-use with respect to Confidential Information included in such reports and plans that are no less protective or restrictive than the terms of Article 9 (Confidentiality and Publication) (but of duration customary in confidentiality agreements entered into for a similar purpose)), and to enable such Third Party to exercise its rights with respect to such Securitization Transaction, as applicable. As part of any consummated Securitization Transaction, subject to the terms of this Section 16.1.2 (Securitization Transaction), Arrowhead may assign, without the prior written consent of Sarepta, its right to receive the royalty reports and to conduct audits under, respectively, Section 8.7.2 (Reports and Royalty Payments) and Section 8.7.3 (Records and Audits) to the counterparty in such Securitization Transaction, and to allow such counterparty to exercise its rights under such Sections. Arrowhead agrees to provide written notice to Sarepta of any process run by or

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

on behalf of Arrowhead involving a Securitization Transaction and to negotiate in good faith with Sarepta should Sarepta elect to submit a bid for such Securitization Transaction, provided that Arrowhead will in no way be precluded from soliciting other bids and conducting contemporaneous negotiations with other Third Party bidders for such Securitization Transaction.

16.2. Section 365(n) of the Bankruptcy Code. All rights and licenses now or hereafter granted under or pursuant to this Agreement by a Party to the other are and will otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, a license of a right to “intellectual property” as defined in the Bankruptcy Code. Upon the filing or institution of bankruptcy, reorganization, liquidation, or receivership proceedings, upon the appointment of a receiver or trustee over all or substantially all property, or upon an assignment of a substantial portion of the assets for the benefit of creditors by a Party, such Party agrees that the other Party, as licensee of such rights under this Agreement, will retain and may fully exercise all of its rights and elections under the Bankruptcy Code. Subject to Section 365 of the Bankruptcy Code, each Party will, during the Term, create and maintain current copies or, if not amenable to copying, other appropriate embodiments, to the extent feasible, of all intellectual property rights licensed under this Agreement. Each Party acknowledges and agrees that “embodiments” of intellectual property rights within the meaning of Section 365(n) include laboratory notebooks, cell lines, product samples, and inventory, research studies and data, all Regulatory Approvals (and all applications for Regulatory Approval) and rights of reference therein, in each case, to the extent licensed by a Party to the other Party hereunder, as well as the Arrowhead Technology and the Sarepta Licensed Technology (as the case may be), and all information related to the Arrowhead Technology and the Sarepta Licensed Technology (as the case may be). If (a) a case under the Bankruptcy Code is commenced by or against the debtor Party, (b) this Agreement is rejected as provided in the Bankruptcy Code and (c) the non-debtor Party elects to retain its rights hereunder as provided in Section 365(n) of the Bankruptcy Code and upon written request of the non-debtor Party, then:

16.2.1. the non-debtor Party will be authorized to retain and exercise its rights under this Agreement (including a right to enforce any exclusivity provision contained herein) to intellectual property rights (including all embodiments thereof to the extent protected by applicable non-bankruptcy law) licensed hereunder and held by the debtor Party as such rights existed immediately before the commencement of the case referenced in Section 13.4 (Termination for Bankruptcy), subject to the provisions of Section 365(n) of the Bankruptcy Code related to, among other things, payment of the royalties and waiver of rights to setoff and any claim allowable under Section 503(b) of the Bankruptcy Code related to the performance of this Agreement, but neither such provision nor such performance by the non-debtor Party will release the debtor Party from liability resulting from rejection of the license or the failure to perform such obligations;

16.2.2. to the extent provided herein, the debtor Party will provide to the non-debtor Party any intellectual property (including any applicable embodiment) held by the debtor Party; and

16.2.3. the debtor Party will not interfere with the non-debtor Party’s rights under this Agreement, or any agreement supplemental hereto, with respect to such intellectual property rights (including such embodiments), including any right to obtain such intellectual property rights (or such embodiments) from another entity, to the extent provided in Section 365(n) of the Bankruptcy Code.

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

16.3. Governing Law. This Agreement was prepared in the English language, which language will govern the interpretation of, and any Dispute regarding, the terms of this Agreement. This Agreement and all Disputes arising out of or related to this Agreement or any breach hereof will be governed by and construed under the laws of the State of New York, without giving effect to any choice of law principles that would require the application of the laws of a different state or jurisdiction. Notwithstanding any other provision in this Agreement, the Parties expressly reject the application to this Agreement, all transactions and activities contemplated hereby, and all Disputes of (a) the United Nations Convention on Contracts for the International Sale Of Goods, and (b) the 1974 Convention on the Limitation Period in the International Sale of Goods, as amended by that certain Protocol, concluded at Vienna, Austria on April 11, 1980.

16.4. Entire Agreement; Amendments. This Agreement, including the Exhibits and Schedules hereto, set forth the complete, final, and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions, and understandings between the Parties hereto with respect to the subject matter hereof and supersedes, as of the Effective Date, all prior and contemporaneous agreements and understandings between the Parties with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions, or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change, or addition to this Agreement will be binding upon the Parties unless reduced to a writing explicitly stating the Parties’ intent to amend this Agreement that is signed by an authorized officer of each Party. If there is any inconsistency between the body of this Agreement and either any Exhibits or Schedules to this Agreement or any subsequent agreements ancillary to this Agreement, then, unless otherwise express stated to the contrary in such Exhibit, Schedule or ancillary agreement, the terms contained in this Agreement will control.

16.5. Severability. If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable by any court or tribunal of competent jurisdiction from which no appeal can be or is taken, then the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

16.6. Headings. The captions to the Sections hereof are not a part of this Agreement, but are merely for convenience to assist in locating and reading the several Sections hereof.

16.7. Interpretation. Except where the context otherwise requires, wherever used, the singular will include the plural, the plural will include the singular, and the use of any gender will be applicable to all genders. Whenever this Agreement refers to a number of days without using a term otherwise defined herein, such number refers to calendar days. The captions of this Agreement are for the convenience of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The terms “including,” “include,” “includes,” or “for example” will not limit the generality of any description preceding such term and as used herein will have the same meaning as “including, but not limited to” or “including, without limitation.” The word “will” will be construed to have the same meaning and effect as the word “shall.” References to any specific law, rule or regulation, or article, section or other division thereof, will be deemed to include the then-current amendments thereto or any replacement or successor law, rule or regulation thereof. The term “or” will be interpreted in the inclusive sense commonly associated with the term “and/or.” Any reference herein to any person or entity will be construed to include the person’s or entity’s successors and assigns. The words

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

“herein,” “hereof,” and “hereunder”, and words of similar import, will be construed to refer to this Agreement in its entirety and not any particular provision. The word “notice” means notice in writing (whether or not specifically stated) and will include notices, consents, approvals, and other written communications contemplated under this Agreement. References to “Section” or “Sections” are references to the numbered sections of this Agreement, unless expressly stated otherwise. All dollars are US Dollars. Unless the context otherwise requires, countries will include territories. Except as otherwise expressly set forth in this Agreement, when applied to Sarepta, the phrases “at its own cost and expense,” “at its sole cost and expense,” “at its cost and expense,” and similar phrases used in this Agreement do not preclude the possibility that Sarepta may share such costs or expenses with a Third Party. The language of this Agreement will be deemed to be the language chosen by the Parties and no rule of strict construction will be applied against either Party hereto. Each Party represents that it has been represented by legal counsel in connection with this Agreement and acknowledges that it has participated in the drafting hereof. In interpreting and applying the terms and provisions of this Agreement, the Parties agree that no presumption will apply against the Party which drafted such terms and provisions.

16.8. Waiver and Non-Exclusion of Remedies. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver will be effective unless set forth in a written instrument duly executed by or on behalf of such Party waiving such term or condition. The waiver by either Party of any right hereunder or of the failure to perform or of a breach by the other Party will not be deemed a waiver of any other right hereunder or of any other breach or failure by such other Party whether of a similar nature or otherwise. The rights and remedies provided herein are cumulative and do not exclude any other right or remedy provided by Law or otherwise available except as expressly set forth herein.

16.9. Notices. All notices and other communications given or made pursuant hereto will be in writing and will be deemed to have been duly given on the date delivered, if delivered personally, or on the next Business Day after being sent by reputable overnight courier (with delivery tracking provided, signature required, and delivery prepaid), in each case, to the Parties at the following addresses, or on the date sent (and confirmed by confirmatory return email and by a hard copy delivered by reputable overnight courier (with delivery tracking provided, signature required, and delivery prepaid)) to the email address and address specified below (or at such other address, or email address for a Party as will be specified by notice given in accordance with this Section 16.9 (Notices)).

If to Arrowhead, to:	Arrowhead Pharmaceuticals, Inc. 177 E. Colorado Blvd., Suite 700 Pasadena, CA 91105 Attention: General Counsel Email: [***]
With a copy (which will not constitute notice) to:	Gibson Dunn & Crutcher LLP One Embarcadero Center Suite 2600 San Francisco, CA 94111-3715 Attention: Karen A. Spindler Email: [***]
If to Sarepta, to:	Sarepta Therapeutics, Inc. 215 First Street

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Cambridge, MA 02142 Attention: General Counsel Email: [***]
With a copy (which will not constitute notice) to:	Ropes & Gray LLP Prudential Tower 800 Boylston Street Boston, MA 02199‑3600 Attention: Hannah H. England Email: [***]

16.10. Force Majeure. Each Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented by Force Majeure and such nonperforming Party promptly provides written notice of the prevention to the other Party. The affected Party also will provide a good faith estimate of the period for which its failure or delay in performance under this Agreement is expected to continue based on currently available information and will undertake reasonable efforts necessary to mitigate and overcome such Force Majeure event and resume normal performance of its obligations hereunder as soon a reasonably practicable under the circumstances. If the Force Majeure event continues, the affected Party will update such notice to the other Party on a weekly basis, or more frequently if requested by the other Party, to provide updated summaries of its mitigation efforts and its estimates of when normal performance under the Agreement will be able to resume. Without limiting the affected Party’s foregoing obligations, such excuse will be continued so long as the condition constituting Force Majeure continues and such affected Party is exercising reasonable efforts to remedy the Force Majeure. If a Force Majeure persists for more than [***] days, then the Parties will discuss in good faith a modification of the Parties’ obligations under this Agreement in order to mitigate the delays caused by such Force Majeure.

16.11. Relationship of the Parties. It is expressly agreed that Arrowhead, on the one hand, and Sarepta, on the other hand, will be independent contractors and that the relationship between the two Parties will not constitute a partnership, joint venture, or agency, including for tax purposes. Neither Arrowhead nor Sarepta will have the authority to make any statements, representations, or commitments of any kind, or to take any action that will be binding on the other, without the prior written consent of the other Party to do so. All Persons employed by a Party will be employees of that Party and not of the other Party and all expenses and obligations incurred by reason of such employment will be for the account and expense of such Party.

16.12. Further Assurances. Each Party will duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents, and instruments, as may be necessary or as the other Party may reasonably request, and at such other Party’s cost and expense, in connection with this Agreement or to carry out more effectively the provisions and purposes hereof.

16.13. Performance by Affiliates. Each Party may discharge any obligations and exercise any rights hereunder through delegation of its obligations or rights to any of its Affiliates. Each Party hereby guarantees the performance by its Affiliates of such Party’s obligations under this Agreement and

Exhibit 10.67

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

will cause its Affiliates to comply with the provisions of this Agreement in connection with such performance.

16.14. Binding Effect; No Third Party Beneficiaries. As of the Effective Date, this Agreement will be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns. Except as expressly set forth in this Agreement, no Person other than the Parties and their respective Affiliates and permitted assignees hereunder will be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

16.15. Expenses. Except as otherwise provided herein, all fees, costs, and expenses (including any legal, accounting and banking fees) incurred in connection with the preparation, negotiation, execution and delivery of this Agreement and to consummate the transactions contemplated hereby will be paid by the Party hereto incurring such fees, costs, and expenses.

16.16. Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by facsimile, .pdf, or other electronically transmitted signatures and such signatures will be deemed to bind each Party as if they were the original signatures.

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[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the Parties have caused this Exclusive License and Collaboration Agreement to be executed by their duly authorized representatives as of the Execution Date.

SAREPTA THERAPEUTICS, INC.

BY: /s/ Doug Ingram

NAME: Doug Ingram

TITLE: President and Chief Executive Officer

ARROWHEAD PHARMACEUTICALS, INC.

BY: /s/ Christopher Anzalone, PhD

NAME: Christopher Anzalone, PhD

TITLE: President and Chief Executive Officer